Exhibit 10.1

Confidential information in this Amended and Restated Credit Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 21, 2010 and amended and restated as of March 6, 2012 among

SWIFT TRANSPORTATION CO., LLC,

as the Borrower,

SWIFT TRANSPORTATION COMPANY,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

CITIBANK, N.A. and PNC CAPITAL MARKETS LLC,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MORGAN STANLEY SENIOR FUNDING, INC.,

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC. and

PNC CAPITAL MARKETS LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

ARTICLE IV
CONDITIONS PRECEDENT

Conditions Precedent to the Restatement Effective Date and Credit Extensions on the Restatement Effective Date	73
Conditions to all Credit Extensions	75

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Organization	76
Due Authorization; Non-Contravention	76
Governmental Approval; Regulation	76
Validity	77
Financial Information	77
No Material Adverse Change	77
Litigation; Labor Controversies	77
Subsidiaries	77
Ownership of Properties	78
Taxes	78
Pension and Welfare Plans	78
Environmental Warranties	78
Accuracy of Information	79
Regulations U and X	79
Solvency	80
No Default	80
Compliance with Laws	80
Insurance	80
Collateral Documents	80

ARTICLE VI
AFFIRMATIVE COVENANTS

Financial Information, Reports, Notices, etc	81
Maintenance of Existence; Compliance with Contracts, Laws, etc	83
Properties	83
Insurance	84
Books and Records	84
Environmental Law Covenant	85
Use of Proceeds	85
Future Guarantors, Security, etc	85
Secured Hedge Agreements	86
Maintenance of Ratings	86
Post-Closing Obligations	86
Ratings Information	86
Motor Vehicle Monitor	86

ARTICLE VII
NEGATIVE COVENANTS

Business Activities	87
Indebtedness	87
Liens	90
Financial Condition and Operations	92
Investments	93
Restricted Payments	95
Capital Expenditures	95
No Prepayment of Certain Indebtedness	96
Issuance of Capital Securities	97
Consolidation, Merger; Permitted Acquisitions, etc	97
Permitted Dispositions	98
Modification of Certain Agreements	99
Transactions with Affiliates	99
Restrictive Agreements	100
Sale and Leaseback	100
Accounting Changes	101

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

Events of Default	101
Remedies upon Event of Default	103
Application of Funds	103

ARTICLE IX
AGENTS

Appointment and Authority	105
Rights as a Lender	105
Exculpatory Provisions	106
Reliance by Agent	107
Delegation of Duties	107
Resignation of Administrative Agent	107
Non-Reliance on Agents and Other Lenders	109
No Other Duties, Etc	109
Administrative Agent May File Proofs of Claim	109
Collateral and Guaranty Matters	110
Secured Cash Management Agreements and Secured Hedge Agreements	110
Waiver of Claims	111

ARTICLE X
MISCELLANEOUS

Amendments, Etc	111
Notices; Effectiveness; Electronic Communications	113
No Waiver; Cumulative Remedies; Enforcement	115
Expenses; Indemnity; Damage Waiver	115
Payments Set Aside	117

Successors and Assigns	117
Treatment of Certain Information; Confidentiality	121
Right of Setoff	122
Interest Rate Limitation	123
Counterparts; Integration; Effectiveness	123
Survival of Representations and Warranties	123
Severability	123
Replacement of Lenders	124
Governing Law; Jurisdiction; Etc	124
Waiver of Jury Trial	125
No Advisory or Fiduciary Responsibility	125
Electronic Execution of Assignments and Certain Other Documents	126
USA PATRIOT Act	126

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.07	Litigation
5.08	Subsidiaries
5.09	Owned Real Property
5.11	Contingent Liabilities under Welfare Plans
5.12	Environmental Matters
5.19	Mortgage Filing Offices
6.11	Post-Closing Obligations
7.02	Existing Indebtedness
7.03(c)	Existing Liens
7.05(a)	Existing Investments
7.13	Permitted Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Tranche B-1 Term Note
C-2	Tranche B-2 Term Note
C-3	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Security Agreement
G	Intercreditor Agreement
H	U.S. Tax Compliance Certificate

ANNEXES

I	Acknowledgement and Consent

v

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 21, 2010 and amended and restated as of March 6, 2012, among SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”), SWIFT TRANSPORTATION COMPANY (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-Syndication Agents, CITIBANK, N.A. and PNC CAPITAL MARKETS LLC, as co-Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower, Holdings, the Administrative Agent, the Collateral Agent, Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Citibank, N.A. and PNC Capital Markets LLC, as co-Documentation Agents, and certain Lenders have previously entered into that certain Credit Agreement, dated as of December 21, 2010 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”).

The Borrower and Holdings have requested, and the Lenders have agreed to enter into this Agreement to, among other things, amend and restate the Existing Credit Agreement in its entirety, without constituting a novation of the obligations, liabilities and indebtedness of the Borrower and Holdings thereunder, on the terms and subject to the conditions contained herein.

The Borrower has requested that the Lenders provide term loan facilities and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acknowledgement and Consent” means an Acknowledgement and Consent in substantially the form of Annex I hereto.

“Additional Moyes Investors” means, collectively, Vickie Moyes, an individual, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Illinois trust, Todd Moyes Trust Dated 4/27/07, an Illinois trust, Hollie Moyes Trust Dated 4/27/07, an Illinois trust, Chris Moyes Trust Dated 4/27/07, an Illinois trust, Lyndee Moyes Nester Trust Dated 4/27/07, an Illinois trust, Marti Lyn Moyes Trust Dated 4/27/07, an Illinois trust, and Michael J. Moyes Trust Dated 4/27/07, an Illinois trust.

“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.01(c) for the Fiscal Quarter ending June 30, 2011, 0.75% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Fee Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	≤ 3.00:1	0.50%
2	> 3.00:1 but < 3.50:1	0.625%
3	≥ 3.50:1	0.75%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Tranche B-1 Term Loan Facility, with respect to any Tranche B-1 Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche B-1 Term Loan Facility represented by (i) on or prior to the Restatement Effective Date, such Tranche B-1 Term Lender’s Tranche B-1 Term Loan Commitment at such time and (ii) thereafter, the principal amount of such Tranche B-1 Term Lender’s Tranche B-1 Term Loans at such time, (b) in respect of the Tranche B-2 Term Loan Facility, with respect to any Tranche B-2 Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche B-2 Term Loan Facility represented by (i) on or prior to the Restatement Effective Date, such Tranche B-2 Term Lender’s Tranche B-2 Term Loan Commitment at such time and (ii) thereafter, the principal amount of such Tranche B-2 Term Lender’s Tranche B-2 Term Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.14. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) in respect of the Tranche B-1 Term Loan Facility, 2.75% per annum for Base Rate Loans and 3.75% per annum for Eurodollar Rate Loans, (b) in respect of the Tranche B-2 Term Loan Facility, 2.75% per annum for Base Rate and 3.75% per annum for Eurodollar Rate Loans and (c) in respect of the Revolving Credit Facility, (i) 3.50% per annum for Base Rate Loans and 4.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees; provided that from and after the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.01(c) for the Fiscal Quarter ending June 30, 2012 the Applicable Rate for the Tranche B-1 Term Loan Facility and the Tranche B-2 Term Loan Facility shall be the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Rate for the Tranche B-1 Term Loan Facility and

Tranche B-2 Term Loan Facility

Pricing Level	Consolidated Leverage Ratio	Applicable Rate Base Rate Loans	Applicable Rate Eurodollar Rate Loans
1	< 2.75:1	2.50%	3.50%
2	≥ 2.75:1	2.75%	3.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Tranche B-1 Term Lenders or the Required Tranche B-2 Term Lenders, as applicable, Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to either the Term Loan Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Motor Vehicle Financing, any Newly Acquired Motor Vehicle Financing or any operating lease incurred by any Person, the present value (calculated using a discount rate equal to the rate of interest implicit in such transaction, determined, to the extent applicable, in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease associated with such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended; provided, that if such transaction is a Capitalized Lease, the amount of Indebtedness represented thereby will be determined in accordance with clause (b) of this definition, (b) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (c) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (d) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited (without any Impermissible Qualification) consolidated balance sheet of Swift Corporation and its Subsidiaries for Fiscal Year 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Swift Corporation and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability” means, at any time, an amount equal to the Revolving Credit Commitments at such time less the Revolving Credit Exposure at such time.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Rate Loan with a one-month Interest Period plus 1.0%; provided that in no event shall the Base Rate with respect to the Tranche B-2 Term Loan Facility be less than 2.25%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” means any information provided by or on behalf of the Borrower hereunder that the Administrative Agent makes available to the Lenders and the L/C Issuer by posting such materials on the Platform.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Tranche B-1 Term Loan Borrowing or a Tranche B-2 Term Loan Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate amount, without duplication, of (i) all expenditures of Holdings and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, (ii) Capitalized Lease obligations incurred by Holdings and its Subsidiaries during such period and (iii) the Attributable Indebtedness with respect to operating leases incurred by Holdings and its Subsidiaries during such period; provided that the term “Capital Expenditures” (a) shall not include expenditures made to fund the purchase price for assets acquired as Investments (including Permitted Acquisitions) or incurred by the Person acquired in the Permitted Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition and (b) for purposes of Section 7.07 shall not include expenditures (x) made in connection with the replacement, substitution or restoration of assets to the extent financed (1) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (2) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (y) Capital Expenditures to replace Motor Vehicles acquired in any Permitted Acquisition.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or hereafter issued.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Captive Insurance Company” means each of Mohave Transportation Insurance Company, an Arizona corporation, Red Rock Risk Retention Group, Inc., an Arizona Corporation, each of its subsidiaries, if any, and each other Subsidiary of Holdings formed from time to time that engages primarily in the business of being a captive insurance subsidiary for Holdings and its Subsidiaries.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Loan Party) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender of the type described in clause (c)(i) below (or its holding company);

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued or accepted by any bank organized under the laws of the United States (or any State thereof or the District of Columbia) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000;

(d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) through (d) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; or

(f) so long as the representations and warranties set forth in Section 5.14 remain true and correct, debt securities (other than of Holdings or any of its Subsidiaries or Affiliates) that are listed on a national securities exchange or Nasdaq or freely traded in the over-the counter market so long as (i) the amount invested in such securities does not exceed in the aggregate $10,000,000 and (ii) such debt securities have received a rating of A2 or higher from Moody’s and A or higher from S&P.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchase or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) on the Closing Date, any Lender or Affiliate of a Lender that was party to a Cash Management Agreement on the Closing Date and (b) on or after the Closing Date, any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in each case in its capacity as a party to such Cash Management Agreement.

“Casualty Event” means the damage, destruction or condemnation of or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of any Person or any of its Subsidiaries.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Control” means:

(a) the failure of Holdings to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of the Borrower, such Capital Securities to be held free and clear of all Liens (other than Liens (i) permitted pursuant to Sections 7.03(f), (g), (h), (j) and (k) or (ii) granted under a Loan Document or the Senior Note Documents);

(b) the failure of the Borrower to directly or indirectly own beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of Swift Arizona, such Capital Securities to be held free and clear of all Liens (other than Liens (i) permitted pursuant to Sections 7.03(f), (g), (h), (j) and (k) or (ii) granted under a Loan Document or the Senior Note Documents);

(c) any Person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than the Permitted Holders or their Affiliates, shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 35% of the voting power of the Voting Securities of Holdings on a fully diluted basis unless the Permitted Holders and their Affiliates are in the aggregate beneficial owners of more of the total voting power of Holdings than such other Person or group; or

(d) the occurrence of any “Change in Control” (or similar term) under (and as defined in) any Senior Note Document.

“Closing Date” means December 21, 2010.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as collateral agent, or any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Intercreditor Agreement, each of the mortgages, collateral assignments, security agreements, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.08, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Tranche B-1 Term Loan Commitment, a Tranche B-2 Term Loan Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Tranche B-1 Term Loan Borrowing, (b) a Tranche B-2 Term Loan Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate duly completed and executed by a Responsible Officer of Holdings, substantially in the form of Exhibit D hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring Holdings’ compliance with the financial covenants contained herein.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date that is secured on a first lien basis by assets or properties of Holdings or any Subsidiaries to (b) Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense (including amortization of goodwill, other intangibles, Transaction Expenses, financing fees, and related expenses), (iv) non-cash impairment charges, (v) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Holdings and its Subsidiaries pursuant to a written incentive plan or agreement, (vi) any expenses or charges related to any equity offering, any proposed incurrence, refinancing or amendment, in each case after the Restatement Effective Date, of any Indebtedness permitted under this Agreement, any Permitted Acquisition after the Restatement Effective Date and any disposition or investment, in each case after the Restatement Effective Date, permitted under this Agreement, (vii) the amount of any one-time restructuring costs incurred in connection with Permitted Acquisitions after the Restatement Effective Date, (viii) any losses or expenses resulting from any Swap Termination Value, (ix) any losses attributable to non-cash mark-to-market adjustments on Swap Contracts and (x) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (including without duplication any losses with respect to the cancellation or early extinguishment of Indebtedness), in each case of or by Holdings and its Subsidiaries for such Measurement Period and minus (b) the following to the extent included in calculating such Consolidated Net Income (without duplication): (i) Federal, state, local and foreign income tax credits, (ii) any income or gain resulting from Swap Termination Value, (iii) any income or gain attributable to non-cash mark-to-market adjustments on Swap Contracts and (iv) all non-cash items increasing Consolidated Net Income (including any income or gain with respect to the cancellation or early extinguishment of Indebtedness), in each case of or by Holdings and its Subsidiaries for such Measurement Period. For the purposes of calculating Consolidated EBITDA for any Measurement Period pursuant to any determination of the Consolidated Leverage Ratio, if during such Measurement Period Holdings or any Subsidiary shall have (A) made a Material Acquisition, upon satisfactory review of the financial statements of the Person, business line, unit or division acquired pursuant to such acquisition by the independent certified public accountant of Holdings (it being understood that Holdings shall primarily perform such review and the independent certified public accountant shall only review such matters that it would normally review in connection with Holdings’ normal auditing and reporting procedures), Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period or (B) made a Material Disposition, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Material Disposition occurred on the first day of such Measurement Period. For purposes of this definition, “Material Acquisition” means any Permitted Acquisition that involves consideration (valued at fair market value) by Holdings and its Subsidiaries in excess of $25,000,000 and “Material Disposition” means any Disposition of Capital Securities of a Subsidiary or property constituting a business line or division, or series of related such Dispositions, that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $25,000,000.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder, which, in the case of the Revolving Loans, shall be deemed to equal the aggregate principal amount of the Revolving Credit Loans outstanding as of the last day of the Fiscal Quarter ending on or immediately preceding the date of determination) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (but excluding any obligations arising under Swap Contracts), (b) all purchase money Indebtedness, (c) all drawn amounts arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all Attributable Indebtedness (excluding amounts under clause (a) of the definition of Attributable Indebtedness), (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Borrower or any Subsidiary, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum, with respect to Holdings and its Subsidiaries on a consolidated basis, of (a) all interest, premium payments, fees, charges and related expenses in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case that is either paid or required to be paid in cash during such Measurement Period and net of interest income received or receivable during such Measurement Period, provided there shall be excluded (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Swap Contracts or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—Accounting for Derivative Instruments and Hedging Activities” and any other applicable accounting standard and non-cash interest expense attributable to the amortization of gains or losses resulting from the termination prior to or reasonably contemporaneously with the Closing Date of Swap Contracts, (ii) any amortization or write-off of financing or other debt issuance costs otherwise included therein, and (iii) any change in Swap Termination Value (provided that there shall be included in the calculation of Consolidated Interest Charges payments made or received under any interest rate Swap Contracts (excluding payments from the termination of any interest rate Swap Contract)).

“Consolidated Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio computed for the Measurement Period ended on such day of:

(a) Consolidated EBITDA (for all such Fiscal Quarters)

to

(b) the sum (for all such Fiscal Quarters) of Consolidated Interest Charges;

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (minus the excess of (i) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries over (ii) the aggregate amount of any outstanding Swing Line Loans) as of such date to (b) Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable (it is understood that the review and approval process of the applicable state department of insurance for dividends by Captive Insurance Companies shall not constitute such a restriction) to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (b) of this proviso).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Continuing Lenders” has the meaning specified in Section 10.19.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Obligations, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans under the Term Loan Facility plus (c) 2.00% per annum; provided, however, that (i) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum and (ii) with respect to Letter of Credit Fees, the Default Rate shall be an interest rate equal to the Applicable Rate plus 2.00% per annum

“Defaulting Lender” means subject to Section 2.14(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of Holdings’ or any of its Subsidiaries’ assets (including the sale, transfer or other conveyance of accounts receivable and the sale or issuance of Capital Securities of Subsidiaries of Holdings) to any other Person (other than to a Borrower or a Guarantor) in a single transaction or series of transactions.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means Capital Securities and all warrants, options or other rights to acquire Capital Securities (but excluding any debt security that is convertible into, or exchangeable for, Capital Securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (g) the failure to make by its due date any required installment under Section 430(j) of the Code with respect to any Pension Plan, the determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; or (h) the failure to make by its due date any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code or receipt by any Loan Party or any ERISA Affiliate of any determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. In no event shall the Eurodollar Rate with respect to the Tranche B-2 Term Loan Facility be less than 1.25% (this sentence, the “Eurodollar Rate Floor”).

“Eurodollar Rate Floor” has the meaning specified in the defined term “Eurodollar Rate”.

“Eurodollar Rate Loan” means a Revolving Credit Loan, a Tranche B-1 Term Loan or a Tranche B-2 Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any Fiscal Year, the excess (if any) of (a) Consolidated EBITDA for such Fiscal Year over (b) the sum (determined without duplication for such Fiscal Year) of (i) Consolidated Interest Charges actually paid in cash by Holdings and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Tranche B-1 Term Loans or Tranche B-2 Term Loans pursuant to Section 2.07(a) or Section 2.07(b), respectively, scheduled repayments, to the extent actually made, of any other Indebtedness permitted under Section 7.02 and permitted to be repaid pursuant to Section 7.08 (including scheduled lease or other repayments in connection with any Motor Vehicle Financing or Newly Acquired Motor Vehicle Financing) and voluntary repayments of Indebtedness (other than the Loans) permitted under Section 7.02 and, if applicable, permitted to be repaid pursuant to Section 7.08 (excluding, for all purposes of this clause (ii), repayments of Revolving Credit Loans or Swing Line Loans or similar types of Indebtedness except to the extent the Revolving Credit Commitments or similar commitments are permanently reduced in connection with such repayments), (iii) all income Taxes actually paid in cash by Holdings and its Subsidiaries, (iv) Capital Expenditures made in cash (exclusive of Capital Expenditures financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or other proceeds which are not included in Consolidated EBITDA), (v) cash consideration actually paid in respect of Permitted Acquisitions or other capital Investments permitted under Section 7.05 (including in real estate assets), (vi) Restricted Payments (x) permitted under Section 7.06 which are paid in cash during such period to the extent not deducted in any determination of Excess Cash Flow for any prior Fiscal Year or (y) estimated in good faith by Holdings to be payable in respect of such period and (vii) Investments in any Captive Insurance Company permitted under Section 7.05(p).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or which it is otherwise doing business that is not solely in connection with the Loan Documents, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii), and (e) U.S. federal withholding taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the first paragraph of the Preliminary Statements hereto.

“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and set forth on Schedule 1.01.

“Existing Term Lender” means any “Term Lender” under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Term Loan” means any “Term Loan” outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Facility” means the Tranche B-1 Term Loan Facility, the Tranche B-2 Term Loan Facility or the Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) the letter agreement, dated February 21, 2012, among Holdings, the Borrower, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, National Association and (b) the letter agreement, dated on or around the date hereof, among Holdings, the Borrower and the Administrative Agent.

“Filing Statement” means all UCC financing statements or other similar financing statements and UCC (Form UCC-3) termination statements required pursuant to the Loan Documents.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2010 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fixed Rate Notes” means those certain second-priority senior secured fixed rate notes issued pursuant to the Fixed Rate Notes Indenture.

“Fixed Rate Notes Indenture” means the Indenture, dated as May 10, 2007, between the Borrower, U.S. Bank National Association, as trustee, and the guarantors named therein, pursuant to which the Fixed Rate Notes have been issued.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary (including, but not limited to, any Subsidiary organized under the laws of Puerto Rico).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, the Subsidiaries of Holdings listed on Schedule 5.08 and each other Subsidiary of Holdings that shall be required to execute and deliver a supplement to the Security Agreement as a “guarantor” thereunder pursuant to Section 6.08.

“Guaranty” means, collectively, the Guarantee made by the Guarantors in favor of the Secured Parties pursuant to Article II of the Security Agreement.

“Hazardous Materials” means (a) any “hazardous substance”, as defined by CERCLA, (b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended, or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under any Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“IEL” means Interstate Equipment Leasing, LLC.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of Holdings (other than the Borrower) that (i) does not, as of the most recently ended Measurement Period, have total assets with a value in excess of 5% of the consolidated total assets of Holdings and its Subsidiaries for such date and (ii) did not, during the most recently ended Measurement Period, have gross revenues exceeding 5% of the consolidated gross revenues of Holdings and its Subsidiaries, in each case determined in accordance with GAAP; provided that, the aggregate total assets or gross revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 10% of consolidated total assets or consolidated gross revenues, respectively, of Holdings and its Subsidiaries, collectively, at any time (and the Borrowers will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Impermissible Qualification” means any qualification, explanatory note or exception to the opinion or certification of any independent certified public accountant as to any financial statement delivered hereunder (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Person delivering such financial statement to be in Default.

“Incremental Amount” means $250,000,000.

“Incremental Facility Amendment” has the meaning specified in Section 2.16(c).

“Incremental Facility Effective Date” means, with respect to any Incremental Facility Amendment, the effective date of such Incremental Facility Amendment.

“Incremental Limit” has the meaning specified in Section 2.16(a).

“Incremental Term Loans” has the meaning specified in Section 2.16(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created or, if past due for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Motor Vehicle Financings, Newly Acquired Motor Vehicle Financings, Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Securities in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Interco Subordination Agreement” means a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by one or more Loan Parties pursuant to the terms of this Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of December 21, 2010, among Morgan Stanley Senior Funding Inc., as First Priority Representative, U.S. Bank National Association, as Second Priority Representative, the Borrower and each of the other Loan Parties party thereto.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (ii) Guarantees in favor of any other Person, and (iii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and PNC Capital Markets LLC in their capacities as joint lead arrangers and joint bookrunners.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Exposure”: means, at any time, the Outstanding Amount with respect to L/C Obligations. The L/C Exposure of any Lender at any time shall be its Applicable Revolving Credit Percentage of the total L/C Exposure at such time.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“LKE Program” means that certain program established by Holdings, the Borrower and its Subsidiaries (or any replacement program) for the disposition and exchange of trucks, trailers and other transportation assets, including terminals, in exchanges intended to qualify as “like-kind exchanges” under Section 1031 of the Code with Chicago Deferred Exchange Corporation or any other qualified institution acting as the “qualified intermediary” (as defined under Section 1031 of the Code or the Treasury Regulations promulgated thereunder) for such exchanges.

“Loan” means a Tranche B-1 Term Loan, a Tranche B-2 Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Collateral Documents, (e) the Fee Letters and (f) each other agreement, certificate, document or instrument delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, financial condition, performance or properties of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party, or of the ability of any Loan Party (other than an Immaterial Subsidiary) to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party (other than an Immaterial Subsidiary) of any Loan Document to which it is a party.

“Material Motor Vehicle Casualty Event” means any single or related Casualty Event with respect to Motor Vehicles yielding Net Cash Proceeds to Holdings or its Subsidiaries equal to $2,500,000 or more.

“Material Subsidiary” means a Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, December 21, 2015, (b) with respect to the Tranche B-1 Term Loan Facility, December 21, 2016 and (c) with respect to the Tranche B-2 Term Loan Facility, December 21, 2017; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Capital Expenditures Amount” has the meaning specified in Section 7.07.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Holdings.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each mortgage, deed of trust or agreement executed and delivered by any Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance reasonably satisfactory to the Administrative Agent, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Mortgaged Property” means each parcel of real property identified as “Mortgaged Property” on Schedule 5.09 and any other parcel of real property hereafter acquired by any Loan Party in the United States as to which a Mortgage is granted pursuant to Section 6.08.

“Mortgaged Property Requirements” means the obligation to provide to the Collateral Agent a Mortgage with respect to any real property acquired by any Loan Party after the Restatement Effective Date that the Administrative Agent reasonably determines is material to the business of Holdings and its Subsidiaries, duly executed and delivered by the applicable Loan Party, together with:

(a) satisfactory arrangements for the completion of all recordings and filings of each Mortgage with respect to each Mortgaged Property as may be necessary to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

(b) mortgagee’s title insurance policies in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent and the Collateral Agent, with respect to the property purported to be covered by each such Mortgage, insuring fee simple title (provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure Indebtedness in an amount exceeding 120% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to the Collateral Agent) and that the interests created by each such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent, and if required by the Administrative Agent, and if requested by the Administrative Agent or the Collateral Agent and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic’s lien endorsement and such other endorsements as the Administrative Agent or the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon;

(c) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of the granting of the applicable Mortgage, certified to the Administrative Agent and the Collateral Agent and the issuer of the title insurance policies in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent and the Collateral Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent and the Collateral Agent;

(d) with respect to each Mortgaged Property, the Borrower shall deliver (x) a “life of loan” standard flood hazard determination with respect to such Mortgaged Property and (y) with respect to each Mortgaged Property required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” (i) a policy of flood insurance that (A) covers such Mortgaged Property and (B) is written in an amount reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) a confirmation that the applicable Loan Party has received the notice requested pursuant to Section 208.25(i) of Regulation H of the Board;

(e) with respect to each Mortgaged Property, Phase I Environmental Site Assessments, and, if reasonably requested by the Administrative Agent or the Collateral Agent, Phase II Environmental Site Assessments; and

(f) an opinion of counsel in each jurisdiction where the Mortgaged Property is located and an opinion of counsel in the jurisdiction of organization of the grantor under each Mortgage with respect to each Mortgaged Property.

“Motor Vehicle Monitor” means VINtek, Inc. in its capacity as monitor of the certificates of motor vehicle title held by Holdings and its Subsidiaries, or any successor thereto appointed by the Collateral Agent and reasonably acceptable to the Borrower and the Administrative Agent.

“Motor Vehicles” means motor vehicles, trailers, containers and related equipment owned or leased by any Subsidiary of Holdings.

“Motor Vehicle Financing” means a secured debt financing (whether in the form of a secured financing, a sale and leaseback transaction, a Capitalized Lease or otherwise) to be entered into by one or more North American Subsidiaries of the Borrower collateralized by specified owned Motor Vehicles and related assets, which financing may include (i) one or more tranches of secured debt financings and/or sale and leasebacks of Motor Vehicles, and (ii) one or more put options exercisable by such North American Subsidiary that would require the lender thereunder to purchase specified Motor Vehicles at certain times and agreed upon prices and to lease back such Motor Vehicles to such North American Subsidiary at certain agreed upon rental prices and lease terms; provided that a Newly Acquired Motor Vehicle Financing shall not be a Motor Vehicle Financing.

“Motor Vehicle Title Office” has the meaning specified in the Security Agreement.

“Mr. Moyes” means Jerry Moyes, an individual.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries of Motor Vehicles or pursuant to Section 7.11(c) or Section 7.11(p), the sale and leaseback of any real property pursuant to Section 7.15(c) or the proceeds of any Casualty Event (other than any Casualty Event with respect to any Motor Vehicle which is not a Material Motor Vehicle Casualty Event) received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the amount of any Indebtedness (including any fees, premium or penalty) that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, (C) income and sales taxes reasonably estimated to be actually payable by such Loan Party or such Subsidiary within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, (D) with respect to a Casualty Event, any actual and reasonable costs incurred by such Loan Party or such Subsidiary in connection with the adjustment or settlement of any claims of such Loan Party or such Subsidiary in respect thereof and (E) with respect to any Disposition, the amount of any reserve established by such Loan Party or such Subsidiary to fund contingent liabilities reasonably estimated to be payable and that are directly attributable to such event, provided that upon any termination of any such reserve, all amounts not paid out in connection therewith shall be deemed to be “Net Cash Proceeds” of such Disposition;

(b) with respect to the sale or issuance of any Capital Securities by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith; and

(c) with respect to any Qualified Receivables Transaction or Motor Vehicle Financing, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the investment banking brokerage, sales commission expenses, and other reasonable and customary out-of pocket expenses incurred by such Loan Party or such Subsidiary in connection therewith.

“New Lenders” has the meaning specified in Section 10.19.

“Newly Acquired Motor Vehicle Financing” means (a) any incurrence of Indebtedness permitted under Section 7.02(e) secured by, or in the form of a purchase money obligation or a Capitalized Lease in respect of, a Motor Vehicle purchased within 180 days of such incurrence of Indebtedness (other than any such Motor Vehicle purchased during the continuance of an Event of Default), (b) any sale and leaseback of a Motor Vehicle purchased within 180 days of such sale and leaseback (other than any such Motor Vehicle purchased during the continuance of an Event of Default), (c) any entering by Holdings or any Subsidiary into any operating lease, as a lessee thereunder, with respect to the leasing of a Motor Vehicle and (d) any extension, renewal, amendment, restatement, refinancing or replacement of existing Motor Vehicle Financings.

“Non-Continuing Lenders” has the meaning specified in Section 10.19.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“North American Subsidiary” means any U.S. Subsidiary and any other Subsidiary that is incorporated or organized under the laws of Canada or Mexico or any province thereof.

“Note” means a Tranche B-1 Term Note, a Tranche B-2 Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Tranche B-1 Term Loans, Tranche B-2 Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Tranche B-1 Term Loans, Tranche B-2 Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA (other than a Multiemployer Plan), to which a Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by any Subsidiary of Holdings from any Person of all or substantially all of the assets of, all of the Capital Securities (or the offer or tender to purchase all of such Capital Securities) of a Person, or a business line or unit or division of any Person in which the following conditions are satisfied:

(a) immediately before and after giving effect to such acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 6.08 and Section 7.01); and

(b) after giving pro forma effect to the consummation of such acquisition, Holdings and its Subsidiaries are in compliance with the covenants set forth in Section 7.04 for the period of four full Fiscal Quarters of Holdings ended immediately preceding such acquisition and, with respect to any Permitted Acquisition for which the consideration (valued at fair market value) is in excess of $25,000,000, Holdings shall have delivered to the Administrative Agent a Compliance Certificate for such period (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01) evidencing such compliance.

“Permitted Bond Hedge” means any call options or capped call options referencing Holdings’ Common Stock purchased by Holdings concurrently with the issuance of Permitted Convertible Notes to hedge Holdings’ or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Convertible Notes” means Indebtedness of Holdings permitted under section 7.02 of this Agreement that is optionally convertible into Common Stock of Holdings (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of Holdings that is optionally exchangeable for Common Stock of Holdings (and/or cash based on the value of such Common Stock).

“Permitted Holders” means, collectively, Mr. Moyes and the Additional Moyes Investors.

“Permitted Warrant” means any call option in respect of the Holdings’ Common Stock sold by Holdings concurrently with the issuance of Permitted Convertible Notes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means IntraLinks or another similar electronic system.

“Public Lender” means a Lender with personnel who do not wish to receive material non-public information with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.

“Public Offering” means a public offering and sale of the Capital Securities of Holdings or any of its Subsidiaries pursuant to a prospectus, registration statement or similar document under the Securities Act of 1933, as amended.

“Qualified Receivables Transaction” means (i) any Securitization Transaction of a Receivables Subsidiary that meets the following conditions:

(a) the Board of Directors of Holdings (or the board of directors or members of any Subsidiary which is the direct parent of such Receivables Subsidiary) shall have determined in good faith that such Qualified Receivables Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary;

(b) all sales of Receivables Assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by Holdings or such direct parent);

(c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings or such direct parent) and may include Standard Securitization Undertakings;

(d) no Default shall have occurred and be continuing or would result therefrom; and

(e) the proceeds pursuant to such Qualified Receivables Transaction are applied, if required, in accordance with Section 2.05(b); or

(ii) to the extent a Securitization Transaction as described above is economically or practically unfeasible (determined in the reasonable discretion of the Borrower) any other transaction, including a secured loan, in which (A) Receivables Assets are the sole recourse for such loan (it being understood that, for the avoidance of doubt, there shall be no recourse to Holdings or any other Loan Party, although the provisions of such transaction may include Standard Securitization Undertakings), (B) any excess Receivables Assets are pledged to secure the Obligations, and (C) the proceeds of such transaction are applied, if required, under Section 2.05(b) as if such transaction were a Qualified Receivables Transaction.

“Quarterly Payment Date” means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Receivables Assets” means a right of a Person to receive payment arising from a sale or lease of goods or the performance of services by such Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for such goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations and any assets related thereto which are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transactions involving receivables, in each case so as long as the documentation in connection therewith is reasonably satisfactory to the Administrative Agent.

“Receivables Subsidiary” means Swift Receivables and any other direct or indirect wholly owned Subsidiary of Holdings that (i) is a special purpose entity engaged in Qualified Receivables Transactions, (ii) engages in no activities other than in connection with the purchase, sale or financing of Receivables Assets and any business or activities reasonably incidental or related thereto, (iii) is designated by the board of directors of Holdings as a Receivables Subsidiary and (iv) meets the following conditions:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Receivables Subsidiary (i) is Guaranteed by Holdings or any of its Subsidiaries, (ii) is recourse to or obligates Holdings or any of its Subsidiaries or (iii) subjects any property or assets of Holdings or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(b) with which neither Holdings nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(c) to which neither Holdings nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of Holdings shall be evidenced by a certified copy of the resolution of the board of directors of Holdings giving effect to such designation and an officers certificate certifying that such designation complies with the foregoing conditions.

“Reduction Amount” has the meaning set forth in Section 2.05(b)(vii).

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means a “release”, as such term is defined in CERCLA.

“Repayment Percentage” means 50%; provided that the Repayment Percentage shall be (i) 25% if the Consolidated Leverage Ratio at the end of the applicable Fiscal Year is less than 2.50:1 but greater than or equal to 2.00:1 and (ii) 0% if such Consolidated Leverage Ratio is less than 2.00:1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived pursuant to DOL Reg. Section 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Tranche B-1 Term Lenders” means, as of any date of determination, Tranche B-1 Term Lenders holding more than 50% of the Tranche B-1 Term Loan Facility on such date.

“Required Tranche B-2 Term Lender” means, as of any date of determination, Tranche B-2 Term Lenders holding more than 50% of the Tranche B-2 Term Loan Facility on such date.

“Responsible Officer” means, as to any Loan Party, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the L/C Issuer pursuant to Section 4.01(a)(ii). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Restricted Payment” means (i) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Borrower or any other Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities (other than Permitted Convertible Notes), whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Borrower or any other Subsidiary or otherwise (in the case of clause (i) and (ii) above, other than dividends or distributions payable solely in common stock of Holdings or any Subsidiary).

“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).

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“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, as set forth in any joinder agreement entered into pursuant to Section 2.16(a) or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Restatement Effective Date, the aggregate amount of Revolving Credit Commitments is $400,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swing Line Exposure.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-3.

“S&P” means Standard & Poor’s Financial Services LLC, and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents, and each of their respective successors, transferees and assigns.

“Securitization Transactions” means any transaction or series of transactions entered into by Holdings or any of its Subsidiaries pursuant to which any Person issues interests, the proceeds of which are used to finance a discrete pool of Receivables Assets (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such Receivables Assets (whether now existing or arising in the future) of Holdings or any of its Subsidiaries.

“Security Agreement” means the Guarantee and Collateral Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time), among Holdings, the Borrower, and the Guarantors in favor of Bank of America, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc., as collateral agent.

“Senior Notes” means the second-priority senior secured notes issued under the Senior Notes Indenture.

“Senior Note Documents” means the Senior Notes, the Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the Senior Notes or the Senior Note Indenture, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement and the Senior Note Indenture.

“Senior Note Indenture” means that certain Indenture, dated as of December 21, 2010, among Swift Transportation Company, Swift Services Holdings, Inc., as issuer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 10.00% Senior Second Priority Secured Notes due 2018.

“Solvent” and “Solvency” mean, with respect to any Person and its Subsidiaries on any date of determination, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay such debts and liabilities as they mature and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Incremental Tranche B-1 Term Loans” has the meaning specified in Section 2.16(a).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries which are reasonably customary (as determined in good faith by Holdings) in a securitization of Receivables Assets.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings and shall, for the avoidance of doubt, include IEL.

“Subsidiary Guarantor” means each Subsidiary (other than the Borrower) that is a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance with GAAP.

“Swift Academy” means Swift Academy LLC and each of its Subsidiaries, if any.

“Swift Arizona” means Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company.

“Swift Receivables” means Swift Receivables Company II, LLC, a Delaware limited liability company.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Exposure” means, at any time, the Outstanding Amount of Swing Line Loans. The Swing Line Exposure of any Lender at any time shall be its Applicable Revolving Credit Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agents” means Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as syndication agents, or any successor syndication agent.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means Tranche B-1 Term Loans and Tranche B-2 Term Loans.

“Term Loan Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a), Section 2.01(b) or an Incremental Facility Amendment, as applicable, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto or the Incremental Facility Amendment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Facilities” means the Tranche B-1 Term Facility and the Tranche B-2 Term Facility.

“Tranche B-1 Term Borrowing” means a Borrowing comprised of Tranche B-1 Term Loans.

“Tranche B-1 Term Facility” means the Tranche B-1 Term Loan Commitments and the Tranche B-1 Term Loans made hereunder.

“Tranche B-1 Term Facility Maturity Date” means December 21, 2016.

“Tranche B-1 Term Lender” means a Lender with a Tranche B-1 Term Loan Commitment and/or an outstanding Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Commitment” means with respect to each Lender, the commitment of such Lender to make Tranche B-1 Term Loans pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B-1 Term Commitment” or in an Assignment and Acceptance pursuant to which such Lender becomes a party hereto in accordance with Section 10.06, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Tranche B-1 Term Loan Commitments on the Restatement Effective Date is $200,000,000.

“Tranche B-1 Term Loans” means the term loans made by the Lenders to the Borrower on the Restatement Effective Date pursuant to Section 2.01(a).

“Tranche B-1 Term Note” means a promissory note made by the Borrower in favor of a Tranche B-1 Term Lender evidencing Tranche B-1 Term Loans made by such Tranche B-1 Term Lender, substantially in the form of Exhibit C-1.

“Tranche B-2 Term Borrowing” means a Borrowing comprised of Tranche B-2 Term Loans.

“Tranche B-2 Term Facility” means the Tranche B-2 Term Loan Commitments and the Tranche B-2 Term Loans made hereunder.

“Tranche B-2 Term Facility Maturity Date” means December 15, 2017.

“Tranche B-2 Term Lender” means a Lender with a Tranche B-2 Term Loan Commitment and/or an outstanding Tranche B-2 Term Loan.

“Tranche B-2 Term Loan Commitment” means with respect to each Lender, the commitment of such Lender to make Tranche B-2 Term Loans pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Tranche B-2 Term Commitment” or in an Assignment and Acceptance pursuant to which such Lender becomes a party hereto in accordance with Section 10.06, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Tranche B-2 Term Loan Commitments on the Restatement Effective Date is $674,000,000.

“Tranche B-2 Term Loans” shall mean the term loans made by the Lenders to the Borrower on the Restatement Effective Date pursuant to Section 2.01(b).

“Tranche B-2 Term Note” means a promissory note made by the Borrower in favor of a Tranche B-2 Term Lender evidencing Tranche B-2 Term Loans made by such Tranche B-2 Term Lender, substantially in the form of Exhibit C-2.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means (a) the amendment and restatement of this Agreement, (b) the borrowing of the Term Loan Facilities, (c) the refinancing or continuation (in the case of Tranche B-2 Term Loans) of the Existing Term Loans and (d) the payment of the Transaction Expenses.

“Transaction Expenses” means the fees, premiums and expenses incurred in connection with the consummation of the Transaction and any fees, premiums and expenses incurred in connection with the Existing Credit Agreement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 or 430 of the Code or Section 302 of ERISA for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c).

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans. (a) The Tranche B-1 Term Loan Borrowing. Subject to the terms and conditions set forth herein, each Tranche B-1 Term Lender severally agrees to make a single loan to the Borrower on the Restatement Effective Date in an amount not to exceed such Tranche B-1 Term Lender’s Tranche B-1 Term Loan Commitment. The Tranche B-1 Term Loan Borrowing shall consist of Tranche B-1 Term Loans made simultaneously by the Tranche B-1 Term Lenders in accordance with their respective Tranche B-1 Term Loan Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Tranche B-1 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Tranche B-2 Term Loan Borrowing. Subject to the terms and conditions set forth herein, each Tranche B-2 Term Lender severally agrees to make a single loan to the Borrower on the Restatement Effective Date in an amount not to exceed such Tranche B-2 Term Lender’s Tranche B-2 Term Loan Commitment. The Tranche B-2 Term Loan Borrowing shall consist of Tranche B-2 Term Loans made simultaneously by the Tranche B-2 Term Lenders in accordance with their respective Tranche B-2 Term Loan Commitments. Notwithstanding the foregoing, each Existing Term Lender may elect to continue its Existing Term Loan as a Tranche B-2 Term Loan by indicating such an election on an Acknowledgement and Consent delivered to the Administrative Agent on or prior to the Restatement Effective Date. All such continuations shall be deemed to be part of the Tranche B-2 Term Loan Borrowing for all purposes hereunder. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Tranche B-2 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Tranche B-1 Term Loan Borrowing, each Tranche B-2 Term Loan Borrowing, each Revolving Credit Borrowing, each conversion of Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 p.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Tranche B-1 Term Loan Borrowing, Tranche B-2 Term Loan Borrowing, a Revolving Credit Borrowing, a conversion of Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche B-1 Term Loans, Tranche B-2 Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Tranche B-1 Term Loan Borrowing, a Tranche B-2 Term Loan Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans if the Administrative Agent has or the Required Tranche B-1 Term Lenders, Required Tranche B-2 Term Lenders or Required Revolving Lenders, as applicable, have determined in its or their sole discretion not to permit such conversions.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Tranche B-1 Term Loan Borrowings, all conversions of Tranche B-1 Term Loans from one Type to the other, and all continuations of Tranche B-1 Term Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Tranche B-1 Term Loan Facility. After giving effect to all Tranche B-2 Term Loan Borrowings, all conversions of Tranche B-2 Term Loans from one Type to the other, and all continuations of Tranche B-2 Term Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Tranche B-2 Term Loan Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Revolving Credit Facility.

2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. (i) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (A) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or (C) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(ii) The L/C Issuer shall, no later than the third Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing, with respect to any Letter of Credit outstanding an any time during such month: (A) the date of issuance, (B) the account party, (C) the original face amount (if any), (D) the expiration date, (E) the reference number and (F) the aggregate amount (if any) payable by the Borrower to such L/C Issuer during such month. Promptly after the receipt of such schedule from the L/C Issuer, the Administrative Agent shall provide to Lenders a summary of such schedule.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an aggregate amount equal to 105% of the L/C Obligations (“Cash Collateral”) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.14(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum separately agreed by the Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Tranche B-1 Term Loans, Tranche B-2 Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than (1) 12:00 p.m. three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) 11:00 a.m. on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Tranche B-1 Term Loans or Tranche B-2 Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower to the principal repayment installments thereof, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Any (A) prepayment of the Tranche B-1 Term Loans or Tranche B-2 Term Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Rate with respect to such Tranche B-1 Term Loans or Tranche B-2 Term Loans on the date of such prepayment with the primary purpose of refinancing such Tranche B-1 Term Loans or Tranche B-2 Term Loans at a lower interest rate and (B) repricing of the Tranche B-1 Term Loans or the Tranche B-2 Term Loans, pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date immediately prior to such amendment plus the Applicable Rate with respect to such Tranche B-1 Term Loans or Tranche B-2 Term Loans on the date immediately prior to such amendment shall be accompanied by a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment (or, in the case of clause (B) above, of the aggregate amount of such Tranche B-1 Term Loans or Tranche B-2 Term Loans outstanding immediately prior to such amendment) if made on or prior to the first anniversary of the Restatement Effective Date; provided that no such fee shall be payable in connection with the prepayment of Tranche B-2 Term Loans with the proceeds Specified Incremental Tranche B-1 Term Loans. Such fee shall be paid by the Borrower to the Administrative Agent for the account of Tranche B-1 Term Lenders or Tranche B-2 Term Lenders, as applicable, on the date of such prepayment or amendment (as the case may be).

(b) Mandatory. (i) Commencing with Fiscal Year 2012, within five Business Days after financial statements have been delivered pursuant to Section 6.01(b) and the related Compliance Certificate has been delivered pursuant to Section 6.01(c), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) the Repayment Percentage of Excess Cash Flow for the Fiscal Year covered by such financial statements over (B) the sum of (i) the aggregate principal amount of Term Loans prepaid during such Fiscal Year pursuant to Section 2.05(a)(i) and (ii) the excess of (x) all prepayments made under Section 2.05(b)(iii) over (y) the aggregate amount of prepayments made under Section 2.05(b)(iii) that, pursuant to the operation of clause (x), have previously reduced the prepayment amount pursuant to this Section 2.05(b) (such prepayments to be applied as set forth in clauses (v) and (vii) below).

(ii) If any Loan Party or any of its Subsidiaries Disposes of any Motor Vehicle (other than in connection with a Motor Vehicle Financing (including in connection with the repayment or other discharge of any Motor Vehicle Financing with or in anticipation of the receipt of proceeds from any sale or other disposition of any Motor Vehicles securing or the subject of such Motor Vehicle Financing) or a Newly Acquired Motor Vehicle Financing), Disposes of any property pursuant to Section 7.11(c) or Section 7.11(p), Disposes of any property in connection with a sale and leaseback pursuant to Section 7.15(c) or suffers a Casualty Event which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds within five (5) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (vii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition or Casualty Event described in this Section 2.05(b)(ii), at the election of the Borrower, and so long as no Default or Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets (including Permitted Acquisitions) so long as within 365 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided further, that acquisitions of assets (including pursuant to Permitted Acquisitions) that occurred within 90 days prior to receipt of such Net Cash Proceeds shall be treated as a permitted application pursuant to this clause; and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) Upon the sale or issuance by Holdings of any of its Capital Securities (other than (v) any sales or issuances of Capital Securities to another Loan Party, (w) any issuance or sale for the purpose of funding a Permitted Acquisition, (x) any prepayment or similar transaction permitted by Section 7.08 in respect of the Fixed Rate Notes, Senior Notes or other Indebtedness, (y) any sale or issuance of Capital Securities pursuant to an employee stock ownership plan or (z) if after giving pro forma effect thereto, the Consolidated Leverage Ratio is less than 2.50:1.00), the Borrower shall prepay an aggregate principal amount of the Loans equal to 50% of all Net Cash Proceeds received therefrom within three (3) Business Days of receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vii) below).

(iv) If any Loan Party receives any Net Cash Proceeds from (x) any Qualified Receivables Transaction representing an increase in the net outstanding realizations by the Loan Parties under all Qualified Receivables Transactions to in excess of $275,000,000 (or, if greater, the largest prior amount since the Closing Date of such net outstanding realizations) or (y) any Motor Vehicle Financing, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds, to be applied as set forth in clauses (v) and (vii) below.

(v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, to the Term Loan Facilities, ratably among the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, to the principal repayment installments thereof occurring within the next 24 months in direct order of maturity, second, to the Term Loan Facilities, ratably among the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, to the remaining principal repayment installments thereof on a pro-rata basis, and third, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.05(b).

(vi) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vii) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii), (iv) or (v) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business, and the Revolving Credit Facility shall be automatically and permanently reduced by the Reduction Amount as set forth in Section 2.06(b)(ii). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

Notwithstanding the foregoing, if a mandatory prepayment of Eurodollar Rate Loans is required pursuant to clause (b) of this Section 2.05 to be made on a date that is not an Interest Payment Date, the Borrower may delay such mandatory prepayment until the next succeeding Interest Payment Date so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower deposits an amount equal to such mandatory prepayment for the period of such delay in a cash collateral account maintained with (or, at the Administrative Agent’s discretion, on behalf of) (and subject to documentation reasonably satisfactory to) the Administrative Agent for the benefit of the Secured Parties (and over which the Administrative Agent shall have a first priority lien).

2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b) Mandatory. (i) (a) The aggregate Tranche B-1 Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the Tranche B-1 Term Loan Borrowing and (b) the Tranche B-2 Term Loan Commitment shall be automatically and permanently reduced to zero on the date of the Tranche B-2 Term Loan Borrowing.

(ii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(ii), (iii) or (iv) by an amount equal to the applicable Reduction Amount.

(iii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans. (a) Tranche B-1 Term Loans. On each Quarterly Payment Date commencing June 30, 2012, the Borrower shall repay to the Tranche B-1 Term Lenders an aggregate principal amount of Tranche B-1 Term Loans equal to the amounts set forth below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Tranche B-1 Term Loans shall be repaid on the Tranche B-1 Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Tranche B-1 Term Loans outstanding on such date.:

Quarterly Payment Date	Amount
June 30, 2012	$5,000,000
September 30, 2012	$5,000,000
December 31, 2012	$5,000,000
March 31, 2013	$5,000,000
June 30, 2013	$5,000,000
September 30, 2013	$5,000,000
December 31, 2013	$5,000,000
March 31, 2014	$10,000,000
June 30, 2014	$10,000,000
September 30, 2014	$10,000,000
December 31, 2014	$10,000,000
March 31, 2015	$10,000,000
June 30, 2015	$10,000,000
September 30, 2015	$10,000,000
December 31, 2015	$20,000,000
March 31, 2016	$10,000,000
June 30, 2016	$10,000,000
September 30, 2016	$10,000,000
December 21, 2016	$45,000,000

(b) Tranche B-2 Term Loans. On each Quarterly Payment Date commencing June 30, 2012, the Borrower shall repay to the Tranche B-2 Term Lenders an aggregate principal amount of Tranche B-2 Term Loans equal to 0.25% of the original aggregate outstanding principal amount of the Tranche B-2 Term Loans (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Tranche B-2 Term Loans shall be repaid on the Tranche B-2 Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Tranche B-2 Term Loans outstanding on such date.

(c) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) (i) After the occurrence and during the continuance of any Event of Default described in Section 8.01(a) or (i), upon the request of the Required Lenders (except in the case of an Event of Default as a result of the failure to pay any principal amounts due, such request shall not be required), the Borrower shall pay interest on all Obligations not paid when due at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) After the occurrence and during the continuance of any Event of Default with respect to Section 7.04 for a period of five consecutive days, upon the request of the Required Lenders, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Quarterly Payment Date, commencing with the first such date to occur after the Restatement Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Fee Rate. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrower, Holdings or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of fees that should have been paid for such period over the amount of fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Tranche B-1 Term Loans, Tranche B-2 Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14	Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(v) Borrower May Terminate Commitments. The Borrower may terminate the unused amount of the Revolving Credit Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.14(a)(ii) above will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.14(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.15 Borrower Repurchases. So long as no Default or Event of Default has occurred and is continuing, the Borrower may from time to time purchase, in accordance with this Section 2.15, Tranche B-1 Term Loans or Tranche B-2 Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction (open to all Lenders), on terms to be agreed between the Borrower and the Lenders participating in such Dutch auction; provided that (i) the procedures with respect to any such Dutch auction shall be approved by the Administrative Agent, (ii) any principal and accrued interest and unpaid interest on the Tranche B-1 Term Loans or Tranche B-2 Term Loans purchased by the Borrower shall be cancelled and such Tranche B-1 Term Loans or Tranche B-2 Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Loan Documents, (iii) no proceeds of the Revolving Credit Facility shall be used to consummate such purchase and (iv) both immediately before and after giving effect to such purchase, the Borrower shall have unrestricted cash and Cash Equivalents (excluding any outstanding Revolving Credit Loans and Swing Line Loans) of not less than $75,000,000. By initiating a Dutch auction and repurchasing Loans pursuant to this Section 2.15, the Borrower shall be deemed to represent as of the date of such notice and purchase that the Borrower is not in possession of any information regarding any Loan Party, its assets, its ability to perform its Obligations or any other matter that may be material to a decision by any Tranche B-1 Term Lender or Tranche B-2 Term Lender to participate in such Dutch auction or participate in any of the transactions contemplated thereby, that has not previously been disclosed to the Administrative Agent and the Lenders.

2.16 Incremental Extensions of Credit. (a) Request for Incremental Extensions of Credit. Provided there exists no Default, upon notice to the Administrative Agent, the Borrower may from time to time request to add term loans (the “Incremental Term Loans”) or (ii) increases in the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the “Incremental Term Loans, the “Incremental Extensions of Credit”) under this Agreement; provided that (i) the Borrower is in compliance with the financial covenants set forth in Section 7.04 of the Credit Agreement after giving pro forma effect to such requested increase, (ii) any such request shall be in a minimum amount of $5,000,000, (iii) the making of any such Incremental Term Loans shall not exceed (A) the Incremental Amount plus (B) up to $25,000,000 of Incremental Term Loans added to the Tranche B-1 Term Loan Facility pursuant to an Incremental Facility Amendment, the proceeds of which are applied solely to prepay Tranche B-2 Term Loans on or prior to the date that is 90 days following the Restatement Effective Date (the “Specified Incremental Tranche B-1 Term Loans”), (iv) the Borrower may make a maximum of three (3) such requests plus up to one (1) additional request for the purpose of requesting Specified Incremental Tranche B-1 Term Loans, (v) to achieve the full amount of the requested Incremental Term Loans or Revolving Commitment Increase, and subject to the approval of the Administrative Agent, the Borrower may invite additional Eligible Assignees to become Lenders with respect to the Incremental Term Loans or Revolving Commitment Increase pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel and (vi) the Incremental Term Loans or Revolving Commitment Increase rank pari passu in right of payment and right of security in respect of the Collateral with the Loans.

(b) Terms of Incremental Term Loans. The terms and provisions of the Incremental Term Loans shall be as follows:

(i) Except as otherwise set forth herein or in the Incremental Facility Amendment, the terms and provisions of the Incremental Term Loans shall be identical to the Tranche B-2 Term Loans and, to the extent that the terms and provisions of the Incremental Term Loans are not identical to the Tranche B-2 Term Loans (except to the extent permitted by clauses (ii), (iii) and (iv) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (ii), (iii) and (iv) below;

(ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Tranche B-2 Term Loans;

(iii) the maturity date of the Incremental Term Loans shall not be earlier than the Tranche B-2 Term Loan Maturity Date;

(iv) the Applicable Rate for Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that in the event that the Applicable Rate for any Incremental Term Loans is greater than the Applicable Rate for the Tranche B-2 Term Loans by more than 50 basis points, then the Applicable Rate for the Tranche B-2 Term Loans shall be increased to the extent necessary so that the Applicable Rate for the Incremental Term Loans is 50 basis points higher than the Applicable Rate for the Tranche B-2 Term Loans; provided, further, that in determining the Applicable Rate applicable to the Tranche B-2 Term Loans and the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Tranche B-2 Term Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to arrangers in connection with the Tranche B-2 Term Loans or the Incremental Term Loans shall be excluded and (z) any interest rate floor applicable to the Tranche B-2 Term Loans or any Incremental Term Loans shall be equated to an increased interest rate margin; and

(v) notwithstanding the foregoing, the terms and provisions of any Specified Incremental Tranche B-1 Term Loans shall be identical to the Tranche B-1 Term Loans and any such Specified Incremental Tranche B-1 Term Loans shall be deemed to be Tranche B-1 Term Loans for all purposes of this Agreement.

(c) Incremental Facility Amendments. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. Notwithstanding the provisions of Section 10.01, the Incremental Facility Amendment establishing any Incremental Term Loan may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16.

(d) Upon each increase in the Revolving Commitments pursuant to this Section, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (ii) if on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 10.03. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e) Conditions to Effectiveness of Incremental Facility Amendment. As a condition precedent to the effectiveness of the Incremental Facility Amendment, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Facility Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Incremental Facility Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01, and (B) no Default or Event of Default exists or would exist after giving effect to the Incremental Facility Effective Date and the making of the Incremental Term Loans. The Incremental Term Loans shall be made by the Lenders participating therein pursuant to the procedures set forth in Section 2.02.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the applicable Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that payment of penalties, interest and other expenses shall not be required to the extent attributable to the gross negligence or willful misconduct of the Person seeking indemnification. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer shall also severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for (i) any Taxes (to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register, in either case that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes or other information reporting, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender), executed originals of Internal Revenue Service Form W-8IMY and all forms prescribed in this paragraph (e)(ii) that would be required of each such partner or beneficial owner as if such partner or beneficial owner were a Lender, provided that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Compliance Certificate (as defined below) on behalf of each such partner,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate in the form of Exhibit H (a “U.S. Tax Compliance Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or L/C Issuer were to fail to comply with the applicable reporting requirements of FATCA, such Lender or L/C Issuer shall deliver to the applicable withholding agent, at the time or times prescribed by law and at such time or times reasonably requested by such withholding agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such withholding agent as may be necessary for such withholding agent to comply with its obligations under FATCA, to determine that such Lender or L/C Issuer has or has not complied with such Lender’s or L/C Issuer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes indemnified under Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13 in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount continued, converted, paid, prepaid or assigned (or not prepaid, borrowed, continued or converted), for the period from the date of such continuation, conversion, payment, prepayment or assignment (or of such failure to prepay, borrow, continue or convert) to the last day of such Interest Period (or, in the case of a failure to borrow, continue or convert, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Rate included therein, if any, and without giving effect to the Eurodollar Rate Floor) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.

3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions Precedent to the Restatement Effective Date and Credit Extensions on the Restatement Effective Date. The occurrence of the Restatement Effective Date and the obligation of the L/C Issuer and each Lender to make its Credit Extensions on the Restatement Effective Date hereunder are subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement, in number reasonably requested by the Administrative Agent;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in is jurisdiction of organization;

(iv) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(v) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

(vii) a certificate signed by a Responsible Officer of Holdings certifying (A) that there has been no event or circumstance since December 31, 2011 that has had, or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (B) that there is no pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy (i) except as disclosed in Schedule 5.07, against Holdings or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transaction;

(viii) a certificate attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Transaction, from Holdings’ chief financial officer;

(ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(b) (i) All fees required to be paid to the Administrative Agent and the Joint Lead Arrangers on or before the Restatement Effective Date shall have been, or concurrently with the Restatement Effective Date are being, paid and (ii) all fees required to be paid to the Lenders on or before the Restatement Effective Date shall have been, or concurrently with the Restatement Effective Date are being, paid.

(c) The Borrower shall have, or concurrently with the Restatement Effective Date will have, paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) The Collateral Agent’s receipt of the following, each of which shall be originals and each in form and substance satisfactory to the Collateral Agent:

(i) certificates (in the case of Capital Securities that are certificated securities (as defined in the UCC)) evidencing all of the issued and outstanding Capital Securities owned by each Loan Party in its U.S. Subsidiaries and 65% of the issued and outstanding Voting Securities of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities of such Foreign Subsidiary) directly owned by each Loan Party, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or for any Capital Securities that are uncertificated securities (as defined in the UCC), confirmation and evidence that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

(ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof to the extent delivery thereof to the Collateral Agent is required under the Security Agreement;

(e) There shall not have occurred and be continuing any default or event of default under the Fixed Rate Notes Indenture, the Senior Note Documents or any documents governing any Qualified Receivables Transaction.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the satisfaction or waiver of the following conditions precedent:

(a) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), in each case other than representations and warranties which are subject to a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct.

(b) No Default or Event of Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Organization. Each Loan Party is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect), and each Loan Party has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except, other than with respect to Holdings and the Borrower, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect).

5.02 Due Authorization; Non-Contravention. The execution, delivery and performance by each Loan Party of each Loan Document executed or to be executed by it, each Loan Party’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by Holdings, the Borrower or (if applicable) any other Loan Party of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not

(a) contravene any (i) Loan Party’s Organization Documents, if applicable, (ii) court decree or order binding on or affecting any Loan Party or (iii) law or governmental regulation binding on or affecting any Loan Party; or

(b) result in (i) or require the creation or imposition of, any Lien on, except (in the case of both clause (a) above and this clause (b)) as permitted by this Agreement, or (ii) a default under any material Contractual Obligation binding on or affecting any Loan Party.

5.03 Governmental Approval; Regulation. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Restatement Effective Date will be, duly obtained or made and which are, or on the Restatement Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the Loan Documents, in each case by the parties thereto or the consummation of the Transaction except, to the extent such failure to obtain such approval or to provide such notice (other than in respect of a Governmental Authority) could not reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.04 Validity. Each Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

5.05 Financial Information. The consolidated financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 6.01 have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject with respect to unaudited periods to normal year-end adjustments. All balance sheets, all statements of income and of cash flow and all other financial information of Holdings and its Subsidiaries furnished pursuant to Section 6.01 have been and will for periods following the Restatement Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 6.01 of the Existing Credit Agreement, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject with respect to unaudited periods to normal year-end adjustments.

5.06 No Material Adverse Change. Since December 31, 2011, there has been no event or circumstance that has had, or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.07 Litigation; Labor Controversies. There is no pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy (i) except, as of the Restatement Effective Date, as disclosed in Schedule 5.07, against Holdings any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Schedule 5.07 that could reasonably be expected to have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of any Loan Document or the Transaction.

5.08 Subsidiaries. Holdings has no Subsidiaries, except those Subsidiaries which are identified in Schedule 5.08, or which are permitted to have been organized or acquired in accordance with Section 7.05 or 7.10. As of the Restatement Effective Date, Schedule 5.08 identifies each Loan Party, and sets forth the ownership interests of each Loan Party in each Subsidiary.

5.09 Ownership of Properties. Holdings and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its tangible properties and assets of any nature whatsoever, free and clear in each case of all Liens or claims, except for minor defects in title that do not materially interfere with its ability to conduct business or to utilize such assets for their intended purposes and Liens permitted pursuant to Section 7.03. As of the Restatement Effective Date, set forth in Schedule 5.09 is a true and complete list of all real property owned or leased by the Loan Parties, and each Mortgaged Property is identified therein.

5.10 Taxes. Holdings and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, except to the extent the failure to file such tax returns or pay such Taxes (in each case other than with respect to federal Taxes) has not had and could not reasonably be expected to result in a Material Adverse Effect.

5.11 Pension and Welfare Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred and no condition exists with respect to any Pension Plan or Multiemployer Plan, as applicable, and (ii) no Pension Plan has any Unfunded Pension Liabilities. As of the Restatement Effective Date, except as disclosed in Schedule 5.11, no Loan Party or ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

5.12 Environmental Warranties.

Except as set forth in Schedule 5.12:

(a) all facilities and property (including underlying groundwater) owned or leased by Holdings or any of its Subsidiaries have been, and continue to be, owned or leased by Holdings and its Subsidiaries in compliance with all Environmental Laws, except to the extent the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect;

(b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by Holdings or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to Holdings or any of its Subsidiaries regarding potential liability under any Environmental Law, in each case, that singly or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect;

(c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Holdings or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

(d) Holdings and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except to the extent the non-issuance or the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect;

(e) no property now or, to the knowledge of Holdings or any of its Subsidiaries, previously owned or leased by Holdings or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Holdings or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(g) neither Holdings nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Holdings or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except that could not reasonably be expected to have a Material Adverse Effect;

(h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Holdings or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

(i) no conditions exist at, on or under any property now or previously owned or leased by Holdings which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that singly or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

5.13 Accuracy of Information. None of the factual information (other than projected financial information and general economic or industry data), when taken as a whole, heretofore or contemporaneously, and furnished in writing, to any Secured Party by or (with the knowledge of Holdings or Borrower) on behalf of any Loan Party in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) contains, as of the date such information was furnished (and as modified or supplemented by other information so furnished) any untrue statement of a material fact, or omits to state any material fact necessary to make any information, in light of the circumstances under which they were made, not materially misleading. With respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared, it being understood and acknowledged that projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and the Borrower, and no assurances can be given that any particular projections will be realized and that actual results during the period or periods covered by the projections may differ significantly from the projected results and such differences may be material.

5.14 Regulations U and X. Neither Holdings nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock in a way which violates, or would be inconsistent with, FRB Board Regulation U or Regulation X. Terms for which meanings are provided in FRB Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

5.15 Solvency. The Borrower and the Guarantors, taken as a whole, on a consolidated basis, both before and after giving effect to any Credit Extension, are Solvent.

5.16 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.17 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18 Insurance. The Borrower and its Subsidiaries maintain insurance with financially sound and reputable insurance companies (including Captive Insurance Companies), in such amounts, with such deductibles and covering such risks as are consistent with past practices of Holdings and its Subsidiaries.

5.19 Collateral Documents. (a) The Security Agreement and each other Security Document is, or upon execution, will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the UCC). In the case of the pledged equity interests described in the Security Agreement, when stock or interest certificates representing such pledged equity interests (along with properly completed stock or interest powers endorsing the pledged equity interest and executed by the owner of such shares or interests are delivered to the Collateral Agent), and in the case of the other Collateral described in the Security Agreement or any other Security Document (other than deposit accounts and Motor Vehicles), when financing statements in appropriate form are filed in the appropriate offices, all other filings and recordations contemplated hereby and by the Collateral Documents are properly filed and recorded, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.03 which by operation of law or contract would have priority over the Liens securing the Obligations). In the case of Collateral that consists of deposit accounts, when a control agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable control agreement with respect to the financial institution party thereto. In the case of Collateral that consists of Motor Vehicles, when the recordation or notation of the Collateral Agent’s security interest on the certificates of title or ownership in respect of such Motor Vehicle is made, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.03 which by operation of law or contract would have priority over the Liens securing the Obligations).

(b) Each of the Mortgages is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 5.19, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any Person (except Liens permitted by Section 7.03 which by operation of law or contract would have priority over the Liens securing the Obligations)

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, each of Holdings and Borrower will, and will cause each of its Subsidiaries to, perform or cause to be performed the obligations set forth below.

6.01 Financial Information, Reports, Notices, etc. Holdings will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) copies of the following financial statements, reports, notices and information:

(a) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or if Holdings is required to file such information on a Form 10-Q with the SEC, promptly following such filing, but in no event later than 45 days after the end of the applicable Fiscal Quarter, unless Holdings obtains an extension of its Form 10-Q filing date as permitted under the Exchange Act, in which case, such information will be provided contemporaneously with such filing and in any event no later than the expiration date of such extension), an unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income of Holdings and its Subsidiaries for such Fiscal Quarter and consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Responsible Officer of Holdings (subject to normal year-end audit adjustments);

(b) within 90 days after the end of each Fiscal Year (or if Holdings is required to file such information on a Form 10-K with the SEC, promptly following such filing, but in no event later than 90 days after the end of the applicable Fiscal Year, unless Holdings obtains an extension of its Form 10-K filing date as permitted under the Exchange Act, in which case, such information will be provided contemporaneously with such filing and in any event no later than the expiration date of such extension), a copy of the consolidated balance sheet of Holdings and its Subsidiaries, and the related consolidated statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, which (i) shall be audited (without any Impermissible Qualification) by independent certified public accountants reasonably acceptable to the Administrative Agent, and (ii) shall be accompanied by a report from such accountants including a calculation of the financial covenants set forth in Section 7.04 and stating that, in performing the examination necessary to deliver the audited financial statements of Holdings, as of the date of delivery, no knowledge was obtained of any Event of Default, except as specified therein;

(c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b) (commencing with the delivery of the financial information pursuant to clause (b) for the Fiscal Year ending December 31, 2011), a Compliance Certificate, executed by the chief financial or accounting Responsible Officer of Holdings, (i) showing compliance with the financial covenants set forth in Section 7.04 and stating that (x) no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that Holdings or a Loan Party has taken or proposes to take with respect thereto and (y) no change in the generally accepted accounting principles used in the preparation of the financial statements provided pursuant to Sections 6.01(a) or (b) has occurred (or if such a change has occurred, Holdings shall provide a statement of reconciliation conforming such financial statements to GAAP), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 6.08), (iii) indicating (x) the amounts of any Net Cash Proceeds to be applied pursuant to Section 2.05(b) and (y) in the case of any Net Cash Proceeds in respect of a Disposition or Casualty Event, the amounts of any such proceeds being retained by the applicable Loan Party pursuant to Section 2.05(b)(ii) and the time period within which such proceeds are to be, or were, applied, (iv) indicating any changes to the Schedules to any Security Agreement provided pursuant to the terms of such Security Agreement, (v) providing the information required with respect to Motor Vehicles required under Section 5.6(a) of the Security Agreement and (vi) in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), including a calculation of Excess Cash Flow;

(d) as soon as available and in any event no later than the date the annual financial statements are delivered pursuant to clause (b), an annual budget, prepared on a quarterly basis for such Fiscal Year and containing consolidated projected financial statements (including balance sheets and statements of operations and cash flows) of Holdings and its Subsidiaries, in substantially the form of the projections previously delivered to the Administrative Agent;

(e) as soon as possible and in any event within three days after Holdings or any other Loan Party obtains knowledge of the occurrence of a Default, a statement of a Responsible Officer of Holdings or the Borrower setting forth details of such Default and the action which Holdings or such Loan Party has taken and proposes to take with respect thereto;

(f) as soon as possible and in any event within three days after Holdings or any other Loan Party obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 5.07 or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 5.07, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

(g) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Loan Party files with the SEC or any national securities exchange;

(h) promptly upon becoming aware of (i) the occurrence of any ERISA Event; or (ii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty that could reasonably be expected to have a Material Adverse Effect, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

(i) promptly upon receipt thereof, copies of all “management letters” submitted to Holdings or any other Loan Party by the independent certified public accountants referred to in clause (b) in connection with each audit made by such accountants;

(j) promptly following the mailing or receipt of any notice or report delivered under the terms of the Fixed Rate Notes Indenture or the Senior Note Documents, copies of such notice or report;

(k) all PATRIOT Act Disclosures, to the extent reasonably requested by the Administrative Agent or any Lender; and

(l) such other financial and other information as any Lender or the L/C Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may reasonably request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Financial statements and other information required to be delivered pursuant to Sections 6.01(a), 6.01(b), 6.01(g) and 6.01(j) shall be deemed to have been delivered if such statements and information shall have been posted by Holdings on its website or shall have been posted on the SEC EDGAR system, Intralinks or similar site to which all of the Lenders have been granted access.

6.02 Maintenance of Existence; Compliance with Contracts, Laws, etc. Holdings will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence (except as otherwise permitted by Section 7.10), and comply in all respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, imposed upon Holdings or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings or its Subsidiaries, as applicable, except, in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.03 Properties. Holdings will, and will cause each of its Subsidiaries to:

(a) maintain, preserve, protect and keep its and their respective tangible material properties in good repair, working order and condition (ordinary wear and tear and casualty and other insurance events excepted), and make necessary repairs, renewals and replacements so that the business carried on by Holdings and its Subsidiaries may be properly conducted at all times, unless Holdings or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of Holdings or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Section 7.10 or 7.11; and

(b) upon the request of the Administrative Agent or the Collateral Agent with respect to any Mortgaged Property, as promptly as practicable, engage an appraiser and cause to be delivered an appraisal with respect to such Mortgaged Property; provided that (i) any initial appraisal with respect to any Mortgaged Property and (ii) a second appraisal with respect to any Mortgaged Property so requested after the occurrence and during the continuance of an Event of Default shall, in each case, be at the sole cost and expense of Holdings and its Subsidiaries.

6.04 Insurance. Holdings will, and will cause each of its Subsidiaries to maintain:

(a) insurance with financially sound and reputable insurance companies (including Captive Insurance Companies) against loss, damage and liability in at least the amounts (and with only those deductibles), and against such risks as are consistent with past practices of Holdings and its Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, (i) all insurance policies required pursuant to this Section shall (x) name the Administrative Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance), as applicable and (y) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents and (ii) each of Holdings and the Borrower shall use commercially reasonable efforts to cause the insurance policies required pursuant to this Section to provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Administrative Agent.

6.05 Books and Records. Holdings will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions in all material respects and permit the Administrative Agent, at reasonable times during normal business hours and intervals upon reasonable notice to Holdings, to visit Holdings’, the Borrower’s and each of their respective Subsidiaries’ offices, to discuss such Person’s financial matters with its officers and employees, and its independent certified public accountants (and Holdings hereby authorizes such independent certified public accountant to discuss each such Person’s financial matters with each Secured Party or their representatives whether or not any representative of such Person is present, provided that Holdings shall be given the opportunity to be present at any such meeting) and to examine (and photocopy extracts from) any of its books and records. Holdings shall pay any fees of such independent certified public accountant incurred in connection with any Secured Party’s exercise of its rights pursuant to this Section.

6.06 Environmental Law Covenant. Holdings will, and will cause each of its Subsidiaries to:

(a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and

(b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law, except in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.07 Use of Proceeds. The Borrower will apply the proceeds of (a) the Term Loans to (i) repay (or continue) the Existing Term Loans and (ii) pay fees and expenses incurred in connection with the Transaction and (b) the Revolving Credit Loans to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

6.08 Future Guarantors, Security, etc. Holdings will, and will cause each Material Subsidiary that is a U.S. Subsidiary (other than any Captive Insurance Company, any Receivables Subsidiary and Swift Academy) to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including complying with the Mortgaged Property Requirements) that may be required under applicable law, or that the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.03) of the Liens created or intended to be created by the Loan Documents. With respect to any subsequently acquired or organized U.S. Subsidiary, Holdings will, within 10 days of such acquisition or organization, (a) cause any amendment to the Security Agreement to be executed that the Administrative Agent or the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority interest in the Capital Securities of such new Subsidiary that is owned by a Loan Party (other than any Captive Insurance Company, Swift Academy and, to the extent the pledge of the Capital Securities of a Receivables Subsidiary is not permitted pursuant to the terms of the applicable Qualified Receivables Transaction, the Capital Securities of such Receivables Subsidiary), (b) cause the applicable Loan Party (other than any Captive Insurance Company, Swift Academy and, to the extent a pledge of the Capital Securities of a Receivables Subsidiary is not permitted pursuant to the terms of the applicable receivables financing, the owner of the Capital Securities of such Receivables Subsidiary with respect to such Capital Securities) to deliver to the Collateral Agent certificates representing such Capital Securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (c) cause each such new Subsidiary that is a Material Subsidiary (other than any Captive Insurance Company, any Receivables Subsidiary and Swift Academy) to (i) execute a supplement (in form and substance satisfactory to the Administrative Agent and the Collateral Agent) to the Security Agreement and each other applicable Loan Document in favor of the Secured Parties and (ii) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent. In addition, from time to time, Holdings will, and will cause each of the Guarantors to, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created (including, with respect to real property, complying with the Mortgaged Property Requirements),perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Collateral Agent shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all of the assets of Holdings and its Material Subsidiaries that are U.S. Subsidiaries (other than any Captive Insurance Company, any Receivables Subsidiary and Swift Academy) (including real and personal property (including Mortgaged Property) acquired subsequent to the Restatement Effective Date), subject to the limitations set forth herein and in the other Loan Documents; provided that neither Holdings nor its Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary unless such pledge would not result in materially adverse tax consequences to Holdings and its Subsidiaries, taken as a whole. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Collateral Agent shall reasonably request to evidence compliance with this Section.

6.09 Secured Hedge Agreements. If at any time prior to the fourth anniversary of the Closing Date, the Eurodollar Rate (as calculated without giving effect to the Eurodollar Rate Floor) exceeds 1.50% for 30 consecutive days, then, at the request of the Administrative Agent, within 60 days of the last day of such 30-day period, the Borrower will enter into interest rate Swap Contracts designed to protect the Borrower against fluctuations in interest rates, such that, through December 21, 2015, at least 50% of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries is either (a) subject to such interest rate Swap Contracts or (b) fixed-rate Indebtedness.

6.10 Maintenance of Ratings. Holdings will use its commercially reasonable efforts to cause a (i) corporate rating by S&P or corporate family Rating by Moody’s and (ii) senior secured credit rating with respect to the Loans from each of S&P and Moody’s to be available at all times until the Term Loan Maturity Date.

6.11 Post-Closing Obligations. Holdings will, or will cause its Subsidiaries to, complete the actions listed on Schedule 6.11 within the time period specified on such Schedule.

6.12 Ratings Information. The Borrower shall, no later than one (1) Business Day after Holdings or the Borrower obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice) of any change (either expressly or pursuant to a letter from S&P or Moody’s stating an “implied” rating, excluding in all cases any private indicative ratings that Holdings or the Borrower may request from time to time from Moody’s or S&P) in Holdings’ corporate rating by Moody’s or S&P, together with details thereof, and of any announcement by S&P or Moody’s that its rating in respect of Holdings is “under review” or that any such rating has been placed on a “Credit Watch List”(R) or “watch list” or that any similar action has been taken by S&P or Moody’s.

6.13 Motor Vehicle Monitor. Holdings will, and will cause each of its Subsidiaries to (a) permit the Motor Vehicle Monitor, at reasonable times during normal business hours and upon two Business Day’s notice to Holdings, to visit any Motor Vehicle Title Offices, to examine (and photocopy or otherwise image) any of the certificates of motor vehicle title held by Holdings and its Subsidiaries, and any documents related thereto, and to assess the standard of care used by Holdings and its Subsidiaries in holding such certificates of motor vehicle title and otherwise taking actions to perfect, administer and protect the security interest of the Secured Parties in the applicable Motor Vehicles, and (b) otherwise assist, and cooperate with, the Motor Vehicle Monitor in the performance of its activities in its capacity as the Motor Vehicle Monitor (including providing any information reasonably requested by the Motor Vehicle Monitor in its capacity as such). Holdings shall pay any fees of such Motor Vehicle Monitor incurred in connection with any exercise of the Motor Vehicle Monitor’s inspection rights pursuant to this Section or the Security Agreement; provided that prior to an Event of Default, inspections by the Motor Vehicle Monitor shall be limited to no more than four such inspections during any calendar year.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

7.01 Business Activities. Except as expressly set forth hereunder:

(a) Holdings will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and transportation and logistics activities.

(b) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Swift Receivables will not engage in any business activity other than those specified in the definition of “Receivables Subsidiary.”

7.02 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) [Reserved];

(c) Indebtedness existing as of the Restatement Effective Date which is identified on Schedule 7.02(c), and extensions, amendments, renewals, restatements, replacements and refinancings of such Indebtedness (including as contemplated in Section 7.08(e)), in each case so long as after giving effect to any such extension, amendment, renewal, restatement, replacement or refinancing (i) the maturity date of any principal amount thereof is no shorter than the maturity existing on the Restatement Effective Date and (ii) the principal amount of such Indebtedness does not exceed that which is outstanding on the Restatement Effective Date (as such amount has been reduced following the Restatement Effective Date);

(d) unsecured Indebtedness (i) incurred in the ordinary course of business of Holdings’ Subsidiaries (in the nature of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided, in each case, in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Guarantees in respect thereof;

(e) Indebtedness (i) in respect of Capitalized Leases and (ii) evidencing the deferred purchase price of newly acquired assets or incurred to finance the acquisition or lease of new assets or the construction or improvement of any fixed assets of Holdings’ Subsidiaries (pursuant to purchase money mortgages or Capitalized Leases, whether owed to the seller or a third party), which assets are used in the ordinary course of business of such Subsidiaries and such Indebtedness is incurred within 90 days (or, with respect to Newly Acquired Motor Vehicle Financings, 180 days) of the acquisition or lease or completion of such construction or improvements of such property) and in each case extensions, renewals, amendments, restatements, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or shorten the maturity of the principal amount of such Indebtedness, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e) (other than with respect to Newly Acquired Motor Vehicle Financings or extensions, renewals, amendments, restatements, refinancings and replacements of existing Motor Vehicle Financings) shall not at any time exceed $100,000,000;

(f) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary, which Indebtedness:

(i) (x) if the obligee under any such Indebtedness is a Loan Party, shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall be duly executed and delivered in pledge to the Administrative Agent pursuant to a Loan Document, and (y) if the obligee under any such Indebtedness is not a Loan Party and the obligor is a Loan Party, such obligee shall have previously executed and delivered to the Administrative Agent the Interco Subordination Agreement, in each case such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that only the amount repaid in part shall be discharged); and

(ii) if incurred by a Subsidiary that is not a Loan Party owing to the Borrower or a Guarantor, shall not (when aggregated with all other Indebtedness of the type described in this clause (ii) and the amount of all Investments made by the Borrower and the Subsidiary Guarantors in Subsidiaries that are not Loan Parties under clause Section 7.05(e)), exceed $100,000,000 in the aggregate;

(g) unsecured Indebtedness (not evidenced by a note or other instrument) incurred by the Borrower owing to a Subsidiary that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;

(h) Indebtedness of the Loan Parties incurred pursuant to the terms of the Senior Note Documents, as such amount is reduced on or after the Restatement Effective Date in accordance with the terms hereof and any extensions, renewals, amendments, restatements, refinancings and replacement of any such Indebtedness that do not increase the outstanding principal amount or shorten the maturity of any principal amount thereof, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement;

(i) (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of Holdings, provided that (x) the aggregate outstanding amount of all Indebtedness existing pursuant to this clause (i) (other than any Indebtedness secured solely by Motor Vehicles) does not exceed $75,000,000 and (y) the Consolidated Leverage Ratio as of the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Person becoming a Subsidiary is, after giving pro forma effect to such event, at least .25 less than is otherwise required pursuant to Section 7.04(a) at the time of such event and (ii) Indebtedness relating to any Permitted Acquisition, whether or not existing at the time the target was acquired or was incurred in contemplation of such Permitted Acquisition, and in each case, any refinancings, refundings, renewals, replacements or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof, in each case from that which existed at the time of any such extension, renewal, amendment, restatement, refinancing or replacement);

(j) other unsecured Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Borrower or Subsidiary Guarantors) in an aggregate amount at any time outstanding not to exceed $70,000,000;

(k) Indebtedness under Hedging Obligations entered into in the ordinary course of business and not for speculative purposes (it being understood that the entering into of offsetting hedges or trades to close open positions on existing Hedging Obligations shall be deemed not to be for speculative purposes);

(l) Indebtedness in respect of judgments or awards not deemed to be a default under Section 8.01(f);

(m) Indebtedness consisting of customary purchase price adjustments, earn-outs, indemnification obligations and similar items incurred in connection with acquisitions and asset sales not restricted by Sections 7.10 or 7.11 in an amount not to exceed $55,000,000 at any time;

(n) Guarantees by Holdings and Holdings’ Subsidiaries of obligations of any Subsidiary to the extent of any Indebtedness permitted to be incurred by this Section 7.02 or otherwise incurred in the ordinary course of business;

(o) Indebtedness incurred by any Receivables Subsidiary in connection with any Qualified Receivables Transaction permitted by Section 7.11(d); provided that such Indebtedness is strictly limited in recourse to such Receivables Subsidiary and its assets, except in respect of Standard Securitization Undertakings;

(p) Indebtedness of the Borrower or a Subsidiary Guarantor owing to a Captive Insurance Company; provided that the amount of Indebtedness in this clause (p) does not exceed $35,000,000 in original principal amount at any time outstanding;

(q) Attributable Indebtedness with respect to clause (a) of the definition thereof incurred in connection with a sale and leaseback transaction permitted pursuant to Section 7.15 or any other Motor Vehicle Financing, so long as the proceeds, with respect to any Motor Vehicle Financing, received in connection therewith are applied pursuant to Section 2.05(b);

(r) Attributable Indebtedness with respect to operating leases (including operating leases in respect of Newly Acquired Motor Vehicle Financings) that are not Motor Vehicle Financings incurred by Holdings or its Subsidiaries;

(s) Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of business;

(t) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds so long as such Indebtedness is covered within five business days;

(u) Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Subsidiary, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(v) Indebtedness in respect of sale and leasebacks of real property permitted under Section 7.15(c);

(w) other unsecured Indebtedness of the Borrower and its Subsidiaries the proceeds of which are applied to prepay the Term Loans; provided that the maturity date of any principal amount thereof is no shorter than the maturity of the Term Loans being prepaid; and

(x) Indebtedness in respect of any Permitted Warrant;

provided that no Indebtedness otherwise permitted by clause (c), (f)(ii), (h), (i), (j), (m) or (v) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

7.03 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) [Reserved];

(c) Liens existing as of the Restatement Effective Date and disclosed in Schedule 7.03(c) securing Indebtedness described in Section 7.02(c), and, to the extent set forth in such clause (c), any extensions, amendments, renewals, restatements, replacements or refinancings of such Indebtedness; provided that, in the event of any such extension, amendment, renewal, restatement, replacement or refinancing, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Restatement Effective Date, less the amount of any payments, prepayments or other amortization of such Indebtedness after the Closing Date;

(d) Liens securing Indebtedness of the type permitted under Section 7.02(e) and any extensions, renewals, amendments, restatements, refinancing and replacements of any such Indebtedness permitted under Section 7.02(e); provided that (i) such Lien is granted within 90 days after such Indebtedness is incurred (except in the case of any extension, renewal, amendment, restatement, replacement or refinancing), (ii) the Indebtedness secured thereby (if it is of the type described in Section 7.02(e)(ii)) does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such Section;

(e) Liens securing Indebtedness permitted by Section 7.02(i) and any refinancings, refundings, renewals, replacements or extensions thereof permitted by Section 7.02(i); provided that (i) with respect to clause (i) thereof, such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to assets of such Person and (ii) with respect to clause (ii) thereof, any such Liens are second priority or junior to the Liens granted pursuant to the Collateral Documents and are subject to an intercreditor agreement substantially the same as the Intercreditor Agreement or otherwise acceptable to the Administrative Agent (provided that no such Lien shall extend to or cover any assets other than the assets subject to the Liens granted to the Collateral Agent);

(f) statutory or common law Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue for a period of more than thirty (30) days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(g) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts, governmental contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.01(f);

(i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(j) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(k) second priority Liens securing Indebtedness permitted by Section 7.02(h) and subject to the Intercreditor Agreement; provided that no such Lien shall extend to or cover any assets other than the assets subject to the Liens granted to the Collateral Agent;

(l) licenses and sublicenses of Intellectual Property (i) existing on the date hereof, (ii) entered into in the ordinary course of business, or (iii) between Borrower and any of the Subsidiaries or among the Subsidiaries;

(m) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(n) bankers liens and rights of set-off with respect to customary depositary arrangements entered into in the ordinary course of business of Holdings and Holdings’ Subsidiaries;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) any Liens on the assets of any Receivables Subsidiary, and any Liens on Receivables Assets of Holdings or any other Subsidiary, in each case, in connection with a Qualified Receivables Transaction;

(q) Liens on the assets of Holdings’ Subsidiaries not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to Holdings’ Subsidiaries collectively) $50,000,000 at any one time; provided that no such Lien shall extend to or cover any parcel of real property owned by any Loan Party that is not Mortgaged Property;

(r) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of any Subsidiary;

(s) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower in the ordinary course of business;

(u) licenses or sublicenses granted to others in the ordinary course of business; and

(v) Liens on Motor Vehicles securing Indebtedness permitted by Section 7.02(e) and Section 7.02(q).

7.04 Financial Condition and Operations. Holdings will not permit any of the events set forth below to occur.

(a) Holdings will not permit the Consolidated Leverage Ratio as of the last day of any Measurement Period ending in any period set forth below to be greater than the ratio set forth opposite such period:

Period	Ratio
Restatement Effective Date through September 30, 2012	4.125:1.00
October 1, 2012 through December 31, 2012	3.875:1.00
January 1, 2013 through September 30, 2013	3.625:1.00
October 1, 2013 through March 31, 2014	3.50:1.00
April 1, 2014 through the Tranche B-2 Term Loan Maturity Date	3.375:1.00

(b) Holdings will not permit the Consolidated Interest Coverage Ratio for any Measurement Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Restatement Effective Date through September 30, 2012	2.875:1.00
October 1, 2012 through December 31, 2012	3.075:1.00
January 1, 2013 through September 30, 2013	3.125:1.00
October 1, 2013 through the Tranche B-2 Term Loan Maturity Date	3.25:1.00

7.05 Investments. Holdings will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Restatement Effective Date and identified in Schedule 7.05(a) and restructurings or exchanges in respect of any such Investment that do not increase the principal amount of such Investment;

(b) Cash and Cash Equivalents;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by any Subsidiary in connection with any Disposition permitted under Section 7.11;

(e) Investments by way of contributions to capital or purchases of Capital Securities by Holdings in any Subsidiary or by any Subsidiary in any other Subsidiary; provided that, the aggregate amount of intercompany loans made pursuant to Section 7.02(f)(ii) and Investments under this Section 7.05(e) made by Loan Parties in Subsidiaries that are not Loan Parties shall not exceed the amount set forth in clause Section 7.02(f)(ii) at any time;

(f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments in Capital Securities constituting Permitted Acquisitions; provided that (i) each such Investment shall result in the acquisition of a wholly owned North American Subsidiary and (ii) the Consolidated Leverage Ratio as of the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Permitted Acquisition is, after giving pro forma effect to such Permitted Acquisition, at least .25 less than is otherwise required pursuant to Section 7.04(a) at the time of such Permitted Acquisition;

(h) Investments constituting Secured Hedge Agreements;

(i) Guarantees permitted by Section 7.02;

(j) loans and advances (i) to employees (including drivers of Motor Vehicles) of Holdings or any of its Subsidiaries in the ordinary course of business (including for travel, fuel costs, tolls, entertainment and relocation expenses) and (ii) to non-employee owner/operators of Motor Vehicles in the ordinary course (in the nature of advances for fuel costs, tolls, repairs and other similar ordinary course items);

(k) Capital Expenditures permitted by Section 7.07;

(l) intercompany loans permitted by Sections 7.02(f) and (g);

(m) Investments made in connection with Permitted Acquisitions permitted by clause Section 7.10(b);

(n) Hedging Obligations permitted by Section 7.02(k);

(o) loans and advances in the ordinary course of business (i) to finance the purchase or lease of Motor Vehicles or other equipment by non-employee owner/operators or similar individuals performing services for Holdings or its Subsidiaries, provided that (x) Holdings or such Subsidiary has a Lien on the Motor Vehicles or other equipment purchased or leased and (y) the purchase of any such Motor Vehicles or other equipment are included as Capital Expenditures for the purposes of Section 7.07 and (ii) to finance tuition costs of student/trainees enrolled in driver training academies of the Borrower or one of its Subsidiaries;

(p) Investments made in a Captive Insurance Company, in an amount not to exceed the minimum amount of capitalization required pursuant to regulatory capital requirements;

(q) Investments in a Receivables Subsidiary or in any Persons by a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

(r) Investments incurred as a result of prepayments of Indebtedness not restricted by Section 7.08;

(s) other Investments in an amount not to exceed $80,000,000 at any time outstanding; provided that to the extent any Investment is made by Holdings or its Subsidiaries in less than 100% of the Capital Securities of any Person, and Holdings or any of its Subsidiaries subsequently acquires the remainder of the Capital Securities of such Person, such Investment shall no longer be considered a use of this clause (s) so long as, at the time of the acquisition of the remainder of such Capital Securities, the acquisition of 100% of the Capital Securities of such Person would be permitted as a Permitted Acquisition under Section 7.05(g); or

(t) any Permitted Bond Hedge;

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (g), (m) or (s) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

7.06 Restricted Payments. Holdings will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by its Subsidiaries either to the Borrower or to Guarantors, or made by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, and, on a pro rata basis, to its equity holders (with respect to any non-wholly owned Subsidiary), except:

(a) so long as there shall exist no Default (both before and after giving effect to the payment thereof), Restricted Payments pursuant to and in accordance with stock option plans or other benefit or compensation plans for present or former management or employees of Holdings and its Subsidiaries, in an amount not to exceed $5,000,000 in any Fiscal Year and $40,000,000 over the term of this Agreement; provided that, to the extent Restricted Payments made in accordance with this clause (a) in any Fiscal Year do not exceed $5,000,000, Restricted Payments made in accordance with this clause (a) in the immediately succeeding Fiscal Year may be increased by an amount equal to such unutilized amount from such prior Fiscal Year;

(b) Restricted Payments with respect to the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchase of Equity Interests deemed to occur in connection with the exercise of stock options and to the extent necessary to pay applicable withholding taxes;

(c) the purchase of fractional shares upon conversion of any securities of Holdings or the Borrower into, or the exercise of rights with respect to, Equity Interests of Holdings or the Borrower, provided that the such fractional shares or the right to receive such fractional shares shall have not been created for the purpose of circumventing the provisions of this covenant;

(d) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make Restricted Payments; provided that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed $25,000,000 in the aggregate; or

(e) the entry into or exercise or settlement of any Permitted Bond Hedge or Permitted Warrant.

7.07 Capital Expenditures. Holdings will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any period set forth below which aggregate in excess of the amount set forth below opposite such period (each amount, the “Maximum Capital Expenditures Amount”):

Period	Capital Expenditure Amount
Fiscal Year 2012	$635,000,000
Fiscal Year 2013	$740,000,000
Fiscal Year 2014	$740,000,000
Fiscal Year 2015	$730,000,000
January 1, 2016 through the Tranche B-2 Term Loan Maturity Date	$750,000,000

; provided, that the Maximum Capital Expenditures Amount for any Fiscal Year shall be increased by the lesser of (a) an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of Capital Expenditures for such previous Fiscal Year and (b) 10% of the Maximum Capital Expenditures Amount for the previous Fiscal Year; provided further that $55,000,000 shall be permitted to be carried forward from Fiscal Year 2011 to increase the Maximum Capital Expenditures Amount for Fiscal Year 2012.

7.08 No Prepayment of Certain Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to:

(a) make any payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred under the Senior Note Documents (including any redemption or retirement thereof) other than the stated, scheduled date for payment of interest set forth in the Senior Note Documents, except (i) to the extent permitted under Section 7.02, (ii) with the Net Cash Proceeds of any sale or issuance of Capital Securities of Holdings, or (iii) if after giving pro forma effect thereto, the Consolidated First Lien Leverage Ratio is less than 2.50:1.00;

(b) redeem, retire, purchase, defease or otherwise acquire for value any Indebtedness incurred under the Senior Note Documents, except (i) to the extent permitted under Section 7.02, (ii) with the Net Cash Proceeds of any sale or issuance of Capital Securities of Holdings or (iii) , or (iii) if after giving pro forma effect thereto, the Consolidated First Lien Leverage Ratio is less than 2.50:1.00;

(c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes, except (i) to the extent permitted under Section 7.02 and (ii) with the Net Cash Proceeds of any sale or issuance of Capital Securities of Holdings which are not required under Section 2.05(b) to prepay the Loans (and have not otherwise been applied to other payments permitted under this Section 7.08);

(d) make any prepayment of principal or interest on any Indebtedness that is by its express written terms subordinated to the payment of the Obligations except (x) with the Net Cash Proceeds of any sale or issuance of Capital Securities of Holdings or (y) any conversion by the holder thereof of any Permitted Convertible Notes or any exercise by the holder thereof of a cash-settled Permitted Warrant; or

(e) except as otherwise permitted herein, make any prepayment of principal or interest on (i) any other second-lien or junior secured Indebtedness or (ii) any unsecured Indebtedness except (x) with the Net Cash Proceeds of any sale or issuance of Capital Securities of Holdings, (y) any repayment, redemption, retirement, purchase, defeasance or acquisition of any Fixed Rate Notes or (z) any conversion by the holder thereof of any Permitted Convertible Notes or any exercise by the holder thereof of a cash-settled Permitted Warrant.

7.09 Issuance of Capital Securities. Holdings will not, and will not permit any of its Subsidiaries to, issue any Capital Securities (whether for value or otherwise) to any Person other than (in the case of Subsidiaries) to Holdings, the Borrower or a Guarantor or another direct parent thereof except (a) any issuance by Holdings of Capital Securities for the purpose of funding a Permitted Acquisition, (b) any issuance by Holdings of Capital Securities if the Net Cash Proceeds from such issuance are applied to prepay, repay, redeem, retire, purchase, defease or otherwise acquire the Fixed Rate Notes, Senior Notes or other Indebtedness of Holdings and its Subsidiaries, (c) any issuance by Holdings of Capital Securities pursuant to an employee stock ownership plan, (d) any issuance by Holdings of Capital Securities in connection with the issuance, conversion, exercise or settlement of any Permitted Convertible Notes, Permitted Warrants or Permitted Bond Hedge or (e) any issuance by Holdings of Capital Securities if after giving pro forma effect thereto, the Consolidated Leverage Ratio is less than 2.75:1.00.

7.10 Consolidation, Merger; Permitted Acquisitions, etc. Holdings will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except:

(a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Holdings or any of its Subsidiaries (provided that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, Holdings, the Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by Holdings or any of its Subsidiaries (provided that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by Holdings, the Borrower or another Subsidiary Guarantor); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless, after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Collateral Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Collateral Agent to create, perfect or maintain the collateral position of the Secured Parties therein;

(b) any Person (i) may merge with or into or consolidate with a Loan Party, or a Loan Party may merge or consolidate with such Person, in a transaction in which (x) in the case of a merger involving Holdings or the Borrower, the surviving entity is Holdings or the Borrower, as applicable, or (y) otherwise, the surviving entity is such Loan Party or if the surviving entity will not be such Loan Party, simultaneously with such transaction, the Person formed by such consolidation or in which such Loan Party is merged, shall become a Subsidiary Guarantor and the Person shall comply with Section 6.08 in connection therewith and (ii) may merge with or into or consolidate with a Subsidiary that is not a Loan Party (provided that any merger involving a Loan Party shall be permitted only in accordance with clause (i)); provided that any such transaction under clause (i) or (ii) involving a Person that is not a Loan Party or a Subsidiary shall be a Permitted Acquisition permitted under Section 7.10(c);

(c) the purchase of all or substantially all of the assets or Capital Securities of any Person (or any division of any such Person), or the acquisition of such Person by merger (or the offer or tender to purchase 100% of the Capital Securities of such Person), in each case if (i) such purchase or acquisition constitutes a Permitted Acquisition, and (ii) the Consolidated Leverage Ratio as of the period of four consecutive Fiscal Quarters most recently ended prior to the date of such Permitted Acquisition is, after giving pro forma effect to such Permitted Acquisition, at least .25 less than is otherwise required pursuant to Section 7.04(a) at the time of such Permitted Acquisition; and

(d) any Immaterial Subsidiary may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interest of Holdings and its Subsidiaries and it not materially disadvantageous to the Lenders.

7.11 Permitted Dispositions. Holdings will not, and will not permit any of its Subsidiaries to, Dispose of any of Holdings’, the Borrower’s or such other Subsidiaries’ assets (including with respect to the sale, transfer or other conveyance of (i) accounts receivable or (ii) Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions, except:

(a) a Disposition of inventory or obsolete, damaged, worn out or surplus personal property Disposed of in the ordinary course of its business, including Motor Vehicles (whether in connection with the LKE Program or otherwise); provided that the proceeds of any Disposition of Motor Vehicles (other than any Dispositions pursuant to Sections 7.11(g) or (h)) are applied pursuant to Section 2.05(b) to the extent required thereby;

(b) a Disposition permitted by Sections 7.06, 7.09, 7.10 or 7.15;

(c) a Disposition that (i) is for fair market value and the consideration received consists of no less than 80% in cash, (ii) results in net cash proceeds which, when taken together with the net cash proceeds of all other assets Disposed of pursuant to this clause (c) since the Restatement Effective Date, does not exceed (individually or in the aggregate) $150,000,000 and (iii) results in Net Cash Proceeds that are applied, if required by such Section, pursuant to Section 2.05(b); provided, that notwithstanding clause (i) of this Section 7.11(c), the proceeds of a Disposition(s) may be non-cash to the extent the Disposition(s) is pursuant to an exchange for a similar asset in a transaction intended to qualify as a “like-kind exchange” under Section 1031 of the Code;

(d) a Disposition of Receivables Assets to any or by any Receivables Subsidiary in connection with any Qualified Receivables Transaction so long as the proceeds from such Disposition are applied pursuant to Section 2.05(b), if required thereby;

(e) a Disposition of Cash Equivalents in the ordinary course of business;

(f) a Disposition or discount without recourse of accounts receivable that are overdue for more than 60 days in the ordinary course of business and consistent with past practices in connection with the compromise or collection thereof;

(g) Dispositions of Motor Vehicles and related assets pursuant to the exercise of a put option or sale and leaseback in connection with the Motor Vehicle Financings, so long as the proceeds from such Disposition, to the extent such proceeds are not required pursuant to the terms of the Motor Vehicle Financing to be applied to the repayment of the Motor Vehicle Financing, are applied pursuant to Section 2.05(b);

(h) Dispositions of Motor Vehicles and related assets pursuant to Newly Acquired Motor Vehicle Financings or pursuant to a sale or trade-in as contemplated by the proviso to clause (i) of the definition of Capital Expenditures in Section 1.01;

(i) Dispositions of Motor Vehicles to the extent that the Net Cash Proceeds of any such Disposition are applied pursuant to Section 2.05(b) to the extent required thereby;

(j) any Subsidiary of Holdings may Dispose of any assets or issue or sell Capital Securities to any Loan Party or, subject to the limitations in Section 7.05(e), if applicable, any other Subsidiary that is not a Loan Party;

(k) Dispositions of the Capital Securities of Asphalt Media, Inc.;

(l) [Reserved];

(m) licenses and sublicenses of Intellectual Property entered into in the ordinary course of business;

(n) leases or sublease of real property in the entered into in the ordinary course of business and not constituting a sale and leaseback;

(o) Dispositions of Intellectual Property (i) that is in the Borrower’s or a Subsidiary’s reasonable business judgment no longer used or useful in any material respect in the Borrower’s or any Subsidiaries’ business, taken as a whole, or (ii) by any Subsidiary that is not a Loan Party to a Loan Party, (iii) among the Loan Parties or (iv) among Subsidiaries that are not Loan Parties; and

(p) a Disposition (which shall be deemed to include: (i) any assignment or sublease of assets by IEL to a counterparty, and (ii) any lease, leaseback, services, and other agreements entered into by Loan Parties and the counterparties to such transaction) of all or any portion of the assets or Capital Securities of IEL on fair and reasonable terms to the Loan Parties which are not, in the good faith opinion of the Borrower, adverse to the Lenders in any material respect.

7.12 Modification of Certain Agreements. Holdings will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:

(a) the Senior Note Documents;

(b) the Fixed Rate Notes Indenture; or

(c) the Organization Documents of Holdings, the Borrower or any of their respective Subsidiaries,

in each case if the result would have a material adverse effect on the rights or remedies of any Secured Party.

7.13 Transactions with Affiliates. Except as identified in Schedule 7.13, Holdings will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate (other than Holdings or one of its Subsidiaries), unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to Holdings or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of Holdings or such Subsidiary with a Person that is not one of its Affiliates, provided that, notwithstanding the foregoing, Holdings’ Subsidiaries may (i) make Restricted Payments permitted by Section 7.06 and (ii) enter into the transactions permitted by Sections 7.02, 7.05, 7.09, 7.10 and 7.11.

7.14 Restrictive Agreements. Holdings will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b) the ability of any Loan Party to amend or otherwise modify any Loan Document; or

(c) the ability of any Subsidiary to make any payments, directly or indirectly, to Holdings or the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), (A) any agreement governing any Indebtedness permitted by Section 7.02(e) as to the assets financed with the proceeds of such Indebtedness, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that is to be sold and such sale is permitted hereunder, (C) customary restrictions and conditions contained in agreements relating to a Qualified Receivables Transaction permitted hereunder and the Motor Vehicle Financing, (D) agreements binding on a Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower so long as such agreement is not entered into in contemplation of such occurrence, (E) agreements that are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder, (F) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (G) with respect to clause (a) only, customary provisions in leases, subleases, licenses, sublicenses or permits so long as such restrictions relate only to the property subject thereto (including customary restrictions on assignment of any such leases, subleases. licenses and sublicenses), and (H) restrictions and conditions existing on the Restatement Effective Date contained in agreements that are not material Contractual Obligations of Holdings or any of its Subsidiaries (but shall apply to any extension of renewal of, or any amendment or modification expanding the scope of such restriction or condition), or (iii) (A) any agreement of a Foreign Subsidiary governing Indebtedness permitted by Section 7.02(f)(ii) and (B) any agreement governing Indebtedness permitted by Section 7.02(h).

7.15 Sale and Leaseback. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, other than (a) a sale and leaseback entered into in connection with the Motor Vehicle Financing, so long as the proceeds of such transaction are applied pursuant to Section 2.05(b), (b) a sale and leaseback entered into in connection with a Newly Acquired Motor Vehicle Financing, (c) any sale and leaseback of real property that is not subject to a Mortgage, so long as the value of such properties in the aggregate does not exceed $50,000,000 and (d) transactions permitted under Section 7.11(p).

7.16 Accounting Changes. Holdings and its Subsidiaries will not make any change in (a) accounting principles or reporting practices, except as required by GAAP, or (b) fiscal year.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. (i) The Borrower shall default in the payment or prepayment when due of (x) any principal on any Loan, or any L/C Obligation or any deposit of cash for collateral purposes pursuant to Section 2.03(g), or (y) any interest on any Loan or any fee described in Article II or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due or (ii) any Guarantor shall default in the payment when due of any payment Obligation under a Guaranty;

(b) Breach of Warranty. Any representation or warranty of any Loan Party made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article IV) is or shall be incorrect when made or deemed to have been made in any material respect;

(c) Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Sections 6.01(a), (b), (c) and (e), Section 6.07, Section 6.11 or Article VII; or

(d) Other Defaults. Any Loan Party shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 45 days after the earlier to occur of (i) notice thereof given to Holdings or any Borrower by the Administrative Agent or any Lender or (ii) the date on which any Loan Party has knowledge of such default; or

(e) Cross-Default. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.01(a)) of Holdings or any of its Subsidiaries or any other Loan Party having a principal or stated amount, individually or in the aggregate, in excess of $30,000,000, a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness, or an event of default shall occur, if the effect of such default or event of default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity; or

(f) Judgments. Any (i) judgment or order for the payment of money individually or in the aggregate in excess of $30,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against Holdings or any of its Subsidiaries or any other Loan Party and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (b) non-monetary judgment or order that has had, or could reasonably be expected to have, a Material Adverse Effect; or

(g) Pension Plans. An ERISA Event shall occur that, alone or together with any other ERISA Event that has occurred or is continuing, would reasonably be expected to create liability to any Loan Party or any ERISA Affiliate in excess of $30,000,000:

(h) Change in Control. Any Change in Control shall occur; or

(i) Bankruptcy; Insolvency, Etc. Holdings, any of its Subsidiaries or any other Loan Party shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that Holdings, each Borrower, each Subsidiary and each other Loan Party hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Holdings, any Borrower, any Subsidiary or any Loan Party, such case or proceeding shall be consented to or acquiesced in by Holdings, such Borrower, such Subsidiary or such Loan Party, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that Holdings, each Borrower, each Subsidiary and each Loan Party hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01 or 6.08 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.03) on the Collateral purported to be covered thereby, to the extent such Lien is required to be perfected pursuant to the Loan Documents; or any Loan Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

(l) Subordination Provisions. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness in aggregate principal amount in excess of $30,00,000 (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Agents in their capacities as such (ratably among the Agents according to the outstanding Obligations due to them in their capacities as Agents);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

AGENTS

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank), the Administrative Agent and the L/C Issuer hereby irrevocably appoints Morgan Stanley Senior Funding, Inc. as Collateral Agent hereunder and under the other Loan Documents (and Morgan Stanley Senior Funding, Inc. hereby accepts such appointment as Collateral Agent) and authorizes the Collateral Agent (i) to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, (ii) to enter into an arrangement with the Borrower whereby the Borrower and its Subsidiaries will (A) retain physical possession of the certificates of title (or similar instruments) relating to each Motor Vehicle owned by Holdings or any of its Subsidiaries (each such Motor Vehicle, an “Owned Motor Vehicle”), (B) be authorized to list or register the Collateral Agent as first lien holder with respect to each Owned Motor Vehicle, (C) be authorized to communicate and deal with the applicable state department of motor vehicles in (1) registering any Owned Motor Vehicle and listing and recording the Collateral Agent as first lienholder in respect thereof and (2) releasing any registration of any Owned Motor Vehicle upon any sale or other disposal or transfer of registration thereof and (D) be granted a power of attorney by the Collateral Agent, which power of attorney shall grant specified employees of Holdings or its Subsidiaries the ability to terminate the Collateral Agent’s liens, rights, title and interest in and to Owned Motor Vehicles that are the Collateral of the Secured Parties in accordance with the terms of such power of attorney and (iii) to appoint a Motor Vehicle Monitor, which Motor Vehicle Monitor shall monitor the arrangement between the Borrower and the Collateral Agent detailed in clause (ii) above and shall perform inspections and audits to ensure that the Borrower is complying with its obligations hereunder and under the other Loan Documents with respect to certificates of title for all Owned Motor Vehicles. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article Error! Reference source not found. (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto (it being understood that Holdings and its Subsidiaries shall in no event be deemed sub-agents of the Collateral Agent and shall not be entitled to the provisions of this Article IX and Article Error! Reference source not found.).

9.02 Rights as a Lender. The Person serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder and the Person serving as the Collateral Agent hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), (ii) with respect to the Collateral Agent, with the consent or at the request of the Administrative Agent or (iii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or the L/C Issuer;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Notwithstanding anything to the contrary herein or in any Loan Document, it is hereby acknowledged and agreed that the Collateral Agent shall act solely at the written direction of the Administrative Agent or the Required Lenders. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with any Loan Document or from the exercise of any power, discretion or authority vested in it hereunder or under any other Loan Document until the Collateral Agent shall have received written direction in respect thereof from the Administrative Agent or the Required Lenders and, upon such written direction from the Administrative Agent or the Required Lenders, as applicable, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority in accordance with such directions.

9.04 Reliance by Agents. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable.

9.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Collateral Agent, the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (so long as no Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(b) The Collateral Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (so long as no Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

9.07 Non-Reliance on Agents and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(d).

Upon request by the Collateral Agent at any time, the Required Lenders will, or the Administrative Agent may, confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, no Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12 Waiver of Claims. Each Lender hereby waives any claims against the Collateral Agent arising as a result of the Collateral Agent’s entry into the arrangement with the Borrower and the Motor Vehicle Monitor set forth in Section 9.01(b)(ii) and (iii), other than any such claim arising from the gross negligence or willful misconduct of the Collateral Agent with respect to such arrangements.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend or modify the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate; or (ii) to amend or modify the financial covenants or defined terms used in the financial covenants in this Agreement and the Lenders agree that such amendment or modification shall not constitute a reduction in the rate of interest or fees for purposes of this clause (d);

(e) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(e)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” “Required Tranche B-1 Term Lenders” or “Required Tranche B-2 Term Lenders,” without the written consent of each Lender under the applicable Facility;

(f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(h) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Tranche B-1 Term Loan Facility, the Required Tranche B-1 Term Lenders, (ii) if such Facility is the Tranche B-2 Term Facility, the Required Tranche B-2 Term Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders; or

(i) change any provision of Section 2.14, without the written consent of Required Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, any provision of this Agreement may be amended, modified or waived with the consent of the Administrative Agent, the Borrower and the Required Revolving Lenders (with no other consents required, except as set forth in clauses (a) – (i) above), if such amendment, modification or waiver applies by its terms only to the Revolving Credit Lenders.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders (each such Lender, a “Non-Consenting Lender”), the Borrower may (i) replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph) or (ii) with the consent of the Required Lenders (excluding the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held by, any Non-Consenting Lender), terminate the outstanding Commitments of any Non-Consenting Lender and repay the outstanding Loans of such Lender at par; provided that after giving effect to such repayment, the (A) Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (B) the L/C Exposure not fully Cash Collateralized shall not exceed the Letter of Credit Sublimit and (C) the Swing Line Exposure shall not exceed the Swing Line Sublimit.

Any term or provision of this Section 10.01 to the contrary notwithstanding, if the Administrative Agent, Holdings and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent (or the Collateral Agent, acting at the direction of the Administrative Agent), Holdings and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, (c) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent and one local counsel for the Lenders retained by the Administrative Agent in each relevant jurisdiction and, subject to the Borrower’s consent (such consent not to be unreasonably withheld), any special counsel for the Lenders deemed reasonably necessary by the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any dispute solely among the Indemnitees (or their Related Persons), other than any Agent acting in its capacity as such) and not involving, or arising or resulting from any act or omission of Holdings or any of its Subsidiaries or any of its or their Affiliates.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing (without limiting the Borrower’s obligation to do so), each Lender severally agrees to pay to the applicable Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent , the Collateral Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent, the L/C Issuer or any Lender, or the Administrative Agent, the Collateral Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the Collateral Agent, each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of either the Tranche B-1 Term Facility or the Tranche B-2 Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed, it being understood that it is reasonable for the Borrower to withhold consent with regard to assignments of Revolving Credit Loans to a financial institution that is not a commercial bank or investment bank that customarily enters into such revolving facilities) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) with respect to the Revolving Credit Facility, such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to a Revolving Credit Lender, (3) with respect to the Tranche B-1 Term Loan Facility, such assignment is to a Tranche B-1 Term Lender, an Affiliate of a Tranche B-1 Term Lender or an Approved Fund with respect to a Tranche B-1 Term Lender or (4) with respect to the Tranche B-2 Term Loan Facility, such assignment is to a Tranche B-2 Term Lender, an Affiliate of a Tranche B-2 Term Lender or an Approved Fund with respect to a Tranche B-2 Term Lender; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten days after having received written notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee payable by the assigning Lender in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, except as permitted in accordance with Section 2.15;

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Joint Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Agents nor the Joint Lead Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Agents or Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

10.19 Amendment and Restatement.This Agreement shall become effective on the Restatement Effective Date and shall supersede all provisions of the Existing Credit Agreement as of such date. From and after the Restatement Effective Date, (a)(i) the Commitments of those Lenders under the Existing Credit Agreement that are continuing as Lenders under this Agreement (the “Continuing Lenders”) shall be amended, if applicable, pursuant to Section 2.01 and (ii) the Commitments of those Lenders under the Existing Credit Agreement that are not continuing as Lenders under this Agreement (the “Non-Continuing Lenders”) shall automatically be terminated and cease to have any further force or effect without further action by any Person, and shall be replaced with the respective Commitments of such Continuing Lenders and of those Lenders party to this Agreement that were not Lenders under the Existing Credit Agreement immediately prior to the Restatement Effective Date (the “New Lenders”) in accordance with Section 2.01; (b) all outstanding Loans of the Non-Continuing Lenders shall be repaid in full (together with all interest accrued thereon and all fees accrued under the Existing Credit Agreement through the Restatement Effective Date) on the Restatement Effective Date; and (c) all outstanding Loans of the Continuing Lenders and all interests in outstanding Letters of Credit under the Existing Credit Agreement shall remain outstanding as the initial Loans and Letters of Credit hereunder.

The Continuing Lenders and New Lenders each agree to make such purchases and sales of interests in the Loans and L/C Obligations outstanding on the Restatement Effective Date between themselves so that each Continuing Lender and New Lender is then holding its relevant proportionate share of outstanding Revolving Credit Loans and risk participation interests in outstanding L/C Obligations based on their Revolving Loan Commitments as in effect after giving effect hereto and its proportionate share of the Term Loans based on their Term Loan Commitments as in effect after giving effect hereto (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement (including, without limitation, participations in respect of all Swing Line Loans and Letters of Credit) to be made in accordance with the respective Commitments of the Lenders from time to time party to this Agreement as provided herein. All references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Borrower or any Guarantor evidenced or provided for thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

SWIFT TRANSPORTATION COMPANY

By:
Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent, L/C Issuer, Swing Line Lender and a Lender

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a Collateral Agent, Syndication Agent and a Lender

By:
Name:
Title:

[OTHER LENDERS AND AGENTS]

Schedule 1.01

Existing Letters of Credit

Issuer	Issue Date/ Letter of Credit No.	Beneficiary	Current Amount	Expiration Date
Bank of America	10/17/08: [*]	[*]	$976,789.00	8/08/11
Bank of America	3/16/10: [*]	[*]	$4,250,000.00	7/06/11
Bank of America	3/16/10: [*]	[*]	$5,600,000.00	10/02/11
Bank of America	4/27/10: [*]	[*]	$105,000.00	8/08/11
Bank of America	4/27/10: [*]	[*]	$100,000.00	8/30/11
Bank of America	8/12/10: [*]	[*]	$1,000,000.00	8/31/11
Bank of America	8/12/10: [*]	[*]	$4,000,000.00	7/03/11
Bank of America	9/01/10: [*]	[*]	$9,575,815.00	9/28/11
Bank of America	9/01/10: [*]	[*]	$1,000,000.00	8/03/11
Bank of America	10/12/10: [*]	[*]	$6,379,547.00	8/01/11
Bank of America	10/27/10: [*]	[*]	$235,509.00	10/01/11
Bank of America	10/20/08: [*]	[*]	$57,250,000.00	1/01/11
Bank of America	10/20/08: [*]	[*]	$13,700,000.00	7/06/11
Bank of America	10/20/08: [*]	[*]	$5,860,195.00	9/28/11
Bank of America	3/31/10: [*]	[*]	$9,388,507.00	2/17/11
Bank of America	4/27/10: [*]	[*]	$13,500,000.00	7/24/11
Bank of America	5/11/10: [*]	[*]	$220,000.00	7/25/11
Bank of America	9/01/10: [*]	[*]	$50,000.00	6/24/11
Bank of America	9/01/10: [*]	[*]	$15,000,000.00	7/14/11
Bank of America	10/12/10: [*]	[*]	$5,000,000.00	7/29/11

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 1.01 - 1

Schedule 2.01

Commitments and Applicable Percentages

Lender	Allocation
	Term Loan B-1 Commitments	Term Loan B-2 Commitments		Revolving Credit Commitment
Bank of America, N.A.	$200,000,000	$		$50,000,000
Wells Fargo Bank, National Association	$—		$—	$80,000,000
Morgan Stanley Senior Funding, Inc.	$—		$—	$55,000,000
Morgan Stanley Bank National Association	$—		$—	$25,000,000
Citibank, N.A.	$—		$—	$40,000,000
Deutsche Bank Trust Company Americas	$—		$—	$40,000,000
Monarch Master Funding Ltd	$—		$—	$32,500,000
ING Capital LLC	$—		$—	$17,500,000
PNC Bank, National Association	$—		$—	$15,000,000
Branch Banking & Trust Company	$—		$—	$12,500,000
Royal Bank of Canada	$—		$—	$12,500,000
Halcyon Loan Investors CLO I Ltd	$—		$—	$3,000,000
Halcyon Loan Investors CLO II Ltd	$—		$—	$3,750,000
Halcyon Structured Asset Management CLO I Ltd	$—		$—	$3,850,000
Halcyon Structured Asset Management Long Secured Short Unsecured 2007-1 Ltd	$—		$—	$3,750,000

Schedule 2.01

Lender	Allocation
	Term Loan B-1 Commitments	Term Loan B-2 Commitments	Revolving Credit Commitment
Halcyon Structured Asset Management Long Secured Short Unsecured 2007-2 Ltd	$—	$—	$2,250,000
Halcyon Structured Asset Management Long Secured Short Unsecured 2007-3 Ltd	$—	$—	$1,000,000
Halcyon Structured Asset Management Long Secured Short Unsecured 2006-1 Ltd	$—	$—	$2,400,000
Fidelity Investments	$—	$56,750,000.00	$—
Symphony Asset Management	$—	$55,000,000.00	$—
Eaton Vance Management	$—	$55,000,000.00	$—
Apollo Management	$—	$53,000,000.00	$—
Babson Capital Management	$—	$33,000,000.00	$—
Hartford Investment Management Company	$—	$32,000,000.00	$—
Oppenheimer Fund Distributor Inc.	$—	$40,700,000.00	$—
Invesco Floating Rate Funds , Inc	$—	$38,100,000.00	$—
Halcyon Asset Management LLC	$—	$28,000,000.00	$—
Franklin Floating Rate Trust	$—	$23,000,000.00	$—
Octagon Credit Investors	$—	$24,000,000.00	$—
Carlyle High Yield Partners Lp	$—	$13,000,000.00	$—
PineBridge Investments (fna. AIG Inc)	$—	$20,000,000.00	$—
Silvermine Capital	$—	$14,000,000.00	$—
Apidos Capital Management	$—	$7,000,000.00	$—

Schedule 2.01

Lender	Allocation
	Term Loan B-1 Commitments	Term Loan B-2 Commitments	Revolving Credit Commitment
Goldentree Asset Management	$—	$10,000,000.00	$—
American Money Management (aka American Financial)	$—	$9,000,000.00	$—
Lyon Capital Management LLC (LCM)	$—	$12,000,000.00	$—
Deutsche Asset Management (aka DB Advisors)	$—	$15,250,000.00	$—
Delaware Investments	$—	$5,000,000.00	$—
Fort Hill Investment (fna Aladdin Credit Partners )	$—	$10,000,000.00	$—
JP Morgan High Yield	$—	$15,000,000.00	$—
BlueMountain Capital	$—	$5,000,000.00	$—
Fraser Sullivan Investment Management LLC	$—	$8,000,000.00	$—
Pioneer Investments	$—	$10,000,000.00	$—
Aladdin Capital	$—	$8,000,000.00	$—
Commercial Industrial Finance Corp (CIFC)	$—	$6,000,000.00	$—
East West Bank	$—	$1,000,000.00	$—
MJX Asset Management	$—	$8,000,000.00	$—
First Trust Advisors Lp	$—	$2,000,000.00	$—
Crescent Capital	$—	$1,000,000.00	$—
Wellington	$—	$5,000,000.00	$—
Allstate Insurance Company	$—	$3,500,000.00	$—
MFS Investment Management	$—	$2,000,000.00	$—
Orix Capital Markets LLC	$—	$4,500,000.00	$—
Putnam Investments	$—	$5,000,000.00	$—
AllianceBernstein	$—	$4,500,000.00	$—

Schedule 2.01

Lender	Allocation
	Term Loan B-1 Commitments	Term Loan B-2 Commitments	Revolving Credit Commitment
Wells Capital/Menomonee Falls	$—	$4,000,000.00	$—
Aegon USA Investment Management	$—	$4,000,000.00	$—
DA Capital	$—	$500,000.00	$—
American Capital	$—	$2,000,000.00	$—
Avenue Capital Management LLC	$—	$500,000.00	$—
GE Asset Management	$—	$3,000,000.00	$—
Tall Tree Investment Management LLC	$—	$1,500,000.00	$—
Newfleet Asset Mgmt (Hartford)	$—	$2,500,000.00	$—
Par-Four Investment Management, LLC.	$—	$500,000.00	$—
Ppm America	$—	$2,000,000.00	$—
First Western Capital	$—	$500,000.00	$—
Sankaty Advisors, Inc.	$—	$3,200,000.00	$—
BAC Trading	$—	$4,000,000.00	$—
Goldman Sachs Asset Management (GSAM)	$—	$3,500,000.00	$—
	$200,000,000.00	$674,000,000.00	$400,000,000

Schedule 2.01

Schedule 5.07

Litigation

The following is a list of all legal actions claims pending or threatened which could reasonably be expected to have a Material Adverse Effect:

2004 owner-operator class action litigation

On January 30, 2004, a class action lawsuit was filed by Leonel Garza on behalf of himself and all similarly situated persons against Swift Transportation: Garza vs. Swift Transportation Co., Inc., Case No. CV07-0472. The putative class originally involved certain owner-operators who contracted with us under a 2001 Contractor Agreement that was in place for one year. The putative class is alleging that we should have reimbursed owner-operators for actual miles driven rather than the contracted and industry standard remuneration based upon dispatched miles. The trial court denied plaintiff’s petition for class certification, the plaintiff appealed and on August 6, 2008, the Arizona Court of Appeals issued an unpublished Memorandum Decision reversing the trial court’s denial of class certification and remanding the case back to the trial court. On November 14, 2008, we filed a petition for review to the Arizona Supreme Court regarding the issue of class certification as a consequence of the denial of the Motion for Reconsideration by the Court of Appeals. On March 17, 2009, the Arizona Supreme Court granted our petition for review, and on July 31, 2009, the Arizona Supreme Court vacated the decision of the Court of Appeals opining that the Court of Appeals lacked automatic appellate jurisdiction to reverse the trial court’s original denial of class certification and remanded the matter back to the trial court for further evaluation and determination. Thereafter, the plaintiff renewed the motion for class certification and expanded it to include all persons who were employed by Swift as employee drivers or who contracted with Swift as owner-operators on or after January 30, 1998, in each case who were compensated by reference to miles driven. On November 4, 2010, the Maricopa County trial court entered an order certifying a class of owner-operators and expanding the class to include employees. Upon certification, we filed a motion to compel arbitration as well as filing numerous motions in the trial court urging dismissal on several other grounds including, but not limited to the lack of an employee as a class representative, and because the named owner operator class representative only contracted with us for a three month period under a one year contract that no longer exists. In addition to these trial court motions, we also filed a petition for special action with the Arizona Court of Appeals arguing that the trial court erred in certifying the class because the trial court relied upon the Court of Appeals ruling that was previously overturned by the Arizona Supreme Court. On April 7, 2011, the Arizona Court of Appeals declined jurisdiction to hear this petition for special action and we filed a petition for review to the Arizona Supreme Court. On August 31, 2011, the Arizona Supreme Court declined to review the decision of the Arizona Court of Appeals and we will now continue to pursue our original motions with the trial court that were stayed pending the foregoing decisions at the appellate court level. We intend to pursue all available appellate relief supported by the record, which we believe demonstrates that the class is improperly certified and, further, that the claims raised have no merit or are subject to mandatory arbitration. The Maricopa County trial court’s decision pertains only to the issue of class certification, and we retain all of our defenses against liability and damages. The final disposition of this case and the impact of such final disposition cannot be determined at this time.

Driving academy class action litigation

On March 11, 2009, a class action lawsuit was filed by Michael Ham, Jemonia Ham, Dennis Wolf, and Francis Wolf on behalf of themselves and all similarly situated persons against Swift Transportation: Michael Ham, Jemonia Ham, Dennis Wolf and Francis Wolf v. Swift Transportation Co., Inc., Case No. 2:09-cv-02145-STA-dkv, or the Ham Complaint. The case was filed in the United States District Court for the Western Section of Tennessee Western Division. The putative class involves former students of our Tennessee driving academy who are seeking relief against us for the suspension of their Commercial Driver Licenses, or CDLs, and any CDL retesting that may be required of the former students by the relevant state department of motor vehicles. The allegations arise from the Tennessee Department of Safety, or TDOS, having released a general statement questioning the validity of CDLs issued by the State of Tennessee in connection with the Swift Driving Academy located in the State of Tennessee. We have filed an answer to the Ham Complaint. We have also filed a cross claim against the Commissioner of the TDOS, or the Commissioner, for a judicial declaration and judgment that we did not engage in any wrongdoing as alleged in the complaint and a grant of injunctive relief to compel the Commissioner to redact any statements or publications that allege wrongdoing by us and to issue corrective statements to any recipients of any such publications. The Commissioner’s motion to dismiss our cross claim has been dismissed by the court.

Schedule 5.07 - 1

On or about April 23, 2009, two class action lawsuits were filed against us in New Jersey and Pennsylvania, respectively: Michael Pascarella, et al. v. Swift Transportation Co., Inc., Sharon A. Harrington, Chief Administrator of the New Jersey Motor Vehicle Commission, and David Mitchell, Commissioner of the Tennessee Department of Safety, Case No. 09-1921(JBS), in the United States District Court for the District of New Jersey, or the Pascarella Complaint; and Shawn McAlarnen et al. v. Swift Transportation Co., Inc., Janet Dolan, Director of the Bureau of Driver Licensing of The Pennsylvania Department of Transportation, and David Mitchell, Commissioner of the Tennessee Department of Safety, Case No. 09-1737 (E.D. Pa.), in the United States District Court for the Eastern District of Pennsylvania, or the McAlarnen Complaint. Both putative class action complaints involve former students of our Tennessee driving academy who are seeking relief against us, the TDOS, and the state motor vehicle agencies for the threatened suspension of their CDLs and any CDL retesting that may be required of the former students by the relevant state department of motor vehicles. The potential suspension and CDL re-testing was initiated by certain states in response to the general statement by the TDOS questioning the validity of CDL licenses the State of Tennessee issued in connection with the Swift Driving Academy located in Tennessee. The Pascarella Complaint and the McAlarnen Complaint are both based upon substantially the same facts and circumstances as alleged in the Ham Complaint. The only notable difference among the three complaints is that both the Pascarella and McAlarnen Complaints name the local motor vehicles agency and the TDOS as defendants, whereas the Ham Complaint does not. We deny the allegations of any alleged wrongdoing and intend to vigorously defend our position. The McAlarnen Complaint has been dismissed without prejudice because the McAlarnen plaintiff has elected to pursue the Director of the Bureau of Driver Licensing of the Pennsylvania Department of Transportation for damages. We have filed an answer to the Pascarella Complaint. We have also filed a cross-claim against the Commissioner for a judicial declaration and judgment that we did not engage in any wrongdoing as alleged in the complaint and a request for injunctive relief to compel the Commissioner to redact any statements or publications that allege wrongdoing by us and to issue corrective statements to any recipients of any such publications. The Commissioner’s motion to dismiss our cross claim has been dismissed by the court.

On May 29, 2009, we were served with two additional class action complaints involving the same alleged facts as set forth in the Ham Complaint and the Pascarella Complaint. The two matters are Gerald L. Lott and Francisco Armenta on behalf of themselves and all others similarly situated v. Swift Transportation Co., Inc. and David Mitchell the Commissioner of the Tennessee Department of Safety, Case No. 2:09-cv-02287, filed on May 7, 2009 in the United States District Court for the Western District of Tennessee, or the Lott Complaint; and Marylene Broadnax on behalf of herself and all others similarly situated v. Swift Transportation Corporation, Case No. 09-cv-6486-7, filed on May 22, 2009 in the Superior Court of Dekalb County, State of Georgia, or the Broadnax Complaint. While the Ham Complaint, the Pascarella Complaint, and the Lott Complaint all were filed in federal district courts, the Broadnax Complaint was filed in state court. As with all of these related complaints, we have filed an answer to the Lott Complaint and the Broadnax Complaint. We have also filed a cross-claim against the Commissioner for a judicial declaration and judgment that we did not engage in any wrongdoing as alleged in the complaint and a request for injunctive relief to compel the Commissioner to redact any statements or publications that allege wrongdoing by us and to issue corrective statements to any recipients of any such publications. The Commissioner’s motion to dismiss our cross claim has been dismissed by the court. The portion of the Lott complaint against the Commissioner has been dismissed as a result of a settlement agreement reached between the approximately 138 Lott class members and the Commissioner granting the class members 90 days to retake the test for their CDL.

The Pascarella Complaint, the Lott Complaint, and the Broadnax Complaint are consolidated with the Ham Complaint in the United States District Court for the Western District of Tennessee and discovery is ongoing.

On July 1, 2011, the United States District Court for the Western District of Tennessee Western division entered an order of court granting class certification of the consolidated matters. We believe that the court committed reversible error in granting class certification and on July 15, 2011 we filed a motion for reconsideration of the class certification determination.

Schedule 5.07 - 2

In November 2011 and February 2012, we engaged in voluntary mediation in an attempt to resolve the matter and mitigate costs and risks of ongoing litigation.

We intend to vigorously contest class certification as well as the allegations made by the plaintiffs should the class remain certified. Based on its knowledge of the facts (including the mentioned mediation sessions) and advice of outside counsel, we believe the range of loss to be $1 million to $3 million and we have reserved for such loss within that range; however, the final disposition of this case and the impact of such final disposition cannot be determined at this time.

Owner-operator misclassification class action litigation

On December 22, 2009, a class action lawsuit was filed against Swift Transportation and IEL: John Doe 1 and Joseph Sheer v. Swift Transportation Co., Inc., and Interstate Equipment Leasing, Inc., Jerry Moyes, and Chad Killebrew, Case No. 09-CIV-10376 filed in the United States District Court for the Southern District of New York, or the Sheer Complaint. The putative class involves owner-operators alleging that Swift Transportation misclassified owner-operators as independent contractors in violation of the federal Fair Labor Standards Act, or FLSA, and various New York and California state laws and that such owner-operators should be considered employees. The lawsuit also raises certain related issues with respect to the lease agreements that certain owner-operators have entered into with IEL. At present, in addition to the named plaintiffs, approximately 200 other current or former owner-operators have joined this lawsuit. Upon our motion, the matter has been transferred from the United States District Court for the Southern District of New York to the United States District Court in Arizona. On May 10, 2010, plaintiffs filed a motion to conditionally certify an FLSA collective action and authorize notice to the potential class members. On June 23, 2010, plaintiffs filed a motion for a preliminary injunction seeking to enjoin Swift and IEL from collecting payments from plaintiffs who are in default under their lease agreements and related relief. On September 30, 2010, the District Court granted Swift’s motion to compel arbitration and ordered that the class action be stayed pending the outcome of arbitration. The court further denied plaintiff’s motion for preliminary injunction and motion for conditional class certification. The Court also denied plaintiff’s request to arbitrate the matter as a class. The plaintiff filed a petition for a writ of mandamus asking that the District Court’s order be vacated. On July 27, 2011, the court denied the plaintiff’s petition for writ of mandamus and plaintiff’s filed another request for interlocutory appeal. On December 9, 2011, the court permitted the plaintiffs to proceed with their interlocutory appeal. We intend to vigorously defend against any arbitration proceedings. The final disposition of this case and the impact of such final disposition cannot be determined at this time.

California employee class action

On March 22, 2010, a class action lawsuit was filed by John Burnell, individually and on behalf of all other similarly situated persons against Swift Transportation: John Burnell and all others similarly situated v. Swift Transportation Co., Inc., Case No. CIVDS 1004377 filed in the Superior Court of the State of California, for the County of San Bernardino, or the Burnell Complaint. On June 3, 2010, upon motion by Swift, the matter was removed to the United States District Court for the central District of California, Case No. EDCV10-00809-VAP. The putative class includes drivers who worked for us during the four years preceding the date of filing alleging that we failed to pay the California minimum wage, failed to provide proper meal and rest periods, and failed to timely pay wages upon separation from employment. The Burnell Complaint is currently subject to a stay of proceedings pending determination of similar issues in a case unrelated to Swift, Brinker v Hohnbaum, which is currently pending before the California Supreme Court. We intend to vigorously defend certification of the class as well as the merits of these matters should the class be certified. The final disposition of this case and the impact of such final disposition of this case cannot be determined at this time.

Environmental notice

On April 17, 2009, we received a notice from the Lower Willamette Group, or LWG, advising that there are a total of 250 potentially responsible parties, or PRPs, with respect to alleged environmental contamination of the Lower Willamette River in Portland, Oregon designated as the Portland Harbor Superfund site, or the Site, and that as a previous landowner at the Site we have been asked to join a group of 60 PRPs and proportionately contribute to (i) reimbursement of funds expended by LWG to investigate environmental contamination at the Site and (ii) remediation costs of the same, rather than be exposed to potential litigation. Although we do not believe we contributed any contaminants to the Site, we were at one time the owner of property at the Site and the Comprehensive Environmental Response, Compensation and Liability Act imposes a standard of strict liability on property owners with respect to environmental claims. Notwithstanding this standard of strict liability, we believe our potential proportionate exposure to be minimal and not material. No formal complaint has been filed in this matter. Our pollution liability insurer has been notified of this potential claim. We do not believe the outcome of this matter is likely to have a material adverse effect on us. However, the final disposition of this matter and the impact of such final disposition cannot be determined at this time.

Schedule 5.07 - 3

California owner-operator and employee driver class action

On July 1, 2010, a class action lawsuit was filed by Michael Sanders against Swift Transportation and IEL: Michael Sanders individually and on behalf of others similarly situated v. Swift Transportation Co., Inc. and Interstate Equipment Leasing, Case No. 10523440 in the Superior Court of California, County of Alameda, or the Sanders Complaint. The putative class involves both owner-operators and driver employees alleging differing claims against Swift and IEL. Many of the claims alleged by both the putative class of owner-operators and the putative class of employee drivers overlap the same claims as alleged in the Sheer Complaint with respect to owner-operators and the Burnell Complaint as it relates to employee drivers. As alleged in the Sheer Complaint, the putative class includes owner-operators of Swift during the four years preceding the date of filing alleging that Swift misclassified owner-operators as independent contractors in violation of FLSA and various California state laws and that such owner-operators should be considered employees. As also alleged in the Sheer Complaint, the owner-operator portion of the Sanders Complaint also raises certain related issues with respect to the lease agreements that certain owner-operators have entered into with IEL. As alleged in the Burnell Complaint, the putative class in the Sanders Complaint includes drivers who worked for us during the four years preceding the date of filing alleging that we failed to provide proper meal and rest periods, failed to provide accurate wage statement upon separation from employment, and failed to timely pay wages upon separation from employment. The Sanders Complaint also raises two issues with respect to the owner-operators and two issues with respect to drivers that were not also alleged as part of either the Sheer Complaint or the Burnell Complaint. These separate owner-operator claims allege that Swift failed to provide accurate wage statements and failed to properly compensate for waiting times. The separate employee driver claims allege that Swift failed to reimburse business expenses and coerced driver employees to patronize the employer. The Sanders Complaint seeks to create two classes, one which is mostly (but not entirely) encompassed by the Sheer Complaint and another which is mostly (but not entirely) encompassed by the Burnell Complaint. Upon our motion, the Sanders Complaint has been transferred from the Superior Court of California for the County of Alameda to the United States District Court for the Northern District of California. On January 17, 2012, the court entered an order dismissing plaintiff’s case and granting Swift’s motion to compel arbitration. The plaintiff’s filed an appeal to the January 17, 2012 order.

California and Oregon Minimum Wage Class Action

On July 12, 2011, a class action lawsuit was filed by Simona Montalvo on behalf of herself and all similarly situated persons against Swift Transportation: Montalvo et al. v. Swift Transportation Corporation d/b/a ST Swift Transportation Corporation in the Superior Court of California, County of San Diego (“Montalvo”). The Montalvo matter was removed to federal court on August 15, 2011, case number 3-11-CV-01827-L. Upon petition by plaintiffs, the matter was remanded to state court and we filed an appeal to this remand. , On July 11, 2011 a class action lawsuit was filed by Glen Ridderbush on behalf of himself and all similarly situated persons against Swift Transportation: Ridderbush et al. v. Swift Transportation Co. of Arizona LLC and Swift Transportation Services, LLC in the Circuit Court for the State of Oregon, Multnomah County (“Ridderbush”). The Ridderbush matter was removed to federal court on August 24, 2011, case number 3-11-CV-01028. Both putative classes include employees alleging that candidates for employment within the four year statutory period in California and within the three year statutory period in Oregon, were not paid the state mandated minimum wage during their orientation phase.

The issue of class certification must first be resolved before the court will address the merits of the case, and we retain all of our defenses against liability and damages pending a determination of class certification. We intend to vigorously defend against certification of the class as well as the merits of this matter should the class be certified. The final disposition of this case and the impact of such final disposition cannot be determined at this time.

Schedule 5.07 - 4

Washington overtime class action

On September 9, 2011, a class action lawsuit was filed by Troy Slack on behalf of himself and all similarly situated persons against Swift Transportation: Troy Slack, et al v. Swift Transportation Co. of Arizona, LLC and Swift Transportation Corporation in the State Court of Washington, Pierce County (“Slack”). The Slack matter was removed to federal court on October 12, 2011, case number 11-2-11438-0. The putative class includes all current and former Washington State based employee drivers during the three year statutory period alleging that they were not paid overtime in accordance with Washington State law and that they were not properly paid for meal and rest periods. We intend to vigorously defend certification of the class as well as the merits of these matters should the class be certified. The final disposition of this case and the impact of such final disposition of this case cannot be determined at this time.

Arizona FCRA class action

On August 8, 2011, a proposed class action lawsuit was filed by Kelvin D. Daniel, Tanna Hodges , and Robert R. Bell, Jr. on behalf of themselves and all similarly situated persons against Swift Transportation Corporation: Kelvin D. Daniel , Tanna Hodges , and Robert R. Bell, Jr. et al. v. Swift Transportation Corporation, in the United States District Court for the District of Arizona, case number 2:11-CV-01548-ROS. Plaintiffs sought employment with Swift Transportation of Arizona, LLC (“Swift”) and that entity has answered the complaint. The putative class includes individuals throughout the United States who sought employment with Swift and about whom Swift procured a criminal background report for employment purposes during the application process. The complaint alleges Swift violated the Fair Credit Reporting Act (“FCRA”) for those who applied in-person or not in-person. Among the allegations are that Swift i) did not make adequate disclosures or obtain authorizations for in-person and non-in-person applicants; ii) did not issue pre-adverse action notices for in-person applicants who were not hired in whole or in part because of a background report that contained at least one derogatory item that would disqualify the person under Swift’s hiring policies; and iii) did not issue adverse action notifications to applicants who were not hired in whole or in part because of a background report that contained at least one derogatory item that would disqualify the person from under Swift’s hiring policies. In October 2011, in response to a partial motion to dismiss filed by Swift, the plaintiffs filed an amended complaint , to which Swift answered in part, and after the court denied a partial motion to dismiss, Swift filed an answer addressing the remaining allegations. Swift intends to vigorously defend certification of the class as well as the merits of these matters should the class be certified. The final disposition of this case and the impact of such final disposition of this case cannot be determined at this time.

Illinois discrimination class action

On October 3, 2011, a class action lawsuit was filed by Steve C. Blufordon behalf of himself and all similarly situated persons against Swift Transportation: Steve C. Bluford v Swift v. Transportation, in the United States District Court for the Northern District of Illinois, Eastern Division, case number 1-11CV-06932. The putative class includes all African American employee drivers who worked from the Illinois terminal during the two year statutory period alleging that Swift failed to treat similarly situated African American or Black employees in the same manner as Caucasian employees. The named plaintiff, Steve Bluford, previously filed an EEOC complaint raising the same allegations which was dismissed by the EEOC as having no merit. Swift has filed a motion to dismiss this action. We intend to vigorously defend certification of the class as well as the merits of these matters should the class be certified. The final disposition of this case and the impact of such final disposition of this case cannot be determined at this time.

Schedule 5.07 - 5

Schedule 5.08

Existing Subsidiaries

Loan Party	Subsidiary	Ownership Interest
Swift Transportation Company*	Swift Transportation Co., LLC	100%
	Interstate Equipment Leasing, LLC	100%
Swift Transportation Co., LLC	Swift Transportation Co. of Arizona, LLC	100%
	Swift Services Holdings, Inc.	100%
Interstate Equipment Leasing, LLC*	N/A	N/A
Swift Transportation Co. of Arizona, LLC*	M.S. Carriers, LLC	100%
	Swift Intermodal, LLC	100%
	Estrella Distributing, LLC	100%
	Swift Transportation Co. of Virginia, LLC	100%
	Common Market Equipment Co., LLC	100%
	Swift Leasing Co., LLC	100%
	Mohave Transportation Insurance Company	100%
	Swift Academy LLC	100%
	Red Rock Risk Retention Group, Inc.	80%
Swift Leasing Co., LLC*	Sparks Finance LLC	100%
Swift Transportation Services, LLC*	Swift Logistics Mexico, S.A. de C.V.	100%
	Swift International S.A. de C.V.	100%
	Trans-Mex Inc., S.A. de C.V.	100%

Schedule 5.08 - 1

	Swift Receivables Company II, LLC	100%
	TMX Administracion S.A. de C.V.	100% owned by Swift International S.A. de C.V.
Swift Transportation Co. of Virginia, LLC*	N/A	N/A
Swift Intermodal, LLC*	N/A	N/A
Common Market Equipment Co., LLC*	N/A	N/A
M.S. Carriers, LLC*	Red Rock Risk Retention Group, Inc.	20%
Sparks Finance LLC*	N/A	N/A
Estrella Distributing, LLC*	N/A	N/A
Swift Services Holdings, Inc.*	Swift Transportation Services, LLC	100%

*	indicates properties subject to requirements described in clause (a)(ii) of Schedule 6.11.

Schedule 5.08 - 2

Schedule 5.09

Real Property

Desc	L/O/CS	Location	Street Address	City, St. Zip	No. Bldgs (Mortgaged Properties only)	Mortgage
Swift Yard	Lease	Adelanto, CA	17401 Adelanto Road	Adelanto, CA 92301
Swift Yard	Lease	Albany, GA	1534 Mock Road	Albany, Georgia 31703
Swift Yard	Lease	Alexandria, LA	7661 Hwy 71	Alexandria, LA 70086
Swift	Own	Albuquerque, NM	301 Airport Rd NW	Albuquerque, NM 87109	3	X
Swift Yard	Lease	Antioch, TN	4141 Murfreesboro Road	Antioch, TN
Swift	Own	Avenel, NJ (Yard & Shop)	943 Omar Avenue	Avenel, NJ 07001	2	X
Swift Yard	Lease	Billings, MT	1818 Minnesota Ave	Billings, MT 59101
Swift Yard	Lease	Boise, ID	2779 South Liberty	Boise, ID 83719
Swift	Own/CS	Buckeye, AZ (Lewis Prison)	26700 S. Highway 85	Buckeye, AZ 85326
Swift Yard	Lease	Calexico, CA	363 Nina Lee Road	Calexico, CA 92231
Swift Yard	Lease	Calgary Alberta Canada	4700 102 Ave SE	Calgary Alberta Canada, 12C2X8
Swift Yard	Lease	Edmonton, AB Canada	14815 128th Ave	Edmonton, AB Canada T5M2V3
Swift Yard	Lease	Cedar Hill, TX	1675 American Way	Cedar Hill, TX 75104
Swift Yard	Lease	Cheektowaga, NY	1989 Harlem Rd	Cheektowaga, NY 14212
Swift	Lease	Chicago Ridge, IL	6205 W. 10 Street	Chicago Ridge, IL 60415
Swift Yard	Lease	Colorado City, TX	2001 S. Hwy 208	Colorado City, TX 79512
Swift	Own	Columbus, OH	4141 Park West Dr.	Columbus, OH 43228	4	X*
Swift	Own	Decatur, GA (Atlanta)	5250 Truman Drive	Decatur, GA 30035	3	X*
Swift	Own	Denver, CO	4080 N. Rosemary Way	Denver, CO 80216	2	X
Swift Yard	Lease	Denver, Colorado, 80207	3988/3990 Ulster	Denver, Colorado, 80207
Swift Yard	Lease	Desert Center, AZ	Hwy 60 & I-10	Desert Center, AZ 92339
Swift Yard	Lease	East St. Louis, IL	699 State Rt. 203	East St. Louis, IL 62201-9908
Swift	Own	Edwardsville, KS	9000 Woodend Rd	Edwardsville, KS 66111	3	X
Swift	Own	El Paso, TX	1001 Diesel Drive	El Paso, TX 79907	2	X
Swift	Own	Fontana, CA / Banana Ave	9951 Banana Ave	Fontana, CA 92335	2	X

Schedule 5.09 - 1

Desc	L/O/CS	Location	Street Address	City, St. Zip	No. Bldgs (Mortgaged Properties only)	Mortgage
Swift	Lease	Fresno, CA	4575 S. Chesnut Ave.	Fresno, CA 93725
Swift	Own	Gary, IN	6500 Industrial Hwy	Gary, IN 46406	2	X
Swift Yard	Lease	Great Falls, MT	1801 4th Ave NW	Great Falls, MT 59403
Swift	Own	Greer, SC	2841 Old Woodruff Rd	Greer, SC 29651	2	X
Swift	Own	Greer, SC	1875 Hwy 101	Greer, SC 29651	1	X
Swift	Own	Harrisburg, PA (Jonestown)	103 RRI Jonestown, Box 1935	Jonestown, PA 17038	2	X
Swift Yard	Lease	Harvey, IL	250 E. 167th Street	Harvey, IL 60426
Swift	Lease	Houston, TX (Central Freight)	5800 Mesa Dr	Houston, TX 77028-4908
Swift Yard	Lease	Indianapolis, IN	2341 S. West St.	Indianapolis, IN
Swift	Own	Inver Grove Hts, MN	11380 E Courthouse Blvd	INVR GRV HTS, MN 55077	2	X
Swift Yard	Lease	Kingman, KS	230 W. Third St.	Kingman, KS 67068
Swift Yard	Lease	Kimball, Nebraska 69145	701E. Third Street	Kimball, Nebraska 69145
Swift Yard	Lease	Kingman, KS (2nd St.)	230 W. Third St.	Kingman, KS 67068
Swift	Own	Lancaster, TX	3250 N. Longhorn	Lancaster, TX 75134	4	X*
Swift	Own	Laredo, TX	1101 Carrier Drive	Laredo, TX 78045	3	X
Swift	Own	Lathrop, CA	901 D’Arcy Parkway	Lathrop, CA 95330	4	X*
Swift	Own- Imp. Only	Lewiston, ID	1616 6th Avenue, N.	Lewiston, ID 83501
Swift	Lease	Lewiston, ID (Training Academy)	1414 7th Ave. N	Lewiston, ID 83501
Swift Yard	Lease	Little Rock, AR	8105 Zeuber Road	Little Rock, AR 72206
Swift	Own	Manteno, IL	1215 N. Boudreau Rd	Manteno, IL 60950-9383	2	X
Swift	Own	Martinsburg, WV	818 Coming Way	Martinsburg, WV 25401-8404	2
Swift	Own	Memphis, TN / Brooks Rd.	3150 Starnes Cv	Memphis, TN 38116	5	X
Swift	Own	Memphis, TN / Pilot Dr.	3961 Pilot Drive	Memphis, TN 38118	2	X*
Swift	Lease	Memphis, TN	5261 East Raines	Memphis, TN 38130
Swift	Lease	Millington, TN (Academy)	7965 Veterans Pkwy # 108	Millington, TN 38053-2512
Swift	Lease	Millington, TN (Singleton)	8050 Singleton Ave	Millington, TN 38053
Swift	Own	Mira Loma, CA (Shop)	11888 Mission Blvd	Mira Loma, CA 91752-1003	4	X*
Swift Yard	Lease	Morris, IL	Lisbon Road	Morris, IL 60450
Swift Yard	Lease	Muscatine, IA	3206 Hershey Ave.	Muscatine, IA 52761
Swift Yard	Lease	N. Las Vegas, NV	3038 Losee Rd	North Las Vegas, NV 89030

Schedule 5.09 - 2

Desc	L/O/CS	Location	Street Address	City, St. Zip	No. Bldgs (Mortgaged Properties only)	Mortgage
Swift	Own	Neenah, WI	2476 American Drive	Neenah, WI 54956
Swift	Own	New Boston, MI (Detroit)	24200 Bell	New Boston, MI 48164	3	X
Swift	Own	Nogales, AZ	1550 W. Target Range Road	Nogales, AZ 85621
Swift	Own	Ocala; FL	2201 SW 57th Ave	Ocala, FL 34474	2	X
Swift	Own	Oklahoma City, OK	9400 NW 10	Oklahoma City, OK 73127
Swift	Own	Otay Mesa / San Diego	6933 Calle De Linea	San Diego, CA 92154-8014
Swift Yard	Lease	Pharr, TX	901 E. Military Hwy 281	Pharr, TX 78577
Swift Office	Lease	Pharr, TX	901 E. Military Hwy 281	Pharr, TX 78577
Swift Corp	Own	Phoenix, AZ	2200 S. 75th Ave	Phoenix, AZ 85043	10	X*
Swift	Own	Richmond, VA	2841 Charles City Road	Richmond, VA 23230	2	X*
Swift	Own	Salt Lake City, UT	3720 W 800 S	Salt Lake City, UT 84104-4565	3	X
Swift	Lease	San Antonio, TX (Academy)	5348 FM 1346	San Antonio, TX 78220-1931
Swift Yard	Lease	Shreveport, LA	1401 Fullerton	Shreveport, LA
Swift	Own	Sparks, NV	1455 Hulda Way	Sparks, NV 89431-7124	2	X
Swift Yard	Lease	Spokane, WA 99216	3808 N. Sullivan Road	Spokane, WA 99216
Swift	Lease	St. Louis, MO	6000 Hall St.	St. Louis, MO 63147
Swift	Own	Sumner, WA	4720 142nd Avenue E	Sumner WA 98390	2	X*
Swift	Own	Syracuse, NY	7470 Round Pond Rd	Syracuse, NY 13212-3376	2	X
Swift Yard	Lease	Taylor, PA	15 S. Keyser Ave	Taylor, PA 18517
Swift	Own	Troutdale, OR	2021 NW Sundial Rd	Troutdale, OR 97060	1	X
Swift	Lease	Tucson, AZ (HDS)	6251 S Wilmot Rd	Tucson, AZ 85711
Swift Yard	Lease	Villa Rica, GA	580 Ind. Court	Villa Rica GA 30180
Swift Yard	Lease	West Covina, CA	1773 W. San Bernardino Rd	West Covina, CA 91791
Swift Yard	Lease	West Monore, LA	161 Sterling Ave	West Monroe, LA 71292
Swift Yard	Lease	Wilkes Barre, PA	109 South Diamond Street	Wilkes Barre, PA
Swift	Own	Willows, CA	1475 Highway 99 West	Willows, CA 95988
Swift	Own	Wilmington, CA	221 E. D. Street	Wilmington, CA 90744-5911	2	X
Swift Yard	Lease	Wilmington, CA	525 E. “G” Street	Wilmington, CA 90744
Swift Yard	Lease	Windsor, CO 80550	900 Metal Container Crt	Windsor, CO 80550

Schedule 5.09 - 3

Desc	L/O/CS	Location	Street Address	City, St. Zip	No. Bldgs (Mortgaged Properties only)	Mortgage
Swift	Own	Fontana, CA	Vacant - Zac Parcel	Fontana, CA	0	X
Swift	Own	Sparks, NV	1555 Kleppe LN	Sparks, NV		X

Customer Sites Where
Swift Leases
Swift	Lease/CS	Casa Grande, AZ (Walmart)	58 S Thornton Rd	Casa Grande, AZ 85222
Swift	Lease/CS	Fort Worth, TX (Super Target)	5430 South Fwy.	Fort Worth, TX 76115
Swift	Lease/CS	Grandview, WA (Walmart)	545 Bethany Rd	Grandview, WA 98930-9284
Swift	Lease/CS	Los Lunas, NM	670 Los Moreos Rd.	Los Lunas, NM 87031

Closed Terminals
Swift	Own	Corsicana, TX	1 140 N. Hwy 45	Corsicana, TX 75151
Swift	Own	Eden, NC	406 Summit Road	Eden, NC 27288
Swift	Own	Pueblo, CO	4 Doane Place	Pueblo, CO 81001

Unimproved Land
Owned
Swift	Own	Phoenix, AZ	Southwest Corner 75th Ave & Buckey	Phoenix, AZ 85043	0	X*
Swift	Own	Portland, OR	Martin Luther King Rd. & Race Track	Portland, OR	0	X
Swift	Own	Oklahoma City, OK	Southeast Corner Council Rd & SW	Oklahoma City, OK
Swift	Own	Warren, OH	Perkins-Jones Road	Warren, OH
Swift	Own	Richmond, VA	Residence on small lot adjacent to terminal - Leased to Swift Employee

Mexico Properties
M.S. Carriers Logistics MX Corp.	Own	Monterrey, MX	Drop Yard for Transmex
M.S. Carriers Logistics	Own	Nuevo Laredo, MX	Transmex Terminal		3	X
Swift Logistics MX Corp	Own	Nogales, Sonora	MX

Schedule 5.09 - 4

Schedule 5.11

Contingent Liabilities Under Welfare Plans

None.

Schedule 5.11 - 1

Schedule 5.12

Environmental Matters

On April 17, 2009, Holdings received a notice from the Lower Willamette Group, or LWG, advising that there are a total of 250 potentially responsible parties, or PRPs, with respect to alleged environmental contamination of the Lower Willamette River in Portland, Oregon designated as the Portland Harbor Superfund site, or the Site, and that as a landowner at the Site we have been asked to join a group of 60 PRPs and proportionately contribute to (i) reimbursement of funds expended by LWG to investigate environmental contamination at the Site and (ii) remediation costs of the same, rather than be exposed to potential litigation. We have not elected to join this group to date. Although we do not believe we contributed any contaminants to the Site, we own property at the Site and the Comprehensive Environmental Response, Compensation and Liability Act imposes a standard of strict liability on property owners with respect to environmental claims. Notwithstanding this standard of strict liability, we believe our potential proportionate exposure to be minimal and not material. No formal complaint has been filed in this matter. Our pollution liability insurer has been notified of this potential claim. We do not believe the outcome of this matter is likely to have a material adverse effect on us. However, the final disposition of this matter and the impact of such final disposition cannot be determined at this time.

Schedule 5.12 - 1

Schedule 5.19

Mortgage Filing Offices

PROPERTY LOCATION	COUNTY	CITY	STATE

Albuquerque, NM	Bernalillo	Albuquerque	NM

Avenal, NJ	Middlesex	Woodbridge	NJ

Columbus, OH	Franklin	Columbus	OH

Decatur, GA	Dekalb	Sycamore	GA

Denver, CO	Denver	Denver	CO

Edwardsville, KS	Wyandotte	Kansas City	KS

El Paso, TX	El Paso	El Paso	TX

Fontana, CA	San Bernardino	San Bernardino	CA

Gary, IN	Lake	Crown Point	IN

Greer, SC	Spartenburg	Spartenburg	SC

Harrisburg, PA	Lebanon	Lebanon	PA

Inver Grove Heights	Dakota	Hastings	MN

Lancaster, TX	Dallas	Dallas	TX

Laredo, TX	Webb	Laredo	TX

Lathrop, CA	San Joaquin	Stockton	CA

Manteno, IL	Kankakee	Kankakee	IL

Memphis, TN	Shelby	Memphis	TN

Mira Loma, CA	Riverside	Riverside	CA

New Boston, MI	Wayne	Detroit	MI

Ocala, Fl	Marion	Ocala	FL

Phoenix, AZ	Maricopa	Phoenix	AZ

Portland, OR	Multnoma	Portland	OR

Richmond, VA	Henrico	Henrico	VA

Salt Lake City, UT	Salt Lake	Salt Lake City	UT

Sparks, NV	Washoe	Reno	NV

Sumner, WA	Pierce	Tacoma	WA

Syracuse, NY	Onondaga	Syracuse	NY

Troutdale, OR	Multnoma	Portland	OR

Wilmington, CA	Los Angeles	Los Angeles	CA

Schedule 5.19 - 1

Schedule 6.11

Post-Closing Obligations

Within 90 days of the Restatement Effective Date (or such later date as consented to by the Administrative Agent in its reasonable discretion), Holdings will and will cause each applicable Loan Party to provide to the Collateral Agent with:

(a) With respect to any Mortgaged Property secured by a Mortgage on the Restatement Effective Date:

(i) an amendment to such Mortgage covering such parcel of real property in form and substance reasonably satisfactory to the Administrative Agent and local counsel;

(ii) (1) an ALTA or other mortgagee’s title insurance policy for such Mortgaged Property, together with such endorsements thereto as may be required by the Administrative Agent or (2) a “date-down” endorsement to (or modification of) the existing title insurance policy for such parcel of Mortgaged Property issued by the title company that issued such existing title insurance policy, which endorsement (or modification) shall update the effective date of such existing title insurance policy and amend the description of the insured Mortgage to include the amendment to such Mortgage; and

(iii) evidence that the Borrower has paid all premiums in respect of the new title insurance policies and the endorsements to the existing title insurance policies for such Mortgaged Property, as well as all charges for mortgage recording taxes and mortgage filing fees payable in connection with the recording of the amendment to the Mortgages covering such Mortgaged Property, and all related expenses, if any.

provided that the foregoing requirements described in clause (ii) above shall apply only to each Mortgaged Property located in the United States having a fair market value (together with improvements thereon) of at least $10,000,000 and the properties located at 901 D’Arcy Parkway, Lathrop, CA and 3961 Pilot Drive, Memphis, TN.

Schedule 5.19 - 1

Schedule 7.02(c)

Existing Indebtedness

Indebtedness incurred in connection with that certain Receivables Sale Agreement, dated as of June 8, 2011, as amended, among Swift Receivables Corporation II, as the seller, Swift Transportation Services, LLC, a Delaware limited liability company (formerly Swift Transportation Corporation, a Nevada corporation) (“Swift Transportation Services”), as the initial collection agent, PNC Bank, as administrator and LC Bank, the various conduit purchasers from time to time party thereto, the various related committed purchasers from time to time party thereto, the various purchaser agents from time to time party thereto and the various LC participants from time to time party thereto.

Indebtedness in an aggregate amount of $15,238,000 outstanding under the Existing Notes Indentures and all Guarantees related thereto.

Indebtedness in the amount of $500,000,000 outstanding under the Senior Notes Indenture and all Guarantees related thereto.

Indebtedness in the amount of $1,512,035 incurred in connection with a note payable issued by Trans-Mex, Inc.

Indebtedness in the amount of $1,028,000 incurred in connection with a note payable issued by Swift Transportation Services of Arizona, LLC.

Indebtedness in the amount of $129,697 incurred in connection with a note payable issued by Swift Transportation Services of Arizona, LLC, pursuant to the purchase of information technology hardware and software.

Indebtedness in the amount of $5,561,995 incurred in connection with financing certain insurance premiums payable by Swift Transportation Co., LLC.

Intercompany loans listed on Schedule 7.13.

Certain Capitalized Leases of equipment with Lessors as described on Schedule 7.03(c) and referenced below:

Schedule 7.02 - 1

DEBTOR	CREDITOR/AGENT for CREDITOR
Interstate Equipment Leasing, LLC (formerly Interstate Equipment Leasing, Inc.)	Comerica Leasing Corporation

M.S. Carriers, LLC (formerly M.S. Carriers, Inc.)	Fleet Capital Corporation

M.S. Carriers, LLC (formerly M.S. Carriers, Inc.)	Fleet Capital Corporation

M.S. Carriers, LLC (formerly M.S. Carriers, Inc.)	Fleet Capital Corporation

Swift Leasing Co., LLC (formerly Swift Leasing Co., Inc.)	Fleet Capital Corporation

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	IBM Credit LLC

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	IBM Credit LLC

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	IBM Credit LLC

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	National City Commercial Capital Corporation

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	LaSalle National Leasing Corporation

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	LaSalle National Leasing Corporation

Swift Transportation Services, LLC (formerly Swift Transportation Corporation)	LaSalle National Leasing Corporation

Swift Transportation Services, LLC (formerly Swift Transportation Corporation)	LaSalle National Leasing Corporation

Swift Transportation Co., LLC (formerly Swift Transportation Co., Inc.)	IOS Capital

Schedule 7.02 - 2

Government Surety Bonds as listed on the following chart:

BOND#	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMT	PREMIUM	EFFECTIVE	EXPIRATION
070927010	SWIFT TRANSPORTATION CO., INC.	[*]	CF301-International Carrier - Customs Bond #9908M2882	CU	$50,000.00	$1,250.00	07/29/2011	07/29/2012

080905004	SWIFT TRANSPORTATION CO. AZ, LLC	[*]	CF 301-Custodian of Bonded Goods - Customs Bond #9908S2490 IRS #86-026503000	CU	$100,000.00	$2,000.00	09/15/2011	09/14/2012

100409007	SWIFT TRANSPORTATION CO., INC.	[*]	Instruments of International Traffic - Customs Bond #9910X3344	CU	$50,000.00	$1,000.00	04/29/2011	04/28/2012

58656324	MARCIA A. SCHMISKIE	[*]	Notary Public Bond for Marcia A. Schmiskie	NP	$5,000.00	$50.00	02/01/2009	01/31/2013

58665762	TERRY M. HURTADO	[*]	Arizona Notary Bond	NP	$5,000.00	$50.00	10/07/2009	10/06/2013

58675167	PATRICIA J. IRVING	[*]	AZ Notary Bond	NP	$5,000.00	$50.00	01/10/2011	01/09/2015

58686361	KELLY ADRAIN	[*]	AZ Notary Bond	NP	$5,000.00	$50.00	09/01/2011	08/31/2015

58686368	PAMELA R. LYNN	[*]	Notary Public Bond	NP	$5,000.00	$50.00	01/17/2012	01/16/2016

K07786013	SWIFT TRANSPORTATION CO., INC.	[*]	Uniform Motor Carrier Bodily Injury and Property Damage Liability Surety Bond	GP	$1,000,000.00	$20,000.00	11/02/2011	11/02/2012

K07786049	SWIFT TRANSPORTATION CO., INC.	[*]	Self-Insurance Aggregate	WC	$200,000.00	$4,000.00	12/09/2011	12/09/2012

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 7.02 - 3

BOND#	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMT	PREMIUM	EFFECTIVE	EXPIRATION
K08031125	SWIFT TRANSPORTATION CO., INC.	[*]	Toll Road Bond	GP	$54,000.00	$1,080.00	06/25/2011	06/25/2012
K0803123A	SWIFT TRANSPORTATION CO., INC.	[*]	Private Education Bond	LP	$7,123.04	$142.00	08/01/2011	08/01/2012
K08031241	SWIFT TRANSPORTATION CO., INC.	[*]	Highway Use Tax Bond	GP	$10,000.00	$200.00	08/22/2011	08/22/2012
K08031277	SWIFT TRANSPORTATION CO., OF ARIZONA, INC.	[*]	Property Broker’s Surety Bond Under 49 U.S.C. 13906	LP	$10,000.00	$200.00	08/22/2011	08/22/2012
K08031289	SWIFT TRANSPORTATION CO., INC.	[*]	Bond for Permit Fee Account	GP	$28,000.00	$560.00	08/22/2011	08/22/2012
K08031307	TAMALA WILCHER, TAMARA STRICKLAND	[*]	Proprietary School and College Registration Blanket Agent Bond covering Tamala Wilcher & Tamara Strickland	LP	$40,000.00	$800.00	08/22/2011	08/22/2012
K08031319	SWIFT TRANSPORTATION CO., INC.	[*]	Delivery Shipment Bond	PF	$100,000.00	$2,000.00	08/22/2011	08/22/2012
K08031320	SWIFT TRANSPORTATION CO., INC.	[*]	Bond for the transportation of spirituous liquor	LP	$1,000.00	$100.00	08/22/2011	08/22/2012
K08031332	SWIFT TRANSPORTATION CO., INC.	[*]	Covering any and all permits issued to principal for movements of excess loads over state highways.	LP	$500,000.00	$10,000.00	07/30/2011	07/30/2012

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 7.02 - 4

BOND#	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMT	PREMIUM	EFFECTIVE	EXPIRATION
K08031344	SWIFT DRIVING ACADEMY	[*]	Commercial Driver Training School License Bond	LP	$100,000.00	$2,000.00	08/22/2011	08/22/2012
K08031356	SWIFT TRANSPORTATION CO., INC.	[*]	Bond to guarantee toll charges	GP	$5,900.00	$118.00	08/22/2011	08/22/2012
K0803137A	SWIFT TRANSPORTATION CO., INC.	[*]	Contract Bond for payment of fees and charges for movement of vehicles of excess size or weights over Arkansas roads or highways.	LP	$1,000.00	$100.00	08/22/2011	08/22/2012
K08031381	SWIFT TRANSPORTATION CO., INC.	[*]	Over axle and over gross weight tolerance permit bond	LP	$15,000.00	$300.00	08/22/2011	08/22/2012
K08031393	BESS PADILLA-WINFIELD	[*]	Arizona Notary Bond	NP	$5,000.00	$100.00	09/16/2008	09/15/2012
K0803140A	SWIFT TRANSPORTATION CO., INC.	[*]	Motor Vehicle Bond - 02 Chevrolet; Special Number Assigned AZ304504	LP	$15,000.00	$300.00	08/21/2011	08/21/2012
K08031435	SWIFT TRANSPORTATION CO., INC.	[*]	Credit Agreement	GP	$2,500.00	$100.00	09/18/2011	09/18/2012
K08031459	SWIFT DRIVING ACADEMY	[*]	Postsecondary Educational Institutions (Section 49-7-2013 TN Code Annotated)	LP	$10,000.00	$200.00	09/18/2011	09/18/2012
K08031472	SWIFT DRIVING ACADEMY	[*]	Commission on Proprietary School and College Registration	LP	$50,000.00	$1,000.00	09/18/2011	09/18/2012

**	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 7.02 - 5

BOND#	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMT	PREMIUM	EFFECTIVE	EXPIRATION
K08031502	SWIFT TRANSPORTATION CO., INC.	[*]	Extension of Credit in the use of the Ohio Turnpike	GP	$250,000.00	$5,000.00	09/18/2011	09/18/2012
K08031514	SWIFT TRANSPORTATION CO., INC.	[*]	Permit Fee for oversized load moving	LP	$1,000.00	$100.00	09/18/2011	09/18/2012
K08031526	SWIFT TRANSPORTATION CO., INC.	[*]	Proprietary School Surety Bond	LP	$100,000.00	$2,000.00	11/22/2011	11/22/2012
K08031599	SWIFT TRANSPORTATION CO., INC.	[*]	Fee & Tax Bond	GP	$13,000.00	$260.00	10/21/2011	10/21/2012
K08232507	SWIFT TRANSPORTATION CO., INC.	[*]	Superheavy or Oversize Permit Bond	LP	$10,000.00	$200.00	09/01/2011	08/31/2012
K08232581	SWIFT TRANSPORTATION CO. OF ARIZONA, LLC.	[*]	New York Alcoholic Beverage Control Law	LP	$1,000.00	$100.00	01/01/2012	12/31/2012
K08232635	SWIFT TRANSPORTATION CO OF ARIZONA, LLC	[*]	Bond of Permit Carrier	LP	$1,000.00	$100.00	01/01/2012	12/31/2012
K0823307A	M.S. CARRIER, LLC	[*]	Property Broker’s Surety Bond	LP	$10,000.00	$200.00	04/10/2011	04/10/2012
K08309553	SWIFT TRANSPORTATION CO., INC.	[*]	PrePass Financial Guarantee Bond	GP	$3,160,000.00	$63,200.00	06/25/2011	06/25/2012
K08309838	SWIFT TRANSPORTATION CO., INC.	[*]	Scrap Tire Hauler Bond	GP	$10,000.00	$200.00	10/12/2011	10/12/2012

**	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 7.02 - 6

BOND#	PRINCIPAL	OBLIGEE	DESCRIPTION	TYPE	BOND AMT	PREMIUM	EFFECTIVE	EXPIRATION
K08309930	KIM GRAYBEAL	[*]	Notary Public Bond for Kim Graybeal	NP	$5,000.00	$75.00	11/06/2009	11/06/2013
K08309978	SWIFT TRANSPORTATION CO., INC.	[*]	Lease Agreement Bond	GP	$38,356.44	$767.00	12/01/2011	12/01/2012
K08407496	SWIFT TRANSPORTATION CO., INC.	[*]	Bond for payment of special permit fees & charges for movement of vehicles of excess weight & dimensions on LA highways	LP	$1,000.00	$100.00	03/29/2012	03/29/2013
K0840771A	M S CARRIERS LLC	[*]	Highway Use Tax Bond	LP	$2,000.00	$100.00	04/30/2011	04/30/2012
K08407794	SWIFT TRANSPORTATION CO., OF ARIZONA LLC	[*]	Vehicle Dealer Bond	LP	$100,000.00	$2,000.00	05/25/2011	05/25/2012
K08407873	MONICA ESPINOZA	[*]	Notary Bond for Monica Espinoza	NP	$5,000.00	$100.00	02/15/2011	02/14/2015
LPM8756493	SWIFT TRANSPORTATION COMPANY	[*]	Self-Insurance Aggregate Surety Bond	WC	$2,231,000.00	$39,043.00	03/01/2012	03/01/2013
LPM8756496	SWIFT TRANSPORTATION CO., INC.	[*]	Self-Insurance Workers’ Compensation Bond	WC	$4,200,000.00	$73,500.00	03/01/2012	03/01/2013
LPM8828049	SWIFT TRANSPORTATION CO., INC.	[*]	Self-Insurance Workers’ Compensation Guaranty Bond	WC	$3,139,815.00	$54,947.00	05/24/2011	05/24/2012
LPM8828088	SWIFT DRIVING ACADEMY	[*]	Bond of Out-of-State Private Occupational School Agent	LP	$50,000.00	$300.00	06/06/2011	06/06/2012
				Grand Total:	$15,707,694.48	$290,092.00	Total Bonds: 48

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 7.02 - 7

Schedule 7.03(c)

Existing Liens

Debtor Name	State/ Filing Office	Secured Party	File Number	File Date	Collateral Description
Interstate Equipment Leasing, Inc.	AZ/SOS	DCFS USA LLC	200212079504	3/7/2002 Amended: 9/2/2009	All new and used motor vehicles financed by and leased by secured party
Interstate Equipment Leasing, Inc.	AZ/SOS	Comerica Leasing Corporation	200212457808	12/31/2002 Cont: 12/4/2007	Cessna aircraft
Interstate Equipment Leasing, Inc.	AZ/SOS	Key Equipment Finance, a division of Key Corporate Capital Inc.	200312492483	1/29/2003 Cont: 12/13/07	30 freightliner tractors
Interstate Equipment Leasing, Inc.	AZ/SOS	DCFS USA LLC	200312880121	11/3/2003 Cont: 5/8/2008	Freightliner tractors
Interstate Equipment Leasing, Inc.	AZ/SOS	PACCAR Financial Corp.	200413091891	3/25/2004	Leased Kenmore tractors
Interstate Equipment Leasing, Inc.	AZ/SOS	DCFS USA LLC	200413255446	8/5/2004 Cont: 9/2/2009	All new and used motor vehicles financed and leased by secured party
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513532422	2/11/2005	Master lease agreement collateral

Schedule 7.03 - 1

Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513532977	2/14/2005	Master lease agreement collateral
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513533070	2/15/2005	Master lease agreement collateral
Interstate Equipment Leasing, Inc.	AZ/SOS	Paccar Financial Corp.	200513765149	7/25/2005 Cont: 4/8/2010	All chattel paper and leases between debtor and its customers
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513789443	10/6/2005	In lieu statement
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513932595	12/30/2005	Leased aircraft
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200513932608	12/30/2005	Leased aircraft
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200714610616	1/5/2007	Leased equipment

Schedule 7.03 - 2

Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200714641486	1/23/2007	Leased equipment
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200714641975	1/24/2007	Equipment
Interstate Equipment Leasing, Inc.	AZ/SOS	General Electric Capital Corporation	200714641986	1/24/2007	Leased equipment
Interstate Equipment Leasing, Inc.	AZ/SOS	Daimler Trust	200714996406	9/18/2007	Motor vehicles
Interstate Equipment Leasing, Inc.	AZ/SOS	Daimler Trust	200715026858	10/2/2007	Tractors and freightliners
Interstate Equipment Leasing, Inc.	AZ/SOS	VFS Leasing Co.	200715142086	11/20/2007	Leased equipment
Interstate Equipment Leasing, LLC	DE/SOS	MERCEDES-BENZ FINANCIAL SERVICES USA LLC	2010 1440217	4/26/2010 Amend: 03/07/2011	Motor vehicles
Interstate Equipment Leasing, LLC	DE/SOS	Daimler Trust	2010 1440332	4/26/2010	Motor vehicles

Schedule 7.03 - 3

Interstate Equipment Leasing, LLC	DE/SOS	VFS Leasing Co.	2010 2610941	7/27/2010 Amend: 06/08/2011	Volvo trucks
Interstate Equipment Leasing, LLC	DE/SOS	UEL/SWIFT 2011 TRUST	2011 4940071	12/22/2011	Leased equipment
M.S. Carriers, Inc.	TN/SOS	PNC Leasing, LLC	993-058627	11/10/99 Cont: 11/2/2004	Material lease agreement collateral
M.S. Carriers, Inc.	TN/SOS	PNC Leasing, LLC	992-058628	11/10/99 Cont: 11/2/2004	Leased equipment
M.S. Carriers, Inc.	TN/SOS	Fleet Capital Corporation	300-060262	5/20/2005	Leased Lufkin and Trailmobile trailers
Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007027337-0	8/22/2007	Leased Equipment
Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007027488-9	8/23/2007	Leased Equipment
Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007028674-5	8/31/2007	Leased Equipment

Schedule 7.03 - 4

Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007030201-8	9/14/2007	Leased Equipment
Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007031091-4	9/21/2007	Leased Equipment
Sparks Finance, Inc.	NV/SOS	Citicapital Commercial Leasing Corporation	2007031992-4	9/28/2007	Leased Equipment
Sparks Finance LLC	DE/SOS	Citicapital Commercial Leasing Corporation	2007 3401949	9/7/2007	Volvo trucks
Sparks Finance LLC	DE/SOS	Citicapital Commercial Leasing Corporation	2007 3486874	9/14/2007	Volvo trucks
Sparks Finance LLC	DE/SOS	Citicapital Commercial Leasing Corporation	2007 3487476	9/14/2007	Volvo Trucks
Sparks Finance LLC	DE/SOS	Citicapital Commercial Leasing Corporation	2007 3576625	9/21/2007	Volvo trucks
Sparks Finance LLC	DE/SOS	Citicapital Commercial Leasing Corporation	2007 3666046	9/28/2007	Volvo trucks

Schedule 7.03 - 5

Sparks Finance LLC	DE/SOS	VFS Leasing Co.	2007 4384342	11/16/2007	Leased Volvo trucks
Sparks Finance LLC	DE/SOS	Navistar Financial Corporation	2010 3174046	9/13/2010 Amend: 11/16/2010	Trucks and trailers
Sparks Finance LLC	DE/SOS	Navistar Financial Corporation	2010 3174079	9/13/2010 Amend: 11/16/2010	Trucks and trailers
Swift Intermodal Ltd.	NV/SOS	Wells Fargo Capital Finance, LLC, as Administrative Agent	2008023767-9	07/30/2008	Receivables
Swift Intermodal, LLC	DE/SOS	PNC Bank, National Association, as Administrator	2011 2197278	06/08/2011	Receivables
Swift Leasing Co., Inc.	AZ/SOS	BA Leasing & Capital Corporation	01087690	10/7/1999 Cont: 4/14/2006	Leased property
Swift Leasing Co., Inc.	AZ/SOS	DCFS USA LLC	01101094	1/19/2000 Cont: 7/27/10	Motor vehicles
Swift Leasing Co., Inc.	AZ/SOS	Fleet Capital Corporation (for itself and/or as Agent)	01128495	7/5/2000 Cont: 5/22/06	Leased freightliner tractors

Schedule 7.03 - 6

Swift Leasing Co., Inc.	AZ/SOS	BA Leasing & Capital Corporation	200513771341	8/22/2005	Leased Wabush trailers
Swift Leasing Co., Inc.	AZ/SOS	Daimler Trust	200715010792	9/28/2007	Motor vehicles
Swift Leasing Co., Inc.	AZ/SOS	VFS Leasing Co.	200715156242	11/29/2007	Motor vehicles
Swift Leasing Co., Inc.	AZ/SOS	Wells Fargo Foothill, LLC	200815499759	7/30/2008	Receivables and all collections and proceeds thereon
Swift Leasing Co., Inc.	AZ/SOS	BNY Mellon Trust of Delaware	200915681515	1/5/2009 Cont: 8/6/2010	Trucks and trailers
SWIFT LEASING CO., LLC	DE/SOS	MERCEDES-BENZ FINANCIAL SERVICES USA LLC	2010 1439979	4/26/2010 Amend: 03/07/2011	Motor vehicles
SWIFT LEASING CO., LLC	DE/SOS	Daimler Trust	2010 1440092	4/26/2010	Motor vehicles
SWIFT LEASING CO., LLC	DE/SOS	Navistar Leasing Company	2010 1804818	5/21/2010	Trucks, trailers and all attachments

Schedule 7.03 - 7

SWIFT LEASING CO., LLC	DE/SOS	Navistar Financial Corporation	2010 2187114	6/23/2010	Trucks, trailers and all attachments
SWIFT LEASING CO., LLC	DE/SOS	VFS Leasing Co.	2010 2610925	7/27/2010	Leased Volvo trucks
SWIFT LEASING CO., LLC	DE/SOS	PNC Bank, National Association, as Administrator	2011 2197112	06/08/2011	Receivables
SWIFT LEASING CO., LLC	DE/SOS	UEL/SWIFT 2011 TRUST	2011 4940089	12/22/2011	Leased equipment
SWIFT LEASING CO., LLC	DE/SOS	BANK OF THE WEST	2012 0324113	01/26/2012	Leased Volvo trucks
SWIFT LEASING CO., LLC	DE/SOS	BANK OF THE WEST	2012 0324246	01/26/2012	Leased Volvo trucks
Swift Transportation Co. of Arizona, LLC	DE/SOS	MERCEDES-BENZ FINANCIAL SERVICES USA LLC	2010 1442262	4/26/2010 Amend: 02/28/2011	Motor vehicles
Swift Transportation Co. of Arizona, LLC	DE/SOS	Daimler Trust	2010 1442395	4/26/2010	Motor vehicles

Schedule 7.03 - 8

Swift Transportation Co. of Arizona, LLC	DE/SOS	VFS Leasing Co.	2010 2610933	7/27/2010	Volvo trucks
Swift Transportation Co. of Arizona, LLC	DE/SOS	CISCO SYSTEMS CAPITAL CORPORATION	2011 3178269	08/16/2011	Leased equipment
Swift Transportation Co., Inc.	AZ/SOS	IBM Credit LLC	200513806616	8/26/2005	Leased equipment
Swift Transportation Co., Inc.	AZ/SOS	National City Commercial Capital Corporation	200614449300	9/26/2006	Leased equipment
Swift Transportation Co., Inc.	AZ/SOS	Daimler Trust	200715010043	9/28/2007	Motor vehicles
Swift Transportation Co., Inc.	AZ/SOS	DaimlerChrysler Financial Services Americas LLC	200715010270	9/28/2007	Motor vehicles
Swift Transportation Co., Inc.	AZ/SOS	DCFS USA LLC	200715010918	9/28/2007	Motor vehicles

Schedule 7.03 - 9

Swift Transportation Co., Inc.	AZ/SOS	IBM CreditLLC	200715015822	10/2/2007	Leased equipment
Swift Transportation Co., Inc.	AZ/SOS	VFS Leasing Co.	200715142031	11/20/2007	Volvo trucks
Swift Transportation Co., Inc.	AZ/SOS	Crown Credit Company	200915782722	4/29/2009	1 Hamtech lift truck and 1 Cascade bale clamp
Swift Transportation Co., Inc.	AZ/SOS	IBM CreditLLC	200915859644	7/6/2009	Leased equipment
Swift Transportation Co., Inc.	AZ/SOS	Mart Financial Group Inc.	200915867031	7/13/2009	4 PWIII water filtration units
Swift Transportation Co., Inc.	AZ/SOS	Deere & Company	200915872505	7/16/2009	John Deere compact utility trailer, John Deere loader, Frontier Rotary Flail Cutter, Frontier Box Scraper/Box Blade, Frontier Pallet forks, and all attachments and accessories

Schedule 7.03 - 10

Swift Transportation Co., Inc.	AZ/SOS	Milestone Equipment Corporation	200915906755	9/3/2009	Leased equipment
Swift Transportation Co., Inc.	NV/ SOS	LaSalle National Leasing Corporation	2003020350-3	7/29/2003 Cont: 7/25/2008	International tractors
Swift Transportation Co., Inc.	NV/ SOS	LaSalle National Leasing Corporation	2003020351-5	7/29/2003 Cont: 7/25/2008	Great Dane dry van trailers
Swift Transportation Co., Inc.	NV/ SOS	IOS Capital	2006035690-6	10/25/2006	Leased Equipment
Swift Transportation Co., Inc.	NV/ SOS	VFS Leasing Co.	2007038732-1	11/20/2007	Leased equipment
Swift Transportation Co., Inc.	NV/ SOS	Wells Fargo Foothill, LLC, as Administrative Agent	2008023766-7	7/30/2008	Receivables
Swift Transportation Co., Inc.	NV/ SOS	Cisco Systems Capital Corporation	2009007073-0	3/19/2009	Leased equipment
Swift Transportation Corporation	NV/ SOS	LaSalle National Leasing Corporation	2003020350-3	7/29/2003 Cont: 7/25/2008	International tractors

Schedule 7.03 - 11

Swift Transportation Corporation	NV/SOS	LaSalle National Leasing Corporation	2003020351-5	7/29/2003	Great Dane dry van trailers
Swift Transportation Corporation	NV/SOS	IOS Capital	2006035690-6	10/25/2006	Leased equipment
Swift Transportation Corporation	NV/SOS	VFS Leasing Co.	2007038732-1	11/20/2007	Volvo trucks
Swift Transportation Corporation	NV/SOS	Wells Fargo Foothill, LLC, as Administrative Agent	2008023766-7	7/30/2008	Receivables
Swift Transportation Corporation	NV/SOS	Cisco Systems Capital Corporation	2009007073-0	3/19/2009	Leased equipment
Swift Transportation Services, LLC	DE/SOS	PNC Bank, National Association, as Administrator	2011 2196999	06/08/2011	Receivables
Swift Transportation Services, LLC	DE/SOS	IBM CREDIT LLC	2011 4468875	11/21/2011	Equipment
Swift Transportation Services, LLC	DE/SOS	IBM CREDIT LLC	2012 0413502	02/01/2012	Equipment

Schedule 7.03 - 12

Schedule 7.05(a)

Existing Investments

Intercompany loans listed on Schedule 7.13.

Swift Transportation Co., LLC owns a 35.3% equity interest in Asphalt Media, Inc.

Swift Transportation Co. of Arizona, LLC owns a 49% interest in Diverse Logistics and Transportation, Inc.

Swift Transportation Co. of Arizona, LLC owns a 9% interest in dHybrid, Inc.

Swift Transportation Co. of Arizona, LLC owns a 49.95% interest in GTI Holdings, LLC.

Swift Transportation Co., of Arizona, LLC owns 20% interest in Truckside Media, LLC.

Loans by Interstate Equipment Leasing, LLC in the amount of $7,370,864 as of January 31, 2012, to finance the purchase of motor vehicles by owner-operators.

Description	1/31/2012 Balance Sheet	Explanation
Secured Notes Receivable – GTI Holdings, LLC	$7,500,000	Represents secured promissory note dated February 14, 2012 made to GTI Holdings, LLC, interest at 9.0% per annum. Interest is payable quarterly starting July 31, 2012. Minimum Quarterly Principal Payments equal to no less than 5% of the original principal balance beginning March 31, 2013. All outstanding principal and interest due on the earlier of April 30, 2015 or upon the exercise of the Swift Purchase Option right.

Unsecured Note Receivable – dHybrid, Inc.	$322,000	Represents unsecured promissory note dated January 25, 2012 made to dHybrid, Inc.

Investment in GTI Holdings. LLC	$499,500	Swift Transportation Co. of Arizona, LLC contributed $499,500 to GTI Holdings, LLC in return for a 49.95% equity interest in GTI Holdings, LLC.

Investment in dHybrid, Inc.	$0	Swift Transportation Co., of Arizona, LLC holds a 9% equity interest in dHybrid, Inc.

Investment in Truckside Media, LLC	$0	Swift Transportation Co., of Arizona, LLC holds a 20% equity interest in Truckside Media. LLC.

Notes Receivable – Student Loans	$2,394,371	This balance is the total of loans and advances made to Swift Transportation Co. of Arizona, LLC Drivers who attended driving school.

Schedule 7.05(a) - 1

Description	1/31/2012 Balance Sheet	Explanation
Receivable - Loss Reserves – Ceded	$6,955,893	Swift Transportation Co. of Arizona, LLC sold a portion of its claims to its captive insurance company, Mohave Transportation Insurance Company, who, in turn, sold the claims to Nexus Re. This balance represents a receivable on Mohave’s books from Nexus Re.
Security Deposits	$6,373,577	This balance represents security deposits Swift Transportation Co. of Arizona, LLC has paid to vendors/customers that it expects to recover after various periods of time. The deposits relate to such items as insurance, rent, etc.
Cash Value Life Insurance	$1,025,205	M.S. Carriers, LLC holds cash value life insurance policies on certain of its members of prior management team. The policies include a cash value feature.
Investment in Asphalt Media	$0	Swift Transportation Co., LLC holds an equity interest in Asphalt Media in which a gain/loss is recorded based on Asphalt Media’s net income.
Driver Advances	$670,644	Swift Transportation Co. of Arizona, LLC advances money to its drivers for various travel expenses for which Swift records a receivable. This balance is net of the portion that is deemed uncollectible.
Owner Operator Advances	$3,734,662	Swift Transportation Co. of Arizona, LLC advances money to its owner operators for various travel expenses for which Swift records a receivable. This balance is net of the portion that is deemed uncollectible.
Employee Advances	$94,113	Swift Transportation Co. of Arizona, LLC advances money to its employees for various reasons for which Swift records a receivable. This balance is net of the portion that is deemed uncollectible.

Schedule 7.05(a) - 2

Schedule 7.13

Permitted Transactions with Affiliates

Swift Aviation Services, Inc. and Swift Air, Inc., corporations wholly-owned by Jerry Moyes, provide air transportation services to Swift Transportation Company and its subsidiaries.

Swift Transportation Company and its subsidiaries obtains legal services from Scudder Law Firm, P.C. Earl Scudder, a director of Swift until July 20, 2010, is a member of Scudder Law Firm.

Transactions with Moyes-Affiliated Entities

We provide and receive freight services, facility leases, equipment leases, and other services, including repair and employee services to and from several companies controlled by and/or affiliated with Mr. Moyes. Competitive market rates based on local market conditions are used for facility leases.

The rates we charge for freight services to each of these companies for transportation services are market rates, which are comparable to what we charge third-party customers. The transportation services we provide to affiliated entities provide us with an additional source of operating revenue at our normal freight rates. Freight services received from affiliated entities are brokered out at rates lower than the rate charged to the customer, therefore allowing us to realize a profit. These brokered loads make it possible for us to provide freight services to customers even in areas that we do not serve, providing us with an additional source of income.

Other services that we provided to Moyes-affiliated entities included employee services provided by our personnel, including accounting-related services and negotiations for parts procurement, repair and other truck stop services, and other services. The daily rates we charge for employee-related services reflect market salaries for employees performing similar work functions. Other payments we make to and receive from Moyes-affiliated entities include fuel tank usage, employee expense reimbursement, executive air transport, and miscellaneous repair services.

Central Freight Lines. Inc.

Mr. Moyes and the Moyes Affiliates are the principal stockholders of Central Freight Lines, Inc., or Central Freight. For the year ended December 31, 2011, the services we provided to Central Freight included $9.3 million for freight services and $0.5 million for facility leases. For the same period; the services we received from Central Freight included $0.1 million for freight services and $0.5 million for facility leases. As of December 31, 2011, amounts owed to us by Central Freight totaled $1.6 million.

For the year ended December 31, 2010, the services we provided to Central Freight included $7.4 million for freight services and $0.5 million for facility leases. For the same period, the services received from Central Freight included $0.1 million and $0.4 million for freight services and facility leases, respectively. As of December 31, 2010, amounts owed to us by Central Freight totaled $0.3 million.

Schedule 7.13 - 1

For the year ended December 31, 2009, the services we provided to Central Freight included $3.9 million for freight services and $0.7 million for facility leases. For the same period, the services we received from Central Freight included $0.1 million and $0.4 million for freight services and facility leases, respectively.

Central Refrigerated Holdings, LLC

Mr. Moyes and the Moyes Affiliates are the members of Central Refrigerated Holdings, LLC, or Central Holdings. For the year ended December 31, 2011, the services we provided to Central Refrigerated Service, Inc., or Central Refrigerated, an indirect subsidiary of Central Holdings, included $0.1 million for freight services. For the same period, the services we received from Central Refrigerated included $1.5 million for freight services.

For the year ended December 31, 2010, the services we provided to Central Refrigerated included $0.1 million for freight services. For the same period, the services we received from Central Refrigerated included $1.8 million for freight services.

For the year ended December 31, 2009, the services we provided to Central Refrigerated Service, Inc., or Central Refrigerated, an indirect subsidiary of Central Holdings, included $0.2 million for freight services. For the same period, the services we received from Central Refrigerated included $1.9 million for freight services.

In addition, in the second quarter of 2009, we entered into a one-time agreement with Central Refrigerated to purchase 100 model year 2001-2002 Utility refrigerated trailers. The purchase price paid for the trailers was comparable to the market price of similar model year utility trailers according to the most recent auction value guide at the time of the sale. The total amount that we paid to Central Refrigerated for the equipment was $1.2 million. There was no further amount due to Central Refrigerated for the purchase of the trailers as of December 31, 2009.

In addition to the above referenced transactions, in November 2010, Central Refrigerated acquired a membership interest in Red Rock (Swift’s subsidiary captive insurance entity) for a $100,000 capital investment in order to participate in a common interest motor carrier risk retention group, which required the participation by a second carrier, through which Red Rock issued Central Refrigerated a $2.0 million auto liability insurance policy. Under this auto liability insurance policy, Central Refrigerated is responsible for the first $1 million per occurrence in claims and 25% of any claims between $1 million and $2 million per occurrence, with Red Rock insuring 75% of any claims in this $1 million to $2 million layer. Central Refrigerated obtains insurance from other third-party carriers for claims in excess of $2 million. Red Rock provides this coverage to Central Refrigerated for an annual premium of approximately $0.5 million. In addition to the annual premium, Central Refrigerated issued a $2.4 million letter of credit to Red Rock to support the collateral requirements pursuant to the policy. This auto liability insurance policy was renewed in 2011. After reasonable investigation and market analysis, the terms of Central Refrigerated’s participation in Red Rock and the pricing of the auto liability coverage provided thereunder is comparable to the market price of similar insurance coverage offered by third-party carriers in the industry. The inclusion of the similar risk of this third party supports the standing of the Company’s risk retention group with the insurance regulators. Premiums under the policy are payable monthly. As of December 31, 2011, the total premium receivable due from Central Refrigerated was $0.5 million.

Schedule 7.13 - 2

Transpay

Prior to April 2011, IEL contracted its personnel from a third party, Transpay, Inc. (“Transpay”), which is partially owned by Mr. Moyes. Transpay was responsible for all payroll related liabilities and employee benefits administration. For the years ended December 31, 2010 and 2009, the Company paid Transpay $0.8 million and $1.0 million, respectively, for the employee services and administration fees. During 2011, these contracted personnel were transferred to and employed by IEL, which resulted in the Company being responsible for all salaries and wages, payroll related liabilities and employee benefits of these employees. Transpay continued to provide IEL third-party administration services. For the year ended December 31, 2011, the Company paid Transpay $0.2 million for these services. As of December 31, 2011 and 2010, the Company had no outstanding balance owing to Transpay for these services.

Other affiliated entities

For the year ended December 31, 2011, the services provided by us to other affiliated entities of Mr. Moyes, including SME Industries, Inc. and Swift Air LLC, included $0.5 million for freight services. For, the same period, the services received by Swift from these other affiliated entities included $0.4 million for other services.

For the year ended December 31, 2010 and 2009, the services that we provided to these other affiliated entities included $0.3 million and $0.3 million for freight services, respectively.

Schedule 7.13 - 3

The following intercompany transactions/loans with entities which are not Loan Parties:

Affiliates	Balance as of 1/31/2012	Description	Referred to on Schedule 7.05(a)

Swift Transportation Co. of Arizona, LLC and TransMex	$10 million note receivable from TransMex ($0 outstanding as of 1/31/2012).	TransMex borrows funds from time to time from Swift Transportation Co. of Arizona, LLC for the purchase of new tractors and for general working capital needs.	X

Swift Transportation Services, LLC and TransMex	$1.7 million payable to TransMex for services performed	TransMex hauls freight for Swift Transportation Services, LLC in Mexico.

Swift Transportation Co. of Arizona, LLC and Swift Logistics Mexico	$18.1 million promissory note receivable from Swift Logistics Mexico. (Total amount outstanding as of 1/31/2012 was $538,000.)	This note represents the amount funded by Swift Transportation Co. of Arizona, LLC for the cost of construction and/or purchase of the Nuevo Laredo, Tijuana and Monterrey terminals.	X

Swift Transportation Co. of Arizona, LLC and Swift Logistics Mexico	$6.5 million promissory note receivable from Swift Logistics Mexico (Total outstanding as of 1/31/2012 was $4.7 million).	This note represents the amounts funded by Swift Transportation Co. of Arizona, LLC for the cost of land and terminal construction costs for the Nogales, Mexico terminal.	X

Swift Transportation Services, LLC and Swift Logistics Mexico	$2.4 million payable to Swift Logistics Mexico	This balance represents Swift Logistics Mexico’s fee for collecting trade receivables from Swift Transportation Services’ Mexico customers.

Swift Transportation Co. of Arizona, LLC and Mohave Transportation Insurance Company	$2.2 million receivable from Mohave Transportation Insurance Company	This balance is the “net” balance owed to Mohave for insurance premiums, payroll, legal fees and management fees for Swift Transportation Co. of Arizona, LLC.

Schedule 7.13 - 4

Swift Transportation Co. of Arizona, LLC and Red Rock Risk Retention Group	$174,000 receivable from Red Rock Risk Retention Group	This balance is the “net” balance owed to Red Rock for insurance premiums, payroll, legal fees and management fees for Swift Transportation Co. of Arizona, LLC.

TransMex, Inc. and Swift Leasing Co., LLC	TransMex leases trucks from Swift Leasing.	TransMex, as lessee, leases approximately 160 border crossing trucks from Swift Leasing, as lessor.	X

Schedule 7.13 - 5

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notice

If to the Administrative Agent, the L/C Issuer or the Swing Line Lender:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions and Swing Line Advances):

Bank of America, N.A.

901 Main St.

Mail Code: TX1-492-14-11

Dallas, TX 75202

Attention: Ramon Gomez Jr.

Phone: 214-209-2627

Electronic Mail: ramon.gomez_jr@baml.com

Account No.: [*]

Ref: Swift Transportation Co. LLC

ABA# [*]

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

135 S. LaSalle Street

Mail Code: IL4-135-05-41

Chicago, IL 60603

Attention: Rosanne Parsill

Phone: 312-923-1639

Fax: 877-206-8429

Electronic Mail: rosanne.parsill@baml.com

For Standby Letters of Credit:

LC Issuer:

Bank of America, N.A.

Trade Operations

1000 Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Manuel Banuelos

Phone: 213-481-7837

Fax: 213-457-8841

Electronic Mail: manuel.banuelos@baml.com

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

Schedule 10.02 - 1

If to the Collateral Agent:

Morgan Stanley Senior Funding, Inc.

Attn:

Address:

Email:

Telephone No:

Fax No:

If to the Borrower:

Swift Transportation Co., LLC

Attn: James Fry

Address: 2200 South 75th Avenue, Phoenix, AZ 85043

Email: jim_fry@swifttrans.com

Telephone No: 602-477-3574

Fax No: 623-907-7464

Schedule 10.02 - 2

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Company, Swift Transportation Co., LLC, a Delaware limited liability company (the “Borrower”), the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving Credit][Tranche B-1 Term][Tranche B-2 Term] Loans

☐ A conversion or continuation of [Revolving Credit][Tranche B-1 Term Loans][Tranche B-2 Term Loans]

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of
[Type	of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(c) of the Agreement.]1

[1]	Include this sentence in the case of a Revolving Credit Borrowing.

A - 1

Form of Committed Loan Notice

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

A - 2

Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                 ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Company, Swift Transportation Co., LLC, a Delaware limited liability company (the “Borrower”), the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Credit Extension.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

B - 1

Form of Swing Line Loan Notice

EXHIBIT C-1

FORM OF TRANCHE B-1 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Tranche B-1 Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Company, the Borrower, the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B-1 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Tranche B-1 Term Note is one of the Tranche B-1 Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Tranche B-1 Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche B-1 Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche B-1 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Tranche B-1 Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B-1 Term Note.

C-1 - 1

Form of Tranche B-1 Term Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

C-1 - 2

Form of Tranche B-1 Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1 - 3

Form of Tranche B-1 Term Note

EXHIBIT C-2

FORM OF TRANCHE B-2 TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Tranche B-2 Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Company, the Borrower, the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B-2 Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Tranche B-2 Term Note is one of the Tranche B-2 Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Tranche B-2 Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche B-2 Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche B-2 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Tranche B-2 Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B-2 Term Note.

C-2 - 1

Form of Tranche B-2 Term Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

C-2 - 2

Form of Tranche B-2 Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2 - 3

Form of Tranche B-2 Term Note

EXHIBIT C-3

FORM OF REVOLVING CREDIT NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Company, the Borrower, the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

C-3 - 1

Form of Revolving Credit Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

C-3 - 2

Form of Revolving Credit Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-3 - 3

Form of Revolving Credit Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Swift Transportation Co., LLC, a Delaware limited liability company (the “Borrower”), Swift Transportation Company (“Holdings”), the agents and Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned chief financial or accounting Responsible Officer hereby certifies as of the date hereof that he/she is the                 of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Holdings has delivered the year-end audited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Year of Holdings ended as of the above date (with comparative figures for the immediately preceding Fiscal Year), together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Holdings has delivered the unaudited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Quarter of the Borrower ended as of the above date together with comparative figures for the corresponding Fiscal Quarter and year to date portion of the immediately preceding Fiscal Year. Such consolidated financial statements are complete and correct as at such date and for such period, subject only to normal year-end audit adjustments.

[select one:]

2.

[To the best knowledge of the undersigned, during such fiscal period no Default has occurred and is continuing.]

—or—

[To the best knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and its nature and status, and the action that Holdings or a Loan Party has taken or proposes to take with respect thereto:]

3.                                                                              [select one:]

Form of Compliance Certificate

[No change in generally accepted accounting principles used in the preparation of the financial statements referenced in paragraph 1 has occurred.]

—or—

[The following changes in generally accepted accounting principles used in the preparation of the financial statements referenced in paragraph 1 have occurred and Holdings has delivered a statement of reconciliation conforming the financial statements referenced in paragraph 1 to GAAP.]

4. [select one:]

[No Subsidiary has been formed or acquired by Holdings, the Borrower or any of their Subsidiaries since the delivery of the last Compliance Certificate.]

—or—

[Insert new Subsidiary] (the New Subsidiary”) has been [acquired by [            ]] [formed] since the delivery of the last Compliance Certificate and the New Subsidiary has complied with the terms of Section 6.08 of the Agreement, if applicable.]

5. [Set forth on Schedule 3 is a list of all changes to any Schedule to the Security Agreement since the date of the last Compliance Certificate.]

6. Set forth of Schedule 4, in accordance with Section 5.6(a) of the Security Agreement, is a list of (a) all Motor Vehicles which constitute Collateral and the depreciated value of each such Motor Vehicle, (b) all Newly Acquired Motor Vehicles, the purchase date thereof and, if applicable, the Newly Acquired Motor Vehicle Financing in respect thereof, and (c) all Motor Vehicles that were previously designated Newly Acquired Motor Vehicles and are no longer designated as such.

7. Set forth on Schedule 5 is (a) the amount of Net Cash Proceeds to be used to prepay Loans in accordance with Section 2.05(b) of the Agreement and (b) in the case of any Net Cash Proceeds in respect of a Disposition or Casualty Event, the amounts of any such proceeds being retained by the applicable Loan Party pursuant to Section 2.05(b)(ii) and the time period within which such proceeds are to be, or were, applied.

8. The financial covenant analyses and information set forth onSchedule[s] 1 [and 2] attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                 .

SWIFT TRANSPORTATION COMPANY

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                    ,                 (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.04 (a) – Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:		$

	B.	Unrestricted Cash and Cash Equivalents at Statement Date:		$

	C.	Outstanding Swing Line Loans at Statement Date:		$

	D.	Consolidated EBITDA for Measurement Period ending on above date (“Subject Period”): With respect to the Subject Period:

		1.	Consolidated Net Income:	$

		2.	Consolidated Interest Charges:	$

		3.	Provision for Federal, state, local and foreign income taxes payable:	$

		4.	Depreciation expenses:	$

		5.	Amortization expenses (including amortization of goodwill, other intangibles, Transaction Expenses, financing fees, and related expenses):	$

		6.	Non-cash impairment charges:	$

		7.	Non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Holdings and its Subsidiaries pursuant to a written incentive plan or agreement:	$

		8.	Any expenses or charges related to any equity offering or any incurrence or refinancing of Indebtedness permitted under the Agreement:	$

		9.	One-time restructuring costs in connection with Permitted Acquisitions:	$

		10.	Any losses or expenses resulting from Swap Termination Value:	$

Form of Compliance Certificate

	11.	Any losses attributable to non-cash mark-to-market adjustments on Swap Contracts:	$

	12.	Other non-recurring expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period (including without duplication any losses with respect to the cancellation or early extinguishment of Indebtedness):	$

	13.	Federal, state, local and foreign income tax credits:	$

	14.	Income or gain from Swap Termination Value:	$

	15.	Income or gain attributable to non-cash mark-to-market adjustments on Swap Contracts:	$

	16.	Non-cash items increasing Consolidated Net Income (including any income or gain with respect to the cancellation or early extinguishment of Indebtedness):	$

	17.	Consolidated EBITDA (Lines I.D.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 – 13 – 14 – 15 – 16):	$

E.	Consolidated Leverage Ratio (Line I.A – (Line I.B – Line I.C) ÷ Line I.D.17):		to 1

Maximum permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
Restatement Effective Date through September 30, 2012	4.125:1.00
October 1, 2012 through December 31, 2012	3.875:1.00
January 1, 2013 through September 30, 2013	3.625:1.00
October 1, 2013 through March 31, 2014	3.50:1.00
April 1, 2014 and each fiscal quarter thereafter	3.375:1.00

Form of Compliance Certificate

II.	Section 7.04 (b) – Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.D.17 above)	$

	B.	Consolidated Interest Charges for Subject Period:	$

	C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B)[2]:	to 1

Minimum required:

Four Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
Restatement Effective Date through September 30, 2012	2.875:1.00

October 1, 2012 through December 31, 2012	3.075:1.00
January 1, 2013 through September 30, 2013	3.125:1.00
October 1, 2013 and each fiscal quarter thereafter	3.25:1.00

[2]

With respect to (i) the Fiscal Quarter ended March 31, 2011, the Subject Period shall be the one Fiscal Quarter period ended on such date, (ii) the Fiscal Quarter ended June 30, 2011, the Subject Period shall be the two Fiscal Quarter period ended on such date and (iii) the Fiscal Quarter ended September 30, 2011, the Subject Period shall be the three Fiscal Quarter period ended on such date.

Form of Compliance Certificate

III.	Section 7.07 – Capital Expenditures

	A.	Capital Expenditures made in the current Fiscal Year:	$

	B.	Capital Expenditures committed to be made (but not yet made) in the current Fiscal Year:	$

	C.	Capital Expenditures Amount (Line III.A + Line III.B):	$

Maximum permitted:

Period	Maximum Capital Expenditures Amount[3]
Fiscal Year 2012	$635,000,000

Fiscal Year 2013	$740,000,000

Fiscal Year 2014	$740,000,000

Fiscal Year 2015	$730,000,000

January 1, 2016 and thereafter	$750,000,000

[3]

The Maximum Capital Expenditures Amount for any Fiscal Year to be increased by the lesser of (a) an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this footnote) over the actual amount of Capital Expenditures for such previous Fiscal Year and (b) 10% of the Maximum Capital Expenditures Amount for the previous Fiscal Year; provided further that $55,000,000 shall be permitted to be carried forward from Fiscal Year 2011 to increase the Maximum Capital Expenditures Amount for Fiscal Year 2012.

Form of Compliance Certificate

For the Year ended                     ,

SCHEDULE 24

to the Compliance Certificate

($ in 000’s)

Excess Cash Flow

(in accordance with the definition of Excess Cash Flow

as set forth in the Agreement)

1. Consolidated EBITDA for Fiscal Year (Line I.D.17 above):	$

2. Cash Consolidated Interest Charges actually paid in cash:	$

3. Scheduled principal repayments, to the extent actually made, of Term Loans:	$

4. Scheduled repayments, to the extent actually made, of any other Indebtedness (including scheduled lease or other repayments in connection with any Motor Vehicle Financing or Newly Acquired Motor Vehicle Financing):	$

5. Voluntary repayments of Indebtedness (other than the Loans and revolving facilities that are not permanently reduced):	$

6. Cash income Taxes actually paid in cash:	$

7. Capital Expenditures made in cash (exclusive of Capital Expenditures financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or other proceeds which are not included in Consolidated EBITDA):	$

8. Cash consideration in respect of Permitted Acquisitions or other permitted capital Investments (including in real estate assets):	$

9. Restricted Payments (x) which are paid in cash during such period to the extent not deducted in any determination of Excess Cash Flow for any prior Fiscal Year or (y) estimated in good faith to be payable in respect of such period:	$

10. Investments in any Captive Insurance Company:	$

11. Excess Cash Flow (Line 1 over Line 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10) :	$

[4]	Schedule 2 should only be included in Compliance Certificates accompanying annual financial statements

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[5]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[6]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[7]	Select as appropriate.

[8]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E - 1 - 1

Form of Assignment and Assumption

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Swift Transportation Co., LLC

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Swift Transportation Company, Swift Transportation Co., LLC, a Delaware limited liability company, the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest:

Assignor[s][9]	Assignee[s][10]	Facility Assigned[11]	Aggregate Amount of Commitment/ Loans for all Lenders[12]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[13]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][14]

Effective Date:                 , 20                 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[9]	List each Assignor, as appropriate.
[10]	List each Assignee, as appropriate.
[11]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Tranche B-1 Term Commitment,” “Tranche B-2 Term Commitment”, etc.).

[12]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[13]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[14]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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Form of Assignment and Assumption

ASSIGNOR
[NAME OF ASSIGNEER]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]15 Accepted:

BANK OF AMERICA, N.A., as

Administrative Agent

By:
Title:

[Consented to:]16

SWIFT TRANSPORTATION CO., LLC

By:
Title:

[Consented to:]17

BANK OF AMERICA, N.A., as

L/C Issuer and Swing Line Lender

[15]

To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. The consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

[16]

To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. The consent of the Borrower shall (such consent not to be unreasonably withheld or delayed, it being understood that it is reasonable for the Borrower to withhold consent with regard to assignments of Revolving Credit Loans to a financial institution that is not a commercial bank or investment bank that customarily enters into such revolving facilities) be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) with respect to the Revolving Credit Facility, such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to a Revolving Credit Lender, (3) with respect to the Tranche B-1 Term Loan Facility, such assignment is to a Tranche B-1 Term Lender, an Affiliate of a Tranche B-1 Term Lender or an Approved Fund with respect to a Tranche B-1 Term Lender or (4) with respect to the Tranche B-2 Term Loan Facility, such assignment is to a Tranche B-2 Term Lender, an Affiliate of a Tranche B-2 Term Lender or an Approved Fund with respect to a Tranche B-2 Term Lender.

[17]	The consent of the L/C Issuer and Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility.

By:
Title:

E - 1- 3

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March [ ],2012 (the “Credit Agreement”), among Swift Transportation Company, Swift Transportation Co., LLC, a Delaware limited liability company, the Lenders and agents from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

E - 1- 4

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E - 1- 5

Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name:	SWIFT TRANSPORTATION CO., LLC

$ 400MM
Type of Credit Facility	REVOLVER

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement YES NO

•	Coming in via Assignment YES NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

E - 2 - 1

Form of Administrative Questionnare

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary

Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

E - 2 - 2

Form of Administrative Questionnare

Does Secondary Operations Contact need copy of notices?             YES         NO

	Letter of Credit	Draft Documentation
	Contact	Contact Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)

E - 2 - 3

Form of Administrative Questionnare

VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

        (Bank Name)

        (ABA#)                                                                                                                                       (City/State)

        (Account #)

                                                                                                                                                                                                (Account Name)

        (Attention)

IX. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): -

Tax Withholding Form Delivered to Bank of America*:

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Form of Administrative Questionnare

W-9

W-8BEN

W-8ECI

W-8EXP

W-8IMY

Tax Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

E -2 - 5

Form of Adminidtrative Questionnarie

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A. ABA # [*] Dallas, TX Acct. # [*] Attn: Corporate Credit Services Ref: Swift Transportation

*Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

E -2 - 6

Form of Administrative Questionnaire

EXHIBIT F

FORM OF SECURITY AGREEMENT

(See attached)

GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by SWIFT TRANSPORTATION COMPANY, a Delaware corporation (“Holdings”), SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”) and each Subsidiary of Holdings from time to time a party to this Security Agreement (such Subsidiaries, together with Holdings, the “Guarantors”; and the Borrower and each Guarantor, individually a “Grantor” and collectively, the “Grantors”), in favor of BANK OF AMERICA, N.A., as administrative agent for each of the Secured Parties (together with its successor(s) thereto in such capacity, the “Administrative Agent”) and MORGAN STANLEY SENIOR FUNDING, INC., as the collateral agent for each of the Secured Parties (together with its successor(s) thereto in such capacity, the “Collateral Agent”).

WITNESSETH :

WHEREAS, pursuant to a Credit Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the various financial institutions and other Persons from time to time parties thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the other agents parties thereto from time to time, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Borrower; and

WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrower” is defined in the preamble.

“Borrower Obligations” is the collective reference to the unpaid principal of and interest on the Loans and L/C Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and L/C Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of Secured Hedge Agreements or Secured Cash Management Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Secured Hedge Agreement or Secured Cash Management Agreement to which the Borrower is a party or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral” is defined in Section 3.1.

“Collateral Account” is defined in clause (b) of Section 5.3.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Collateral Agent, that provides for the Collateral Agent to have “control” (as defined in the UCC) over any applicable Investment Property (including Securities Accounts) or Deposit Accounts.

“Copyright Collateral” means with respect to each Grantor, all of such Grantor’s right, title and interest throughout the world in and to:

(a) all copyrights and copyrightable works of authorship owned by any Grantor, whether registered or unregistered and whether published or unpublished, in any media, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world, and registrations thereof and all applications for registration thereof, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”), including the United States Copyright registrations and applications referred to in Item A of Schedule V;

(b) all Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each written, exclusive, inbound license of any material United States Copyright application and/or registration referred to in Item B of Schedule V;

(c) the right to sue for past, present and future infringement or other violation of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Copyright License” is defined in the definition of “Copyright Collateral.”

“Copyrights” is defined in the definition of “Copyright Collateral.”

“Credit Agreement” is defined in the first recital.

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

9

“Filing Statements” is defined in clause (b) of Section 4.7.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors” is defined in the preamble.

“IEL Notes” means those certain “Installment Contracts-Security Agreements” or any similar documents entered into from time to time by IEL and its operators with respect to the sale of Motor Vehicles.

“Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and all other intellectual property arising under any applicable Law, statutory provision or common Law doctrine in the United States or anywhere else in the world.

“Intellectual Property Collateral” means, collectively, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Intellectual Property Security Agreements” means the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement substantially in the form set forth in Exhibits A, B, and C, respectively.

“LKE Account” means the accounts held by Swift Transportation Company with account numbers [*] for tractors and [*] for trailers (and any successor or replacement account numbers associated with such accounts) in each case at Bank of America, N.A.; and any other Deposit Account or Securities Account established by any Grantor following the Closing Date and designated as a “Like Kind Exchange” account in the name of such account.

“Motor Vehicle Title Office” is defined in Section 5.6(b).

“Motor Vehicles” means all motor vehicles, tractors, containers, trailers and other like property, whether or not title thereto is governed by a Certificate of Title or ownership.

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

10

“Newly Acquired Motor Vehicles” means any Motor Vehicle acquired by a Loan Party that such Loan Party reasonably anticipates will become subject to a Newly Acquired Motor Vehicle Financing within 180 days of the acquisition of such Motor Vehicle; provided that (i) if at any time within such 180-day period the applicable Loan Party no longer reasonably anticipates such Motor Vehicle will become subject to a Newly Acquired Motor Vehicle Financing within such 180-day period, (ii) if such Motor Vehicle does not become subject to a Newly Acquired Motor Vehicle Financing within such 180-day period or (iii) if at any time after becoming subject to a Newly Acquired Motor Vehicle Financing, such Motor Vehicle is longer subject to a Newly Acquired Motor Vehicle Financing (or any refinancing thereof), such Motor Vehicle shall, in each case, no longer be a Newly Acquired Motor Vehicle.

“Non-Fleet Type Motor Vehicles” means company cars and other Motor Vehicles used at terminals for the repair, maintenance, servicing and other similar business operations of Holdings and its Subsidiaries.

“Owned Intellectual Property Collateral” means with respect to any Grantor, all Intellectual Property Collateral that is owned by such Grantor.

“Patent Collateral” means with respect to any Grantor, all of such Grantors’ right, title and interest throughout the world in and to:

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing, including all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, in each case, owned by any Grantor (“Patents”), including each United States issued Patent and Patent application referred to in Item A of Schedule III;

(b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each written, exclusive, inbound license of any material United States Patent application and/or registration referred to in Item B of Schedule III;

(c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, or for breach or enforcement of any Patent License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, royalties, income, payments, claims, damage awards, and proceeds of infringement suits).

“Patent License” is defined in the definition of “Patent Collateral.”

“Patents” is defined in the definition of “Patent Collateral.”

“Permitted Liens” means all Liens permitted by Section 7.03 of the Credit Agreement.

“Secured Obligations” means, collectively, the Borrower Obligations and the Guarantor Obligations.

“Securities Act” is defined in Section 7.2(a).

“Security Agreement” is defined in the preamble.

11

“Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or have been either Cash Collateralized or supplemented by a “backstop” letter of credit reasonably satisfactory to the Fronting Bank), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.

“Trademark” is defined in the definition of “Trademark Collateral.”

“Trademark Collateral” means with respect to any Grantor, all of such Grantor’s right, title and interest throughout the world in and to:

(a) (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, certification marks, collective marks, logos and other source or business identifiers, whether registered or unregistered, in each case, owned by any Grantor and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations and applications in the United States Patent and Trademark Office or in any other office or agency of the United States of America, or any State thereof, or in any other country or political subdivision thereof, or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those United States Trademarks applications and registrations referred to in Item A of Schedule IV;

(b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each written, exclusive, inbound license of any material United States Trademark application and/or registration referred to in Item B of Schedule IV;

(c) the right to sue third parties for past, present and future infringement, dilution or other violation of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Trademark License” is defined in the definition of “Trademark Collateral.”

“Trade Secret License” is defined in the definition of “Trade Secrets Collateral.”

“Trade Secrets” is defined in the definition of “Trade Secrets Collateral.”

“Trade Secrets Collateral” means with respect to any Grantor all of such Grantor’s right, title and interest throughout the world in and to (a) all common Law and statutory trade secrets and all other confidential and proprietary information and know-how (collectively referred to as “Trade Secrets”) obtained by or used in or contemplated at any time for use in the business of a Grantor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, (b) all Trade Secret licenses and other agreements for the grant by or to such Grantor of any right to use any Trade Secret (each a “Trade Secret License”) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret License, and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damage awards and proceeds of infringement suits).

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SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3. UCC Definitions. When used herein the terms “Account”, “Certificate of Title”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, “Security Entitlement’, “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letters of Credit has the meaning provided in Section 5-102 of the UCC.

SECTION 1.4. Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Schedule references are to this Security Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

GUARANTEE

SECTION 2.1. Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state fraudulent transfer or fraudulent conveyance laws and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Lender hereunder.

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(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding (which has not been backstopped or Cash Collateralized) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

SECTION 2.2. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 2.3. Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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SECTION 2.4. Guarantee Absolute and Conditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Secured Parties upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement shall, to the fullest extent permitted by applicable law, be effective all as though such payments had not been made.

SECTION 2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Administrative Agent’s Office.

ARTICLE III

SECURITY INTEREST

SECTION 3.1. Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s present and after acquired personal property, including all of such Grantor’s right, title and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims listed on Item H of Schedule II (as such schedule may be amended or supplemented from time to time);

(d) Deposit Accounts;

(e) Documents;

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(f) Equipment;

(g) Fixtures;

(h) General Intangibles;

(i) Goods;

(j) Instruments;

(k) Inventory;

(l) Investment Property;

(m) Intellectual Property Collateral;

(n) Letter-of-Credit Rights and Letters of Credit;

(o) Motor Vehicles;

(p) Supporting Obligations;

(q) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(r) all Proceeds of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (B) all tort claims; and

(s) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to:

(i) such Grantor’s real property interests (including fee real estate and leasehold interests);

(ii) any contracts, instruments, licenses or other documents, any rights thereunder or any assets subject thereto, as to which the grant of a security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, except to the extent that applicable terms in such contract, instrument, license or other document are ineffective under applicable law;

(iii) Investment Property consisting of Capital Securities of a Foreign Subsidiary of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such Foreign Subsidiary, except that such 65% limitation shall not apply to a Foreign Subsidiary that (x) is treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor; (B) any Person that is treated as a partnership under the Code or (C) any “United States person” (as defined in Section 7701(a)(30) of the Code);

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(iv) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset;

(v) any Newly Acquired Motor Vehicle;

(vi) any LKE Account and deposit accounts used solely for payroll, payroll taxes and other employee and benefit plans;

(vii) any application for Trademarks filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such Trademark pursuant to 15 U.S.C. §1051 Section (b)(1) and for which a form evidencing use of the mark in interstate commerce has not been filed pursuant to 15 U.S.C. §1051(c) or (d) to the extent such application or Trademarks would be rendered invalidated, canceled or abandoned due to the granting or enforcement of such security interest;

(viii) Accounts and related assets included as collateral security in any Qualified Receivables Transaction;

(ix) Investment Property consisting of Capital Securities of Swift Academy, any Captive Insurance Company or any Receivables Subsidiary (provided, that to the extent such Capital Securities of any Receivables Subsidiary are permitted to be pledged pursuant to the terms of the applicable Qualified Receivables Transaction, the grant of security interest hereunder shall extend to such Capital Securities of such Receivables Subsidiary); or

(x) assets (including proceeds thereof) subject to Liens under purchase money Indebtedness or Capitalized Leases permitted under Section 7.02 of the Credit Agreement, to the extent such Indebtedness or Capitalized Leases contains a valid prohibition on using such assets to secure other indebtedness.

SECTION 3.2. Security for Secured Obligations.

This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Secured Obligations.

SECTION 3.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

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(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3.4. Distributions on Pledged Shares. In the event that any Distribution with respect to any Capital Securities pledged hereunder is permitted to be paid (in accordance with Section 7.06 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 7.06 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Collateral Agent until paid to the Collateral Agent in accordance with Section 5.1.5.

SECTION 3.5. Security Interest and Guarantee Absolute, etc. This Security Agreement, including the guarantee contained in Section 2, shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest and guarantee of payment, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document, any of the Borrower Obligations or any other collateral security therefor or guaranty with respect thereto;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Secured Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations; or

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(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor (other than the defense of payment in full in cash or performance in full);

SECTION 3.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 7.1; provided that if such Grantor has made payment to the Secured Parties of all or any part of the Secured Obligations and the Termination Date has occurred, then at such Grantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, the Grantors represent and warrant to each Secured Party as set forth below.

SECTION 4.1. As to Capital Securities of the Subsidiaries, Investment Property.

(a) With respect to any direct Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate; and

(ii) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that such Capital Securities are securities governed by Article 8 of the UCC or (C) are held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Collateral Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Collateral Agent to comply with any instructions of the Collateral Agent without the consent of such Grantor if an Event of Default has occurred and is continuing.

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(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Collateral Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent.

(c) With respect to Uncertificated Securities constituting Collateral in excess of $100,000 owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Collateral Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that, if an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor.

(d) The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as set forth in Item A of Schedule I.

(e) Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except (i) the security interest created by this Agreement, (ii) the security interests created by the Senior Note Documents, (iii) with regard to Capital Securities, Liens permitted pursuant to Sections 7.03(j), (k) and (l) of the Credit Agreement and (iv) with regard to any Collateral other than Capital Securities, any Permitted Liens.

SECTION 4.2. Grantor Name, Location, etc.

(a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

(b) The Grantors do not have any trade names other than those set forth in Item B of Schedule II hereto.

(c) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item C of Schedule II hereto.

(d) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item D of Schedule II hereto.

(e) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(f) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item E of Schedule II and clause (vi) of Section 3.1.

(g) No Grantor is the beneficiary of any Letters of Credit with a value in excess of $500,000, except as set forth on Item G of Schedule II.

(h) No Grantor has Commercial Tort Claims (x) in which a suit has been filed by such Grantor and (y) where the amount of damages reasonably expected to be claimed exceeds $1,000,000, except as set forth on Item H of Schedule II.

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(i) Each Grantor’s organizational identification number is set forth in Item I of Schedule II hereto.

(j) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

(k) Subject to Section 5.7(a), each Grantor has obtained a legal, valid and enforceable consent of each issuer of any Letter of Credit to the assignment of the Proceeds of such Letter of Credit to the Collateral Agent. No Grantor has consented to, and is otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the Collateral Agent under the Indenture) having control (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.

(l) Each LKE Account is utilized solely in connection with the LKE Program.

SECTION 4.3. Ownership, No Liens, etc. Each Grantor owns its Collateral, except with respect to Intellectual Property Collateral that is not Owned Intellectual Property Collateral, free and clear of any Lien, except for any security interest (a) created by this Security Agreement, (b) subject to clause (c) below, in the case of Collateral other than the Capital Securities pledged hereunder, that is a Permitted Lien and (c) in the case of Capital Securities pledged hereunder, Liens permitted pursuant to Sections 7.03(j), (k) and (l) of the Credit Agreement. No effective UCC financing statement or other filing similar in effect covering all or any part of such Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Security Agreement, Permitted Liens (subject to clause (c) above) or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Collateral Agent on the Closing Date.

SECTION 4.4. Possession of Inventory, Control; etc.

(a) Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor) that, either (x) all such Equipment or Inventory in the possession of such third parties has an aggregate fair market value of less than $500,000 or (y) all such third parties have been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and have authenticated a record acknowledging the security interest created in favor of the Secured Parties’ pursuant to this Security Agreement, (iii) Instruments or Promissory Notes that have been delivered to the Collateral Agent pursuant to Section 4.5. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any Document for any such Equipment or Inventory, (iii) received notification of any Person’s security interest (other than the security interest granted hereunder or under any Permitted Lien) in any such Equipment or Inventory or (iv) any Lien on any such Equipment or Inventory other than a Permitted Lien.

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(b) Each Grantor is the sole entitlement holder of its Accounts and no other Person (other than the Collateral Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Accounts that constitute Collateral or any other securities or property credited thereto.

SECTION 4.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Collateral Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper with a value in excess of $500,000 in the aggregate owned or held by such Grantor on the Closing Date, which Documents, Instruments, Promissory Notes and tangible Chattel Paper are set forth in Item B of Schedule I.

SECTION 4.6. Intellectual Property Collateral.

(a) In respect of the Intellectual Property Collateral, as of the date hereof:

(i) set forth in Item A of Schedule III hereto is a complete and accurate list of all issued United States Patents and Patent applications owned by each Grantor that have been issued by or are pending at the United States Patent and Trademark Office, and set forth in Item B of Schedule III hereto is a complete and accurate list, in all material respects, of all written, exclusive, inbound licenses of any material United States Patent and Patent application to which any Grantor is a party;

(ii) set forth in Item A of Schedule IV hereto is a complete and accurate list of all United States Trademark applications and registrations owned by each Grantor that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office, and set forth in Item B of Schedule IV hereto is a complete and accurate list, in all material respects, of all written, exclusive, inbound licenses of any material United States Trademark application and/or registration to which any Grantor is a party; and

(iii) set forth in Item A of Schedule V hereto is a complete and accurate list of all United States Copyrights applications and registrations owned by each Grantor that are registered, or for which an application for registration has been made, with the United States Copyright Office; and set forth in Item B of Schedule V hereto is a complete and accurate list, in all material respects, of all written, exclusive, inbound licenses of any material United States Copyright application and/or registration to which any Grantor is a party.

(b) Except as disclosed on Schedule VI, in respect of each Grantor:

(i) except as could not reasonably be expected to have a Material Adverse Effect, the Intellectual Property Collateral set forth in Item A of Schedules III through V of such Grantor, is valid, subsisting, unexpired and enforceable and in compliance with all legal requirements (including timely payment of all applicable filing, examination and maintenance fees and timely filing of all applicable applications and affidavits of working, use and incontestability) and has not been abandoned or adjudged invalid or unenforceable, in whole or in part;

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(ii) except as could not reasonably be expected to have a Material Adverse Effect, such Grantor is the sole and exclusive owner of the entire right, title and interest in and to its Owned Intellectual Property Collateral free of any Liens (except for the Permitted Liens), such Grantor has the sole and exclusive right to bring actions for infringement or misappropriation of its Owned Intellectual Property Collateral and no written claim has been made to Grantor that such Grantor is or may be, in conflict with, infringing, misappropriating, diluting, misusing or otherwise violating any of the Intellectual Property rights of any third party or that challenges such Grantor’s ownership, use, protectability, registerability, validity, or enforceability of any Owned Intellectual Property Collateral and, to such Grantor’s knowledge, there is no valid basis for any such claims;

(iii) except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has made all necessary filings and recordations, which it, in its reasonable business judgment, deems advisable to protect its interest in any Owned Intellectual Property Collateral that is material to the business of such Grantor, including recordations of all of its interests in the United States issuances, registrations and applications included in the Patent Collateral, the Trademark Collateral and the Copyright Collateral in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate, and has used legally required statutory notice, as applicable, in connection with its use of any material, registered Patent, Trademark or Copyright that is included in its Owned Intellectual Property Collateral;

(iv) such Grantor has taken commercially reasonable steps intended to safeguard its material Trade Secrets and to its knowledge (A) none of the material Trade Secrets of such Grantor have been used, divulged, disclosed or appropriated for the benefit of any Person other than the Grantor in a manner that is reasonably likely to jeopardize the value of such Trade Secret to such Grantor’s business; (B) Grantor has not misappropriated any Trade Secrets of any other Person; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract with respect to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(v) no action by such Grantor is currently pending or threatened in writing which asserts that any third party is infringing, misappropriating, diluting, misusing or voiding any of its Owned Intellectual Property Collateral and, to such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting, misusing or voiding any of its Owned Intellectual Property Collateral, except as could not reasonably be excepted to have a Material Adverse Effect;

(vi) except as could not reasonably be expected to have a Material Adverse Effect, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral;

(vii) except as could not reasonably be expected to have a Material Adverse Effect, except for the Permitted Liens, such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property Collateral for purposes of granting a security interest or as collateral that has not been terminated or released;

(viii) such Grantor uses adequate standards of quality in its manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks owned by such Grantor and has taken commercially reasonable action necessary to ensure that all licensees of any Trademarks owned by such Grantor use such adequate standards of quality;

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(ix) no final holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s right in, any Intellectual Property Collateral, except as could not reasonably be expected to have a Material Adverse Effect;

(x) except as could not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of such Grantor’s rights in any of the Intellectual Property Collateral; and

(xi) to such Grantor’s knowledge, such Grantor owns or otherwise has the right to use all Intellectual Property Collateral used in or necessary for the conduct of such Grantor’s business.

SECTION 4.7. Validity, etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations.

(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Collateral Agent the Filing Statements suitable for filing in such offices) and has taken all other:

(i) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC (subject to any extensions permitted by the Collateral Agent in its reasonable discretion); and

(ii) actions necessary to perfect the Collateral Agent’s security interest with respect to any Collateral evidenced by a Certificate of Title including, without limitation, pursuant to Section 4.6.

(c) Upon the filing of the Filing Statements and the Intellectual Property Collateral security agreements for all United States Copyrights, Patents and Trademarks owned, and for all United States Copyrights exclusively licensed, by such Grantor with the appropriate agencies therefor, the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements and such Intellectual Property Collateral security agreements in favor of the Collateral Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, the United States Patent and Trademark Office, and the United States Copyright Office, prior to all other Liens, except for Permitted Liens that by operation of law or contract have priority over the Liens securing the Obligations (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied). Notwithstanding anything to the contrary herein or in any other Loan Document, no Grantor shall be obligated to take any actions to perfect the security interest granted hereunder in any Intellectual Property Collateral issued, registered, applied for, or otherwise existing in any jurisdiction outside of the United States.

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(d) Upon satisfaction of the requirements set forth in Section 5.6(c) with respect to such Collateral evidenced by a Certificate of Title, the security interests created under this Security Agreement shall constitute a perfected security interest in such Collateral in favor of the Collateral Agent on behalf of the Secured Parties, prior to all other Liens (other than Permitted Liens that by operation of law or contract have priority over the Liens securing the Obligations).

(e) Each Grantor has executed and delivered to the Collateral Agent, Intellectual Property Collateral security agreements for all United States Copyrights, Patents and Trademarks owned by such Grantor, including all Copyrights, Patents and Trademarks on Schedules III, IV and V.

SECTION 4.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office or corresponding offices in other countries of the world, or with respect to Deposit Accounts or Investment Property, the execution of a Control Agreement, or with respect to any Letter of Credit Rights obtaining the consent of the issuer thereunder) or the exercise by the Collateral Agent of its rights and remedies hereunder; or

(c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 4.9. Best Interests. It is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary or an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to the Borrower by the Lenders and the issuer pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrower.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

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SECTION 5.1. As to Investment Property, etc.

SECTION 5.1.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organization Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and

(c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Collateral Agent pursuant to the terms of this Security Agreement).

SECTION 5.1.2. Investment Property (other than Certificated Securities).

(a) With respect to any Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property (other than LKE Accounts) owned or held by any Grantor, such Grantor will cause (i) the intermediary maintaining any such Investment Property with a principal balance in excess of $200,000 or (ii) if the aggregate principal balance for all such Investment Property exceeds $1,000,000, each intermediary maintaining any Investment Property, in each case to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Collateral Agent’s instructions with respect to such Investment Property without further consent by such Grantor. Notwithstanding the foregoing, the Collateral Agent agrees that it shall not give such instructions unless a Specified Default has occurred and is continuing.

(b) If the aggregate value of all Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) owned or held by any Grantor exceeds $200,000, such Grantor will cause the issuer of such securities to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

SECTION 5.1.3. Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent.

SECTION 5.1.4. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis all Investment Property, all dividends and Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles to the extent required hereunder, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Collateral Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date to the extent required hereunder.

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SECTION 5.1.5. Voting Rights; Dividends, etc. Each Grantor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Collateral Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends and Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Collateral Agent as additional Collateral; and

(b) with respect to Collateral consisting of general partnership interests or limited liability company interests, to promptly modify its Organization Documents to admit the Collateral Agent as a general partner or member, as applicable, promptly upon the occurrence and continuance of an Event of Default and so long as the Collateral Agent has notified such Grantor of the Collateral Agent’s intention to exercise its voting power under this clause,

(i) that the Collateral Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(ii) to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Collateral Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 5.2. Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon one (1) Business Day prior written notice to the Collateral Agent.

SECTION 5.3. As to Accounts; Collateral Account.

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(a) Each Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Collateral Agent to each Grantor, all Proceeds of Collateral received by such Grantor (including in respect of Accounts) shall be delivered in kind to the Collateral Agent for deposit in a Deposit Account of such Grantor maintained with the Collateral Agent or another financial institution reasonably satisfactory to the Collateral Agent (the “Collateral Account”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Collateral Agent until delivery thereof is made to the Collateral Agent.

(c) Following the delivery of notice pursuant to clause (b)(ii), the Collateral Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Collateral Agent and (iii) the Collateral Agent shall have the sole right of withdrawal over such Collateral Account.

SECTION 5.4. As to Grantors’ Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may request following the occurrence of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, the Collateral Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

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(d) At any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may endorse, in the name of such Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other Proceeds of any of the Collateral.

SECTION 5.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the business of such Grantor:

(a) with respect to its Owned Intellectual Property Collateral, such Grantor shall not (i) do or knowingly fail to perform any act whereby any of the Patent Collateral is likely to lapse or become abandoned or dedicated to the public or unenforceable, (ii) itself or permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain at least the quality of products and services offered under the Trademark Collateral as of the date hereof, (C) fail to employ the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration to the extent legally required, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, unless rights in such Trademark Collateral inure solely to Grantor and do not infringe or weaken the validity or enforceability of any of the Intellectual Property Collateral or (E) do or knowingly permit any act or knowingly omit to do any act whereby any of the Trademark Collateral is likely to lapse or become invalid or unenforceable, or (iii) do or knowingly permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral is likely to lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), the lapse, abandonment, failure to maintain quality, invalidation or unenforceability in respect of any item of such Owned Intellectual Property Collateral (individually and collectively, “Abandonment” or “Abandoned”) could not reasonably be expected to have a Material Adverse Effect;

(b) such Grantor shall promptly notify the Collateral Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral is likely to become Abandoned, dedicated to the public or placed in the public domain or deemed invalid or unenforceable, or of any materially adverse determination or development (including any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any such Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same, unless such Abandonment, determination or development could not reasonably be expected to have a Material Adverse Effect;

(c) such Grantor shall (i) within ninety (90) days of such Grantor or any of its agents on its behalf, employees on its behalf, or designees on its behalf filing an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or obtaining an ownership interest in any United States Patent or Trademark application or registration or (ii) within thirty (30) days of such Grantor or any of its agents on its behalf, employees on its behalf, or designees on its behalf filing an application for the registration of any Copyright at the United States Copyright Office or obtaining an ownership interest in, or becoming an exclusive licensee of any material United States Patent, Trademark or Copyright application or registration pursuant to a written agreement, inform the Collateral Agent, and promptly execute and deliver an Intellectual Property Security Agreement substantially in the form set forth as Exhibits A, B or C hereto as applicable and any such other documents as the Administrative Agent may reasonably request to evidence the Collateral Agent’s security interest in such Owned Intellectual Property Collateral; and

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(d) such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of its Owned Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that Abandonment is permitted under the foregoing clause (a) or (b)).

SECTION 5.6. As to Motor Vehicles. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Motor Vehicles (other any Non-Fleet Type Motor Vehicle) of such Grantor:

(a) (i)(A) In the case of such Motor Vehicles owned by any Grantor on the Closing Date, within thirty (30) days after the Closing Date (or such later dates from time to time as the Administrative Agent may consent to in its discretion) and (B) in the case of such Motor Vehicles acquired by any Grantor following the Closing Date, (I) within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, and (II) within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, in each case the Grantors shall deliver to the Collateral Agent a list of (x) all Motor Vehicles which constitute Collateral, (y) all Newly Acquired Motor Vehicles, the purchase date thereof and, if applicable, the Newly Acquired Motor Vehicle Financing in respect thereof, and (z) all Motor Vehicles that were previously designated Newly Acquired Motor Vehicles and are no longer designated as such, which lists shall be in form and substance satisfactory to the Collateral Agent and shall include schedules setting forth the depreciated value of each such Motor Vehicle which constitutes Collateral; (ii) upon the Collateral Agent’s reasonable request at any time or times on or after the occurrence and continuance of an Event of Default, each Grantor shall, at its expense, deliver or cause to be delivered to the Collateral Agent written appraisals as to Motor Vehicles that constitute Collateral in form, scope and methodology reasonably acceptable to the Collateral Agent and by an appraiser acceptable to the Collateral Agent, addressed to the Collateral Agent and upon which the Collateral Agent is expressly permitted to rely; (iii) each such Motor Vehicle that constitutes Collateral is and shall be used in each Grantor’s business and not for personal, family, household or farming use; and (iv) as between the Collateral Agent and such Grantor, the Grantor assumes all responsibility and liability arising from the use of Motor Vehicles that constitute Collateral.

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(b) (i) Pursuant to a grant of authority by the Collateral Agent, such Grantor shall hold and retain in trust for the Collateral Agent, physical possession of the original Certificates of Title (or similar instruments) relating to each Motor Vehicle that constitutes Collateral owned by such Grantor for so long as such Motor Vehicle shall be so owned (it being understood and agreed that no Grantor shall be required to physically possess a Certificate of Title for any Motor Vehicle registered in a jurisdiction which has enacted an electronic lien recording or transfer process that prevents or does not contemplate issuance of a physical Certificate of Title), (ii) to the extent a physical Certificate of Title is issued, such Grantor shall hold all such original Certificates of Title under lock and key, in a safe, fireproof location at the office(s) designated by the Company on Schedule VII (as such Schedule may be amended from time to time by the Grantors) (any such office a “Motor Vehicle Title Office”), and only the employees listed on Schedule VII shall have access to such Motor Vehicle Title Offices (as such Schedule may be amended from time to time by the Grantors), (iii) (A) within thirty (30) days following the Closing Date (or such later dates from time to time as are consented to by the Administrative Agent in its discretion) for any such Motor Vehicle owned on the Closing Date by such Grantor (other than any Newly Acquired Motor Vehicle) and (B) promptly after the acquisition of any Motor Vehicle (other than any Newly Acquired Motor Vehicle) by such Grantor or any Newly Acquired Motor Vehicle of such Grantor ceasing to be a Newly Acquired Motor Vehicle (but in no event later than twenty (20) business days after such acquisition or cessation, such Grantor shall, in each case (x) cause the recordation or notation of the Collateral Agent’s security interest either on the Certificates of Title or otherwise pursuant to the applicable jurisdiction’s electronic lien recording process in respect of each such Motor Vehicle and (y) take such other action as the Collateral Agent or the Motor Vehicle Monitor shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles and deliver such other satisfactory evidence thereof as the Collateral Agent or the Motor Vehicle Monitor may request. For the avoidance of doubt, any Newly Acquired Motor Vehicle that ceases to be a Newly Acquired Motor Vehicle pursuant to the definition thereof shall become Collateral and such Grantor shall take all steps to cause the recordation or notation of the Collateral Agent’s security interest in such Collateral in accordance with this Section 5.6.

(c) In accordance with Section 6.13 of the Credit Agreement, (i) such Grantor shall, at reasonable times during normal business hours and upon two Business Days’ notice to Holdings, provide access to the Motor Vehicle Title Offices to the Motor Vehicle Monitor to allow the Motor Vehicle Monitor (A) to examine (and photocopy or otherwise image) the original Certificates of Title with respect to Motor Vehicles that are Collateral held by such Grantor, and any documents related thereto, and (B) to assess the standard of care used by the Grantors in holding such original Certificates of Title and taking actions to perfect the security interest created hereunder (it being understood that, so long as no Event of Default has occurred, such examinations and assessments shall take place no more than four times per calendar year) and (ii) such Grantor shall otherwise assist, and cooperate with, the Motor Vehicle Monitor in the performance of its activities in its capacity as the Motor Vehicle Monitor (including providing any information reasonably requested by the Motor Vehicle Monitor in its capacity as such).

(d) Pursuant to a power of attorney granted by the Collateral Agent, designated employees of the Grantors shall have the authorization to act as agents and attorneys-in-fact for and on behalf of the Collateral Agent to make, execute and deliver any and all Certificate of Title(s), Transfer of Ownership and other release documents necessary to terminate the Collateral Agent’s liens, rights, title and interest in and to Motor Vehicles that are Collateral; provided that the use of such power of attorney by such designated employees shall only be permitted (and any use of such power of attorney not permitted hereby shall be a breach of this Agreement) if such use is permitted by the terms of such power of attorney and (i) the Secured Obligations have been fully satisfied, (ii) the Credit Agreement or other Loan Documents expressly authorize such a release in the ordinary course of such Grantor’s business, or (iii) such Grantor has received the Collateral Agent’s express approval in writing that such termination is authorized.

(e) Upon any breach of any of Sections 5.6(a) through (d) or after the occurrence and during the continuance of an Event of Default, the Collateral Agent may, or at the direction of the Required Lenders must, (i) terminate the authorization of the Grantors to hold physical possession of any physically-issued original Certificates of Title with respect to Motor Vehicles that are Collateral by giving the Borrower written notice thereof, and, with five Business Days of such termination, each Grantor must deliver all such physically-issued original Certificates of Title to the Collateral Agent (or a sub-agent thereof designated by the Collateral Agent)and (ii) revoke the power of attorney described in Section 5.6(d) by giving the Borrower written notice thereof.

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(f) Without limiting Section 6.1, at any time after a breach of any of Sections 5.6(a) through (d) or after the occurrence of an Event of Default, each Grantor hereby irrevocably appoints the Collateral Agent (and any of its sub-agents) as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of (i) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles constituting Collateral now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Collateral Agent a first priority (subject to Permitted Liens that by operation of law or contract have priority over the Liens securing the Obligations) perfected lien on the Motor Vehicles constituting Collateral and exercising the rights and remedies of the Collateral Agent under Section 7.1). Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.7. As to Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights ) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Such Grantor will promptly use its commercially reasonable best efforts to cause the issuer of each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence of an Event of Default, such Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (ii) arrange for the Collateral Agent to become the transferee beneficiary Letter of Credit.

SECTION 5.8. As to Commercial Tort Claims. If any Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within thirty (30) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 5.9. [Reserved]

SECTION 5.10. Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except, with respect to Intellectual Property Collateral, the parties acknowledge that the obligation with respect to perfection shall apply only to the United States). Without limiting the generality of the foregoing, such Grantor will

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(a) from time to time upon the reasonable request of the Collateral Agent, (i) promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may request and (ii) after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Collateral Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

(b) file (and hereby authorizes the Collateral Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as the Collateral Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

(c) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Collateral Agent, all Investment Property constituting Collateral, all dividends and Distributions (but, in the case of cash dividends and Distributions, only in the case of the occurrence and continuance of an Event of Default) with respect thereto, and all interest and principal with respect to Promissory Notes (but, in the case of such interests and principal paid in cash, only in the case of the occurrence and continuance of an Event of Default), and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral to the extent required hereunder;

(d) [Reserved]

(e) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 5.4;

(f) not create any tangible Chattel Paper with a value in excess of $500,000 without placing a legend on such tangible Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such Chattel Paper;

(g) furnish to the Collateral Agent, from time to time at the Collateral Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may request, all in reasonable detail; and

(h) to the extent required under this Agreement, do all things reasonably requested by the Collateral Agent in accordance with this Security Agreement in order to enable the Collateral Agent to have and maintain control over the Collateral consisting of Motor Vehicles, Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

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With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral in any jurisdiction and with any filing officers as the Collateral Agent may deem necessary or advisable and to make all relevant filings with the United States Patent and Trademark Office and the United States Copyright Office in respect of the United States Owned Intellectual Property Collateral. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets now existing or hereafter acquired” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

SECTION 5.11. Deposit Accounts. (a) No Grantor shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. For each Deposit Account (other than (i) the LKE Accounts utilized in connection with the LKE Program, (ii) any other Deposit Account used solely for payroll, payroll taxes, and other employee wage and benefit payments, (iii) any Deposit Account that either (I) a Control Agreement complying with the requirements set forth below in this Section 5.11 is executed and delivered to the Collateral Agent on or before thirty (30) days after the Closing Date (or such later dates from time to time as the Collateral Agent may consent to in its discretion) or (II) is closed on or before thirty (30) days after the Closing Date (or such later dates from time to time as the Collateral Agent may consent to in its discretion) and (iv) any other Deposit Accounts maintained by any Grantor so long as the principal balance in (x) any single Deposit Account does not exceed $100,000 at any time and (y) all such Deposit Accounts does not exceed $500,000 in the aggregate at any time), the respective Grantor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, on or before the Closing Date or, with respect to any Deposit Account established after the Closing Date, at the time of the establishment of the respective Deposit Account, a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such bank agrees to comply with the Collateral Agent’s instructions with respect to such Deposit Account without further consent by such Grantor. Notwithstanding the foregoing, the Collateral Agent agrees that it shall not give such instructions unless an Event of Default has occurred and is continuing. If any bank with which such a Deposit Account is maintained refuses to, or does not, enter into such a Control Agreement, then the respective Grantor shall promptly (and in any event prior to thirty (30) days after the Closing Date (or such later dates from time to time as the Collateral Agent may consent to in its discretion or, with respect to any Deposit Account established after the Closing Date, thirty (30) days after the establishment of such account (or such later dates from time to time as the Collateral Agent may consent to in its discretion) close the respective Deposit Account and transfer all balances therein to the Collateral Account or another Deposit Account meeting the requirements of this Section 5.11.

(b) After the date of this Agreement, no Grantor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate Control Agreement shall be entered into in accordance with the requirements of preceding clause (a) and the respective Grantor shall furnish to the Collateral Agent a supplement to Item F of Schedule II hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

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SECTION 5.12. As to IEL Notes. The Grantors shall provide a written statement to the Collateral Agent at the end of each Fiscal Quarter setting forth the aggregate outstanding amount under the IEL Notes and at any time that the aggregate outstanding amount under the IEL Notes exceeds $6,000,000, at the request of the Collateral Agent, the Grantors shall deliver originals of such IEL Notes to the Collateral Agent in an aggregate outstanding amount equal to at least the amount of such excess.

SECTION 5.13. LKE Accounts. Each Grantor agrees that all LKE Accounts will be utilized solely in connection with the LKE Program.

ARTICLE VI

THE COLLATERAL AGENT

SECTION 6.1. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(d) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest until the Termination Date.

SECTION 6.2. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, after requesting in writing that the Grantor perform such agreement, and subject to any applicable cure period, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.04 of the Credit Agreement.

SECTION 6.3. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

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(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 6.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the applicable Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care so long as the Collateral Agent treats such Collateral in a manner substantially similar to that which it accords its own property.

ARTICLE VII

REMEDIES

SECTION 7.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) take possession of any Collateral not already in its possession without demand and without legal process;

(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(b) All cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Secured Obligations as set forth in Section 8.03 of the Credit Agreement.

(c) The Collateral Agent may:

(i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

(iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi) take control of any Proceeds of the Collateral; and

(vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) Without limiting the foregoing, in respect of the Intellectual Property Collateral:

(i) upon the request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of its Intellectual Property Collateral, subject (in the case of any Trademark Licenses, Copyright Licenses, Patent Licenses, and Trade Secret Licenses) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;

(ii) each Grantor agrees that the Collateral Agent may file applications and maintain registrations for the protection of such Grantor’s Owned Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Collateral Agent or any Secured Party to enforce such Grantor’s rights in the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and

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(iii) in the event that the Collateral Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of the Collateral Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of its Intellectual Property Collateral.

Notwithstanding the foregoing provisions of this Section 7.1, for the purposes of this Section 7.1, “Collateral” and “Intellectual Property Collateral” shall include any “intent to use” trademark application only to the extent (i) that the business of such Grantor, or portion thereof, to which that mark pertains is also included in the Collateral and (ii) that such business is ongoing and existing and (iii) that the grant or exercise of the rights in Section 7.1 does not impair the validity of such trademark application or cause its abandonment or cancellation.

SECTION 7.2. [Reserved]

SECTION 7.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 7.4. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform and which Grantor is required to so perform hereunder (except, with respect to Intellectual Property Collateral, only as such failure to perform could reasonably be expected, in Collateral Agent’s discretion, to have a Material Adverse Effect) (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein subject to the other terms of this Security Agreement and the Credit Agreement.

SECTION 7.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the direction of Collateral Agent by the Administrative Agent or the Required Lenders, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in accordance with the order of priority as set forth in Section 8.03 of the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

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SECTION 8.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 8.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement (provided that, any such notice or other communication to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule II) or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 8.5. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Collateral Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of one local counsel to each Lender retained by the Collateral Agent in each relevant jurisdiction and of one primary counsel to the Collateral Agent.

(b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.

(d) The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

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SECTION 8.6. Release of Liens and Guarantors. (a) Upon (i) the Disposition of Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Collateral (in the case of clause (i)) or (B) all Collateral (in the case of clause (ii)), and in the case of clause (ii), each Guarantor shall be released from its obligations with respect to the guarantee contained in Section 2. Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors or Guarantors, as applicable, such documents as the Grantors or Guarantors, as applicable, shall reasonably request to evidence such termination.

(b) At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Securities of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) To the extent that a Grantor grants a security interest in the Capital Securities of a Receivables Subsidiary, and thereafter such security interest is no longer permitted by the applicable Qualified Receivables Transaction, such Capital Securities shall no longer constitute Collateral and the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors the certificates (if any) with respect to such Capital Securities held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination; provided that the Borrower shall have delivered a written request for release identifying the Capital Securities to be released, together with a certification that such pledge of Capital Securities is no longer permitted by the terms of the applicable Qualified Receivables Transaction.

SECTION 8.7. Additional Guarantors and Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” and “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Guarantor” and “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor or Grantor hereunder, and the rights and obligations of each Guarantor or Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor as a party to this Security Agreement.

SECTION 8.8. No Waiver; Remedies. In addition to, and not in limitation of Section 3.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.9. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 8.10. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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SECTION 8.11. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 8.12. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

SWIFT TRANSPORTATION CO., LLC

SWIFT TRANSPORTATION COMPANY

SWIFT TRANSPORTATION CO. OF ARIZONA, LLC

SWIFT LEASING CO., LLC

SWIFT TRANSPORTATION SERVICES, LLC

SWIFT TRANSPORTATION CO. OF VIRGINIA, LLC

SWIFT INTERMODAL, LLC

COMMON MARKET EQUIPMENT CO., LLC

M.S. CARRIERS, LLC

SPARKS FINANCE LLC

ESTRELLA DISTRIBUTING, LLC

By:
Name:
Title:

SWIFT SERVICES HOLDINGS, INC.

By:
Name:
Title:

INTERSTATE EQUIPMENT LEASING, LLC

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC.,as Collateral Agent

By:
Name:
Title:

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SCHEDULE I

to Security Agreement

Item A.

Name of Grantor:

Common Stock
Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged

Limited Liability Company Interests
Issuer (limited liability company)	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged

Partnership Interests
Issuer (partnership)	% of Partnership Interests Owned	% of Partnership Interests Pledged

Item B.

Documents, Instruments, Promissory Notes or tangible Chattel Paper Delivered at Closing:

Name of Grantor:

Pledge and Security Agreement

SCHEDULE II

to Security Agreement

Item A. Location of each Grantor.

Name of Grantor:	Location for purposes of UCC:
[GRANTOR]	[LOCATION]

Item B. Trade names.

Name of Grantor:	Trade Names:
[GRANTOR]

Item C. Merger or other corporate reorganization.

Name of Grantor:	Merger or other corporate reorganization:
[GRANTOR]

Item D. Taxpayer ID numbers.

Name of Grantor:	Taxpayer ID numbers:
[GRANTOR]

Pledge and Security Agreement

Item E. Government Contracts.

Name of Grantor:	Description of Contract:
[GRANTOR]

Item F. Deposit Accounts and Securities Accounts.

Name of Grantor:	Description of Deposit Accounts and Securities Accounts:
[GRANTOR]

Item G. Letter of Credit Rights.

Name of Grantor:	Description of Letter of Credit Rights:
[GRANTOR]

Item H. Commercial Tort Claims.

Name of Grantor:	Description of Commercial Tort Claims:
[GRANTOR]

Item I. Organizational Identification Numbers.

Name of Grantor:	Organizational Identification Number:
[GRANTOR]

SCHEDULE III

to Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Inventor(s)	Title

Pending Patent ApplicationsCountry	Serial No.	Filing Date	Inventor(s)	Title

Item B. Exclusive Patent Licenses

Country or Territory	Patent	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE IV

to Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark ApplicationsCountry	Trademark	Serial No.	Filing Date

Item B. Exclusive Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE V

to Security Agreement

Item A. Copyrights

Registered Copyrights

Country	Registration No.	Registration Date	Author(s)	Title

Copyright Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title

Item B. Exclusive Copyright Licenses

Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

SCHEDULE VI

to Security Agreement

Exceptions

SCHEDULE VII

to Security Agreement

Motor Vehicle Title Offices

Name of Grantor:	Location of Motor Vehicle Title Office:	Designated Employees With Access to Title:
[GRANTOR]	[LOCATION]	[NAME(S) OF EMPLOYEE(S)]

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of                 , 200_ (this “Agreement”), is made by [NAME OF GRANTOR], a                  (the “Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as the collateral agent for each of the Secured Parties (as defined in the Credit Agreement referred to below) (together with its successor(s) thereto in such capacity, the “Collateral Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”), SWIFT TRANSPORTATION COMPANY, a Delaware corporation (“Holdings”), the Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL CAPITAL MARKETS INC. (or an affiliate thereof) and PNC CAPITAL MARKETS LLC (or an affiliate thereof) as Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and the L/C Issuer (as defined in the Credit Agreement) have extended Commitments (as defined in the Credit Agreement) to make Credit Extensions (as defined in the Credit Agreement) to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Guarantee and Collateral Agreement in favor of the Collateral Agent, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the Patent Collateral (as defined below) to secure all the Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the United States, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, in and to the following (Patent Collateral”):

(a) all United States inventions and discoveries, whether patentable or not, all letters patent and all applications for letters patent, including all patent applications in preparation for filing in the United States, including all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, in each case, owned by any Grantor (“Patents”), including each United States issued Patent and Patent application referred to in Schedule I;

(b) all Patent licenses, and other agreements for the grant by or to the Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”) including each written, exclusive inbound license of any material United States Patent application and/or registrationas set forth in Item B of Schedule I;

(c) the right to sue third parties for past, present and future infringements of any issued Patent or Patent application, or for breach or enforcement of any Patent License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damage awards and proceeds of infringement suits).

Notwithstanding the foregoing, Patent Collateral shall not include, and the grant of a security interest as provided hereunder shall not extend to those items set forth in clauses (i) through (x) of Section 3.1 of the Security Agreement.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent there is any conflict between the terms of the Security Agreement and this Agreement, the Security Agreement shall control.

SECTION 5. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective, or delivery of a manually executed counterpart.

SECTION 7. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to Patent Security Agreement

Item A. Patents

Issued Patents

Country	Patent No.	Issue Date	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Title

Item B. Exclusive Patent Licenses

Country or Territory	Patent	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of                 , 200     (this “Agreement”), is made by [NAME OF GRANTOR], a                 (the “Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”), SWIFT TRANSPORTATION COMPANY, a Delaware corporation (“Holdings”), the Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL CAPITAL MARKETS INC. (or an affiliate thereof) and PNC CAPITAL MARKETS LLC (or an affiliate thereof) as Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and the L/C Issuer (as defined in the Credit Agreement) have extended Commitments (as defined in the Credit Agreement) to make Credit Extensions (as defined in the Credit Agreement) to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Guarantee and Collateral Agreement in favor of the Collateral Agent, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the Trademark Collateral (as defined below) to secure all the Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the United States, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, in and to the following (the “Trademark Collateral”):

(a) (i) all United States trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, certification marks, collective marks, logos and other source or business identifiers, whether registered or unregistered, in each case, owned by the Grantor and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations thereof and all applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any other office or agency of the United States of America, or any State thereof, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing in the United States, including the United States Trademark registrations and applications listed on Item A of Schedule I (collectively referred to as “Trademarks”);

(b) all Trademark licenses and other agreements for the grant by or to the Grantor of any right to use any United States Trademark (each a “Trademark License”), including each written, exclusive inbound license of any material United States Trademark application and/or registration as set forth in Item B of Schedule I;

(c) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

Notwithstanding the foregoing, Trademark Collateral shall not include those items set forth in clauses (i) through (x) of Section 3.1 of the Security Agreement.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent there is any conflict between the terms of the Security Agreement and this Agreement, the Security Agreement shall control.

SECTION 5. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective, or delivery of a manually executed counterpart.

SECTION 7. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:

Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:

Name:
Title:

SCHEDULE I

to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks

Country	Trademark	Registration No.	Registration Date

Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date

Item B. Exclusive Trademark Licenses

Country or Territory	Trademark	Licensor	Licensee	Effective Date	Expiration Date

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of                 , 200     (this “Agreement”), is made by [NAME OF GRANTOR], a                  (the “Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H :

WHEREAS, pursuant to a Credit Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”), SWIFT TRANSPORTATION COMPANY, a Delaware corporation, (“Holdings”), the Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL CAPITAL MARKETS INC. (or an affiliate thereof) and PNC CAPITAL MARKETS LLC (or an affiliate thereof) as Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and the L/C Issuer (as defined in the Credit Agreement) have extended Commitments (as defined in the Credit Agreement) to make Credit Extensions (as defined in the Credit Agreement) to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Guarantee and Collateral Agreement in favor of the Collateral Agent, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the Copyright Collateral (as defined below) to secure all the Secured Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 8. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 9. Grant of Security Interest. The Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest in the United States, whether now or hereafter existing, owned or acquired by the Grantor, wherever located, in and to the following (the “Copyright Collateral”):

(a) all United States copyrights and copyrightable works of authorship owned by the Grantor, whether registered or unregistered and whether published or unpublished, in any media, now or hereafter in force including copyrights registered in the United States Copyright Office, and registrations thereof and all applications for registration thereof in the United States, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”), including the United States registrations and applications referred to in Item A of Schedule I;

(b) all Copyright licenses and other agreements for the grant by or to the Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each written, exclusive, inbound license of any material United States Copyright application and/or registration set forth in Item B of Schedule I;

(c) the right to sue for past, present and future infringements of any of the Copyrights described in clause (a), and for breach or enforcement of any Copyright License; and

(d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damage awards and proceeds of infringement suits).

Notwithstanding the foregoing, Copyright Collateral shall not include those items set forth in clauses (i) through (x) of Section 3.1 of the Security Agreement.

SECTION 10. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and any copyright office anywhere in the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 11. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent there is any conflict between the terms of the Security Agreement and this Agreement, the Security Agreement shall control.

SECTION 12. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 13. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective, or delivery of a manually executed counterpart.

SECTION 14. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]

By:

Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent

By:

Name:
Title:

SCHEDULE I

to Copyright Security Agreement

Item A. Copyrights

Registered Copyrights

Country	Registration No.	Registration Date	Author(s)	Title

Copyright Pending Applications

Country	Serial No.	Filing Date	Author(s)	Title

Item B. Copyright Licenses

Country or Territory	Copyright	Licensor	Licensee	Effective Date	Expiration Date

ANNEX I

to Security Agreement

SUPPLEMENT TO

GUARANTEE AND COLLATERAL AGREEMENT

This SUPPLEMENT, dated as of                 ,             (this “Supplement”), is to the Guarantee and Collateral Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of MORGAN STANLEY SENIOR FUNDING, INC., as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties (as defined in the Credit Agreement referred to below).

WITNESSETH :

WHEREAS, pursuant to a Credit Agreement, dated as of December 21, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, a Delaware limited liability company (the “Borrower”), SWIFT CORPORATION (to be merged with Swift Holdings Corp. on the Closing Date, and with the surviving entity to be named Swift Transportation Company, a Delaware corporation) (“Holdings”), the Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIGROUP GLOBAL CAPITAL MARKETS INC. (or an affiliate thereof) and PNC CAPITAL MARKETS LLC (or an affiliate thereof) as Documentation Agents, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer., the Lenders and the L/C Issuer (as defined in the Credit Agreement) have extended Commitments (as defined in the Credit Agreement) to make Credit Extensions (as defined in the Credit Agreement) to the Borrower;

WHEREAS, pursuant to the provisions of Section 8.7 of the Security Agreement, each of the undersigned is becoming a Guarantor and Grantor under the Security Agreement; and

WHEREAS, each of the undersigned desires to become a “Guarantor” and a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to extend Loans and issue Letters of Credit under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Guarantor and Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Guarantor and Grantor, (b) represents and warrants that the representations and warranties made by it as a Guarantor and Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and (c) grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Collateral. In furtherance of the foregoing, each reference to a “Guarantor”, a “Grantor”, “Guarantors” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

SECTION 2. Financing Statements. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets now existing or hereafter acquired” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

SECTION 3. Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 4. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 5. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 6. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Supplement and the other Loan Documents (as defined in the Credit Agreement) constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:

Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

By:

Name:
Title:

[COPY SCHEDULES FROM SECURITY AGREEMENT]

EXHIBIT G

FORM OF INTERCREDITOR AGREEMENT

(See attached)

EXECUTION DRAFT

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of December 21, 2010, among MORGAN STANLEY SENIOR FUNDING INC., as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), Swift Transportation Co., LLC, a Delaware limited liability company (the “Borrower”) and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, the Borrower, the First Priority Representative and certain financial institutions and other entities are parties to the Credit Agreement, dated as the date hereof, among Swift Transportation Company, a Delaware corporation (“Parent”), the Borrower, the lenders named therein, Bank of America, N.A., as administrative agent and the other agents named therein (the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, Swift Services Holdings, Inc, a Delaware corporation (the “Issuer”), the Second Priority Representative, Parent and certain Subsidiaries of Parent are parties to the Indenture dated as of the date hereof (the “Existing Second Priority Agreement”), pursuant to which the Issuer has issued senior secured second lien notes (the “Second Lien Notes”); and

WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, the Issuer and the other Loan Parties have granted to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Additional First Priority Agreement” means any agreement permitted to be designated as such by the First Priority Agreement and the Second Priority Agreement.

“Additional First Priority Debt” has the meaning set forth in Section 9.3(b).

“Additional Second Priority Agreement” means any agreement permitted to be designated as such by the First Priority Agreement and the Second Priority Agreement.

“Additional Second Priority Debt” has the meaning set forth in Section 9.3(b).

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Cash Collateral” has the meaning set forth in Section 3.7.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Enforcement Notice” has the meaning set forth in Section 3.7.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditors” means each “Secured Party” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Obligations” of each Loan Party as defined in the Existing First Priority Agreement and (b) with respect to each other First Priority Agreement, all “Obligations” of each Loan Party as defined in such First Priority Agreement, and shall in any event include (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such First Priority Agreement, (iii) all Specified Swap Agreements, (iv) all Specified Cash Management Agreements and (v) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) all of the First Priority Liens have been released in accordance with the terms of the First Priority Documents and (b) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the event described in clause (a) has occurred to the satisfaction of the First Priority Secured Parties, which notice shall be delivered by the First Priority Representative promptly after the occurrence of the event described in clause (a).

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law. Insolvency Proceeding shall not include any dissolution of a Loan Party that is permitted under, and effected in compliance with any covenants under, the First Priority Documents and the Second Priority Documents.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means the Borrower, Parent, and each direct or indirect subsidiary, affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Priority Document or Second Priority Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Parent” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Purchase” has the meaning set forth in Section 3.7.

“Purchase Notice” has the meaning set forth in Section 3.7.

“Purchase Price” has the meaning set forth in Section 3.7.

“Purchasing Parties” has the meaning set forth in Section 3.7.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Recovery” has the meaning set forth in Section 5.5.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement.”

“Second Lien Notes” has the meaning set forth in the second “WHEREAS” clause of this Agreement.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Holders” as defined in the Second Priority Agreement and any holder of a Second Lien Note, the Second Priority Representatives or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) with respect to the Existing Second Priority Agreement, all “Secured Obligations” of each Loan Party as defined in the “Security Agreement” referred to in the Existing Second Priority Agreement and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under such Second Priority Agreement, and (ii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Parties” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Collateral Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, overdraft, credit, purchase or debit card, electronic funds transfer or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between any Loan Party and a Person who is (or was at the time such cash management agreement was entered into) a holder of First Priority Obligations (other than under the Specified Cash Management Agreement), or an affiliate thereof.

“Specified Swap Agreement”: means any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by any Loan Party and any Person that is (or was at the time such Swap Agreement was entered into) a holder of First Priority Obligations (other than under the Specified Swap Agreement) or an affiliate thereof, at the time such Swap Agreement is entered into.

“Standstill Period” has the meaning set forth in Section 3.2.

“Surviving Obligations” has the meaning set forth in Section 3.7.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its subsidiaries shall be a “Swap Agreement”.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that the First Priority Obligations may represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof, but only so long as, except in the case of any DIP Financing, any such obligations are permitted to be incurred pursuant to the Second Priority Documents as in effect on the date of this Agreement. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative with respect to the Common Collateral shall be in form satisfactory to the First Priority Representative.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against Real Property that constitutes Common Collateral in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall be in form satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Representative, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of December     , 2010 among Morgan Stanley Senior Funding Inc., as Collateral Agent for the First Priority Secured Parties, U.S. Bank, National Association, as Collateral Agent for the Second Priority Secured Parties, Swift Transportation Co., LLC, a Delaware limited liability company, as Borrower, and the other Loan Parties referred to therein, as amended, modified or supplemented from time to time.”

(c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over, or has a notation of its lien on any certificate of title with respect to, Common Collateral pursuant to the First Priority Security Documents, such possession, control or notation of title is also for the benefit of and on behalf of, and the First Priority Representative or such third party holds such possession, control or the benefit of such notation of title as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents (and to the extent not so required, such delivery shall be made to the Borrower) or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior Lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action with respect to the Common Collateral;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken with respect to the Common Collateral (or any forbearance from taking any Enforcement Action with respect to the Common Collateral) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

(f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 270 days (the “Standstill Period”) from the date of delivery of a notice in writing by the Second Priority Representative to the First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien on the Common Collateral shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens on the Common Collateral securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4 Cooperation. Subject to Section 9.15, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party; provided, that it is acknowledged by the First Priority Secured Parties and the Second Priority Secured Parties that indemnification by the Loan Parties may be limited to the extent set forth in the First Priority Agreement or the Second Priority Agreement, as the case may be.

3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives (to the extent it may lawfully do so) any defense it may have that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Option to Purchase. (a) The First Priority Representative agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within five Business Days after commencing any Enforcement Action with respect to Common Collateral (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Priority Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Common Collateral, including, without limitation, all Enforcement Actions identified in such notice). Any Second Priority Secured Party shall have the option upon receipt of the Enforcement Notice by the Second Priority Representative, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the First Priority Representative no later than five Business Days after receipt by the Second Priority Representative of the Enforcement Notice, to purchase all (but not less than all) of the First Priority Obligations from the First Priority Secured Parties. If the Second Priority Representative so delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.7.

(b) On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.7(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations;provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).

(c) Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, accrued and unpaid interest at the contract rate, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Specified Swap Agreements, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Specified Swap Agreements on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Specified Swap Agreements), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 103% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.

(d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 noon, New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any Liens and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.

(f) For the avoidance of doubt, the parties hereto hereby acknowledge and agree that in no event shall the Second Priority Representative (i) be deemed to be a Purchasing Party for purposes of this Section 3.7, (ii) be subject to or liable for any obligations of a Purchasing Party pursuant to this Section 3.7 or (iii) incur any liability to any First Priority Secured Party or any other Person in connection with any Purchase pursuant to this Section 3.7.

SECTION 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall, subject to Section 9.14 hereof, be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Second Priority Lien. (a) Upon any release, sale or disposition of all or any portion of the Common Collateral permitted pursuant to the terms of the First Priority Documents (including pursuant to any waiver, consent, amendment or other modifications thereto) that results in the release of the First Priority Lien on any Common Collateral (excluding the release of all First Priority Liens in connection with the payment in full of all First Priority Obligations), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments (which shall be prepared by the First Priority Representative) at the expense of the Borrower and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Proceeds of Common Collateral include insurance proceeds in respect of such Common Collateral and therefore the lien priorities provided in Section 2.1 shall govern the ultimate disposition of casualty insurance proceeds. The First Priority Representative and Second Priority Representative are to be named as additional insureds and loss payees with respect to all insurance policies relating to Common Collateral. Until the First Priority Obligations Payment Date has occurred, the First Priority Representative shall have the sole and exclusive right, as against the Second Priority Representative, to adjust or settle any insurance claims in the event of any covered loss, theft or destruction of Common Collateral to the extent provided for, and in accordance with, the First Priority Agreements. All proceeds of such insurance shall be remitted to the First Priority Representative or the Second Priority Representative, as the case may be, and each of the Second Priority Representative and First Priority Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party with respect to the Common Collateral, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may (i) file a proof of claim in an Insolvency Proceeding and (ii) file any necessary responsive or defensive pleadings in opposition to any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any claims of the Second Priority Secured Parties on the Common Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the First Priority Obligations Payment Date, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on any Common Collateral (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice so long as (A) the Second Priority Representative retains its Lien on the Common Collateral to secure the Second Priority Obligations (in each case, including proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and (B) all Liens on Common Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the First Priority Representative and the First Priority Creditors on Common Collateral securing the First Priority Obligations.

5.3 Relief From the Automatic Stay. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, prior to the First Priority Obligations Payment Date, none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties, (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, further agrees that, prior to the First Priority Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(c)(ii), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(c)(i) and Section 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement Liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may, as adequate protection of their interests in the Common Collateral, seek or accept (and the First Priority Representative and the First Priority Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection with respect to their interests in the Common Collateral without the prior written consent of the First Priority Representative.

5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Representative, on behalf of itself and each of the other Second Priority Secured Parties, agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any Common Collateral that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby acknowledges and agrees to turn over to the First Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection with respect to its interests in the Common Collateral (except as provided in Section 5.4).

5.9 Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative unless expressly permitted to do so hereunder.

5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Security Documents.

(a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.

(b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver, consent or release in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Common Collateral, then such amendment, waiver, consent or release shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers, modifications and releases subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver, consent or release shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver, consent or release that adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative, (iii) no such amendment, waiver, consent or release with respect to any provision applicable to the Second Priority Representative under the Second Priority Documents shall be made without the prior written consent of such Second Priority Representative and (iv) notice of such amendment, waiver, consent or release shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d) The First Priority Obligations and the Second Priority Obligations may be refinanced or replaced (and may be increased in connection therewith), in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Priority Agreement or any Second Priority Agreement) of any First Priority Secured Party or any Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Priority Representative or the Second Priority Representative, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Priority Representative or the Second Priority Representative, as the case may be; provided that such documents or agreements shall comply with Section 6(a) and Section 6(b).

(e) If at any time in connection with or after the discharge of all First Priority Obligations, the Borrower enters into any replacement First Priority Agreement (which may include an increase in the amount of the First Priority Obligations) secured by all or a portion of the First Priority Collateral on a first-priority basis, then such prior discharge of First Priority Obligations shall automatically be deemed not to have occurred for the purposes of this Agreement, and the obligations under such replacement First Priority Agreement shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the First Priority Collateral (or such portion thereof) set forth therein. The termination of the Existing First Priority Agreement in connection with any such replacement shall not be deemed to be the First Priority Obligations Payment Date.

(f) In connection with any refinancing or replacement contemplated by Section 6(d) or 6(e), this Agreement may be amended at the request and sole expense of the Borrower, and without the consent of the First Priority Representative, the First Priority Secured Parties, or the Second Priority Representative or the Second Priority Secured Parties (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any First Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the indebtedness being refinanced or replaced and (c) to establish that Liens on any Second Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Second Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. All extensions of credit under the First Priority Documents made after the date hereof are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Second Priority Representative and the other Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative or any other Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement (other than the occurrence of the First Priority Obligations Payment Date).

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Loan Parties and the Secured Parties, negate, impair, waive or cancel any rights granted to, or carry liability or obligation of, any Loan Party in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Loan Parties (other than as expressly set forth herein).

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred subject to the reinstatement as expressly set forth herein. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative (in accordance with the First Priority Agreement) and the Second Priority Representative (in accordance with the Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 4.2, 5.2, 5.4, 6(c), 6(d), 6(e), 6(f), 9.3, 9.5 or 9.6, the Loan Parties, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Anything herein to the contrary notwithstanding, no consent of any Loan Party shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that (i) affect any obligation or right of the Loan Parties hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Loan Parties or (ii) change the rights of the Loan Parties to refinance the First Priority Obligations or the Second Priority Obligations.

(b) It is understood that this Agreement may be amended from time to time at the request of the Borrower, at the Borrower’s sole expense, and without the consent of the First Priority Representative, Second Priority Representative, any other First Priority Secured Party or any other Second Priority Secured Party to (i) add other parties holding additional Indebtedness or obligations that constitute First Priority Obligations (“Additional First Priority Debt”) or Second Priority Obligations (“Additional Second Priority Debt”) (or any agent or trustee thereof) in each case to the extent such Indebtedness or obligation is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, (ii) in the case of Additional Second Priority Debt, (1) establish that the Lien on the Common Collateral securing such Additional Second Priority Debt shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Obligations, and (2) provide to the holders of such Additional Second Priority Debt (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Priority Representative for the benefit of all Second Priority Debt) as are provided to the holders of Second Priority Obligations under this Agreement, and (iii) in the case of Additional First Priority Debt, (1) establish that the Lien on the Common Collateral securing such Additional First Priority Debt shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any First Priority Lien Obligations, and (2) provide to the holders of such Additional First Priority Debt (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of First Priority Lien Obligations under this Agreement, in each case so long as such modifications do not expressly violate the provisions of any First Priority Agreement or Second Priority Agreement. Any such additional party and each First Priority Representative and Second Priority Representative shall be entitled to rely on the determination of the Borrower that such modifications do not violate any First Priority Agreement or Second Priority Agreement if such determination is set forth in an Officers’ Certificate and an opinion of counsel delivered to such party, the First Priority Representative and the Second Priority Representative. Any amendment to this Agreement that is proposed to be effected without the consent of any First Priority Representative shall be submitted to such First Priority Representative reasonably promptly after the effectiveness of such amendment, and no such First Priority Representative shall be deemed to have knowledge of any such amendment until it receives a copy of such amendment. Any amendment to this Agreement that is proposed to be effected without the consent of any Second Priority Representative shall be submitted to such Second Priority Representative reasonably promptly after the effectiveness of such amendment, and no such Second Priority Representative shall be deemed to have knowledge of any such amendment until it receives a copy of such amendment.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Neither the Second Priority Representative nor the First Priority Representative hereby assumes responsibility for keeping each other informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither the First Priority Representative nor the Second Priority Representative shall have any responsibility to monitor or verify the financial condition of the Borrower or other Loan Parties.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

9.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment with respect to this Agreement, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to the Guarantee and Collateral Agreement referred to in the First Priority Agreement.

9.14 Termination. This Agreement shall automatically terminate with no further action required on the part of any Person upon the occurrence of any of the following: (a) the First Priority Obligations Payment Date shall have occurred, or all of the First Priority Liens on all Common Collateral have otherwise been released in accordance with the terms of the First Priority Documents; (b) all Second Priority Obligations shall have been paid and discharged in full or have been legally defeased, or all of the Second Priority Liens on all Common Collateral have otherwise been released in accordance with the terms of the Second Priority Documents; or (c) each First Priority Representative and Second Priority Representative party to this Agreement and the Grantors shall have agreed to terminate this Agreement in writing; provided, however, in case of any such termination under clause (a) above, upon the occurrence of any event described in the last sentence of the definition of “First Priority Obligations”, such termination will be deemed not to have occurred, and in case of any such termination under clause (b) above, upon the occurrence of any event described in the last sentence of the definition of “Second Priority Obligations”, such termination will be deemed not to have occurred

9.15 Concerning the Second Priority Representative. Each of the parties hereto acknowledges that U.S. Bank, National Association is entering into this Agreement upon direction of the Second Priority Creditors and solely in its capacity as Collateral Agent under the Second Priority Security Documents and not in its individual capacity and in no event shall U.S. Bank, National Association incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Second Priority Representative or the Second Priority Secured Parties hereunder (including action taken on its behalf pursuant to Section 4.2(b)), all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, though or under such party. Each party hereto hereby acknowledges and agrees that all of the rights, privileges, protections, indemnities and immunities afforded U.S. Bank, National Association as Collateral Agent under the Existing Second Priority Agreement and the Second Priority Security Documents are hereby incorporated herein as if set forth herein in full. Notwithstanding anything to the contrary herein, the fees, expenses and indemnities owing to U.S. Bank, National Association as Collateral Agent, by any Loan Party, shall not be subordinated to any First Priority Obligation.

[Remainder of page intentionally left blank]

EXHIBIT H

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(See attached)

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, as the Borrower, SWIFT TRANSPORTATION COMPANY, as Holdings, BANK OF AMERICA, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Foreign Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         , 20[   ]

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, as the Borrower, SWIFT TRANSPORTATION COMPANY, as Holdings, BANK OF AMERICA, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Foreign Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                         , 20[   ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, as the Borrower, SWIFT TRANSPORTATION COMPANY, as Holdings, BANK OF AMERICA, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                         , 20[   ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 21, 2010 and amended and restated as of March [ ], 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWIFT TRANSPORTATION CO., LLC, as the Borrower, SWIFT TRANSPORTATION COMPANY, as Holdings, BANK OF AMERICA, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         , 20[   ]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MORGAN STANLEY SENIOR FUNDING INC., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:
Name:
Title:

Address for Notices:

Telephone: Telecopy:

U.S. BANK NATIONAL ASSOCIATION, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:
Name:
Title:

Address for Notices:

Telephone: Telecopy:

SWIFT TRANSPORTATION CO., LLC

By:
Name:
Title:

SWIFT SERVICES HOLDINGS, INC.

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title: